EXHIBIT 99.2

CREDIT AGREEMENT

Dated as of May 12, 2005

among

GRANT PRIDECO, INC.,

and

CERTAIN SUBSIDIARIES

as Borrowers,

BANK OF AMERICA, N.A.,

as Syndication Agent

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Administrative Agent, US Swing Line Lender and an L/C Issuer,

HSBC BANK PLC,

as UK Swing Line Lender and an L/C Issuer,

DEUTSCHE BANK SECURITIES INC.,

as Documentation Agent,

and

The Other Lenders Party Hereto

BANC OF AMERICA SECURITIES LLC

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Joint Lead Arrangers and Co-Book Managers

-i-

(continued)

-ii-

(continued)

-iii-

(continued)

-iv-

(continued)

SCHEDULES

1.01	(a)	Existing Letters of Credit
1.01	(b)	Mandatory Cost Formulae
1.01	(c)	Subsidiary Guarantors
1.01	(d)	UK Security Documents
2.01		Commitments and Applicable Percentages
5.01		UK Subsidiary Items
5.11		Tax Agreements
5.13		Subsidiaries and Other Equity Investments
7.01		Existing Liens
7.02		Existing Investments
7.03		Existing Indebtedness
7.09		Existing Burdensome Agreements
10.02		Administrative Agent’s Office; Certain Addresses for Notices
10.06		Processing and Recordation Fees

EXHIBITS

Form of
A-1	Committed Loan Notice
A-2	US Swing Line Loan Notice
A-3	UK Swing Line Loan Notice
B	Note
C	Compliance Certificate
D	Assignment and Assumption
E	Company Guaranty
F	Subsidiary Guaranty
G	Designated Borrower Request and Assumption Agreement
H	Designated Borrower Notice

-v-

CREDIT AGREEMENT

     This CREDIT AGREEMENT (“Agreement”) is entered into as of May 12, 2005, among GRANT PRIDECO, INC., a Delaware corporation (the “Company”), certain Subsidiaries of the Company party hereto pursuant to Section 2.14 (each, including each Designated UK Borrower (as hereinafter defined), a “Designated Borrower” and, together with the Company, the “Borrowers” and, each a “Borrower”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), BANK OF AMERICA, N.A., as Syndication Agent, WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, US Swing Line Lender and an L/C Issuer, HSBC BANK PLC, as UK Swing Line Lender and an L/C Issuer, and DEUTSCHE BANK SECURITIES INC., as Documentation Agent.

     The Company has requested that the Lenders provide a revolving credit facility, and the Lenders are willing to do so on the terms and conditions set forth herein.

     In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS

     1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

     “Acquisition” means the direct or indirect purchase or acquisition, whether in one or more related transactions, of all or substantially all of the capital stock of any Person or group of Persons or all or substantially all of the assets, liabilities, and business of any Person or group of Persons.

     “Administrative Agent” means Wells Fargo Bank, National Association in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

     “Administrative Agent’s Office” means, with respect to any currency, the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02 with respect to such currency, or such other address or account with respect to such currency as the Administrative Agent may from time to time notify to the Company and the Lenders.

     “Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

     “Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

     “Aggregate Combined Commitments” means the Aggregate Commitments (US) plus the UK Commitment.

     “Aggregate Commitments (US)” means the Commitments of all the Lenders other than the UK Swing Line Lender.

     “Agreement” means this Credit Agreement.

     “Alternative Currency” means (i) with respect to Loans hereunder, each of Euro, Sterling and Canadian Dollars, (ii) with respect to Letters of Credit issued hereunder, each of Euro, Sterling, Canadian Dollars, Saudi Riyals, Australian Dollars and Singapore Dollars, and (iii) each other currency (other than Dollars) that is approved in accordance with Section 1.05.

     “Alternative Currency Equivalent” means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternative Currency as determined by the Administrative Agent or the applicable L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of such Alternative Currency with Dollars.

     “Alternative Currency Reserve” means, at any time, the Dollar amount equal to 5% of the Outstanding Amount of Loans denominated in Alternative Currencies at such time.

     “Alternative Currency Sublimit” means an amount equal to the lesser of the Aggregate Combined Commitments and $75,000,000. The Alternative Currency Sublimit is part of, and not in addition to, the Aggregate Combined Commitments.

     “Applicable Percentage” means with respect to any Lender at any time (a) when Outstanding Amounts exist or remain with respect to Committed Loans made or deemed made to refinance UK Swing Line Loans or Unreimbursed Amounts with respect to UK Issued L/Cs, risk participations are held by the Lenders in any UK Swing Line Loan, or risk participations are held by the Lenders in UK Issued L/Cs, or when such Committed Loans are concurrently being made or deemed made or such participations are concurrently being purchased or deemed purchased, the Applicable Percentage (UK Included) of such Lender (including the UK Swing Line Lender), at such time and (b) when no such Outstanding Amounts exist or remain (or are concurrently being made or deemed made) and no such risk participations are held (or are concurrently being purchased or deemed purchased), the Applicable Percentage (US) of such Lender.

     “Applicable Percentage (UK Included)” means with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Combined Commitments represented by such Lender’s Commitment or UK Commitment, as applicable. If the commitment of each Lender to make Loans and the obligation of the L/C Issuers to make L/C Credit Extensions have been terminated pursuant to Section 8.02 or if the Aggregate Commitments (US) and UK Commitment have expired, then the Applicable Percentage (UK Included) of each Lender shall be determined based on the Applicable Percentage (UK Included) of such Lender most recently in effect, giving effect to any subsequent assignments and participations pursuant to Article 2. The initial Applicable Percentage (UK included) of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

     “Applicable Percentage (US)” means with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Commitments (US)

represented by such Lender’s Commitment at such time. If the commitment of each Lender to make Loans and the obligation of the L/C Issuers to make L/C Credit Extensions have been terminated pursuant to Section 8.02 or if the Aggregate Commitments (US) have expired, then the Applicable Percentage (US) of each Lender shall be determined based on the Applicable Percentage (US) of such Lender most recently in effect, giving effect to any subsequent assignments, and participations pursuant to Article 2. The initial Applicable Percentage (US) of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

     “Applicable Rate” means, from time to time, the following percentages per annum, based upon the Consolidated Total Indebtedness to Total Capitalization Ratio as set forth below:

Applicable Rate

	Consolidated Total	Applicable		Applicable
	Indebtedness to	Rate for	Applicable Rate	Rate for the
Pricing	Total Capitalization	Eurocurrency	for Base Rate	Commitment
Level	Ratio	Rate Loans	Loans	Fee

1	Less than 20%	1.000%	0%	0.200%

	Greater than or
	equal to 20% but
2	less than 30%	1.250%	0.250%	0.250%

	Greater than or
	equal to 30% but
3	less than 40%	1.375%	0.375%	0.300%

	Greater than or
	equal to 40% but
4	less than 45%	1.750%	0.750%	0.375%

	Greater than or
5	equal to 45%	2.000%	1.000%	0.500%

Any increase or decrease in the Applicable Rate for Committed Loans, Letter of Credit Fees, and the Commitment Fee resulting from a change in the Consolidated Total Debt to Total Capitalization Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then Pricing Level 5 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered until such Compliance Certificate is delivered to the Administrative Agent. The Applicable Rate in effect for Committed Loans, Letter of Credit Fees, and the Commitment Fee from the Closing Date through the delivery of the first Compliance Certificate pursuant to Section 6.02(a) shall be determined based upon Pricing Level 3.

     “Applicable Time” means, with respect to any borrowings and payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be determined by the Administrative Agent, any Swing Line Lender, or any L/C Issuer, as

the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.

     “Applicant Borrower” has the meaning specified in Section 2.14.

     “Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

     “Arrangers” means Banc of America Securities LLC, and Wells Fargo Bank, National Association, in their respective capacities as joint lead arrangers and co-book managers.

     “Asset Disposition” means any Disposition of property or series of related Dispositions of property other than pursuant to Sections 7.05(a)-(e) hereof.

     “Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

     “Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b), and accepted by the Administrative Agent, in substantially the form of Exhibit D or any other form approved by the Administrative Agent.

     “Attributable Indebtedness” means, on any date, (a) in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, (b) in respect of any Synthetic Lease Obligation or other arrangement described in clauses (b) or (c) of the definition of Off-Balance Sheet Liabilities, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease and (c) in respect of any asset securitization transaction, the outstanding balance of the amounts advanced in respect of the applicable assets.

     “Audited Financial Statements” means the audited consolidated balance sheet of the Company and its Subsidiaries for the fiscal year ended December 31, 2004, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of the Company and its Subsidiaries, including the notes thereto.

     “Australian Dollars” means the lawful currency of Australia.

     “Availability Period” means the period from and including the Closing Date to the earliest of (a) the Maturity Date, (b) the date of termination of the Aggregate Commitments (US) pursuant to Section 2.06, and (c) the date of termination of the commitment of each Lender to make Loans and of the obligation of each L/C Issuer to make L/C Credit Extensions pursuant to Section 8.02.

     “Bank of America” means Bank of America, N.A. and its successors.

     “Bank Guaranty” means a guaranty executed by HSBC with respect to obligations of a Designated UK Borrower and provided pursuant to this Agreement.

     “Base Rate” means for any day a fluctuating rate per annum equal to (a) with respect to Loans other than UK Swing Line Loans, the higher of (i) the Federal Funds Rate plus 1/2 of 1% and (ii) the rate of interest in effect for such day as publicly announced from time to time by Wells Fargo as its “prime rate,” and (b) with respect to UK Swing Line Loans, the rate of interest in effect for such day as published from time to time by HSBC as its “base rate”. The “prime rate” or “base rate” is a rate set by Wells Fargo or HSBC, as applicable, based upon various factors including such Person’s respective costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Wells Fargo or HSBC, as applicable, shall take effect at the opening of business on the day specified in the public announcement of such change.

     “Base Rate Committed Loan” means a Committed Loan that is a Base Rate Loan.

     “Base Rate Loan” means a Loan that bears interest based on the Base Rate. All Base Rate Loans shall be denominated in Dollars.

     “Borrower” and “Borrowers” each has the meaning specified in the introductory paragraph hereto.

     “Borrower Materials” has the meaning specified in Section 6.02.

     “Borrowing” means a Committed Borrowing, a US Swing Line Borrowing, or a UK Swing Line Borrowing, as the context may require.

     “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office with respect to Obligations denominated in Dollars is located and:

     (a) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in Dollars, any fundings, disbursements, settlements and payments in Dollars in respect of any such Eurocurrency Rate Loan, or any other dealings in Dollars to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, means any such day on which dealings in deposits in Dollars are conducted by and between banks in the London interbank eurodollar market;

     (b) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in Euro, any fundings, disbursements, settlements and payments in Euro in respect of any such Eurocurrency Rate Loan, or any other dealings in Euro to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, means a TARGET Day;

     (c) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in a currency other than Dollars or Euro, means any such day on which dealings in deposits in the relevant currency are conducted by and between banks in the London or other applicable offshore interbank market for such currency; and

     (d) if such day relates to any fundings, disbursements, settlements and payments in a currency other than Dollars or Euro in respect of a Eurocurrency Rate Loan denominated in a currency other than Dollars or Euro, or any other dealings in any currency other than Dollars or Euro to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan (other than any interest rate settings), means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such currency.

     “Canadian Dollars” and “$Cdn” mean the lawful currency of Canada.

     “Cash Collateralize” has the meaning specified in Section 2.03(g), and “Cash Collateral” shall mean the cash or deposit account balances provided by the Company as Collateral pursuant to Section 2.03(g).

     “Cash Equivalents” means (i) such securities as would be deemed to be cash equivalents in accordance with GAAP, (ii) debt instruments rated “A” or better by Standard & Poor’s Corporation or “A” or better by Moody’s Investors Services, Inc. that have maturities of two years or less from the date of acquisition, (iii) all debt instruments the repayment of which is backed by the full faith and credit of the United States government, (iv) balances maintained in bank accounts at any bank in the United States, and in the case of bank accounts maintained outside of the United States, accounts maintained in connection with operations in such jurisdictions with (A) any Lender or branch or Affiliate of a Lender, or (B) one of the two largest (with respect to capital, surplus and undivided profits) banks located in the applicable jurisdiction, and (v) with respect to investments held by a Person outside the United States, the United Kingdom, or any country that was an initial member of the European Union (A) with respect to investments of a type rated by a rating agency of recognized international standing, an investment having a rating comparable to a rating of “A” or better by Standard & Poor’s Corporation and which has a maturity of two years or less from the date of acquisition, (B) with respect to investments not of a type rated by such a rating agency (or in the absence of any such rating agencies), investments that are reasonable and prudent for multi-national corporations doing business in the applicable jurisdiction, and (C) investments in securities issued by any Lender or branch or Affiliate of a Lender.

     “Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority.

     “Change of Control” means an event or series of events by which:

     (a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire (such right, an “option right”), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 50% or more of the equity securities of the Company entitled to vote for members of the board of directors or equivalent governing body of the Company on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right);

     (b) during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Company cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors); or

     (c) any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of the Company, or control over the equity securities of the Company entitled to vote for members of the board of directors or equivalent governing body of the Company on a fully-diluted basis (and taking into account all such securities that such Person or group has the right to acquire pursuant to any option right) representing 50% or more of the combined voting power of such securities.

     “Closing Date” means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 10.01.

     “Code” means the Internal Revenue Code of 1986.

     “Collateral” has the meaning specified in the Security Documents.

     “Commitment” means, as to each Lender (other than the UK Swing Line Lender), its obligation to (a) make Committed Loans to the Borrowers pursuant to Section 2.01, (b) purchase participations in L/C Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the Dollar amount set forth opposite such Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement, including pursuant to Section 2.15.

     “Committed Borrowing” means a borrowing consisting of simultaneous Committed Loans of the same Type, in the same currency and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01.

     “Committed Loan” has the meaning specified in Section 2.01.

     “Committed Loan Notice” means a notice of (a) a Committed Borrowing, (b) a conversion of Committed Loans from one Type to the other, or (c) a continuation of Eurocurrency Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A-1.

     “Company” has the meaning specified in the introductory paragraph hereto.

     “Company Guaranty” means the Company Guaranty made by the Company in favor of the Administrative Agent and the Lenders, substantially in the form of Exhibit E.

     “Compliance Certificate” means a certificate substantially in the form of Exhibit C.

     “Consent and Agreement” means any agreement consenting to the collateral assignment of contracts or agreements, made by any counterparty thereto in favor of the Administrative Agent, as the same may be amended, supplemented, or otherwise modified from time to time with the written consent of the Administrative Agent.

     “Consolidated EBITDA” means, for any period, for the Company and its Subsidiaries on a consolidated basis, an amount equal to Consolidated Net Income for such period plus (or minus, as indicated) the following to the extent deducted (or included, as applicable) in calculating such Consolidated Net Income and without duplication: (i) plus Consolidated Interest Charges for such period, (ii) plus or minus, as the case may be, the provision for Federal, state, local and foreign income taxes of the Company and its Subsidiaries for such period, (iii) plus depreciation and amortization expense, including amortization of any goodwill or other intangibles, for such period, and (iv) plus or minus, as the case may be, other non-recurring expenses or items of the Company and its Subsidiaries reducing or increasing, as applicable, such Consolidated Net Income, in each case, which do not represent a cash item in such period or any future period, including any impairment of goodwill or other long lived assets, (v) plus any issuances of Equity Interests attributable to non-cash compensation expense, (vi) plus or minus, as the case may be, non-cash gains or losses, including, without limitation, the non-cash gains or losses arising from write-offs in connection with discontinued operations and the subsequent sale of any such written off operations, (vii) plus the write-off of amortized or deferred financing, legal and accounting costs in connection with the refinancing of the Existing Credit Agreement, (viii) plus tender premiums, fees, and other amounts expensed in connection with the Tender Activities, including without limitation the cost of related Swap Contracts; provided, however, that for purposes of calculating the foregoing, (A) with respect to any Person that is not a Subsidiary of the Company, or that is accounted for by the equity method of accounting, the net income of such Person for such period shall not be included in the calculation of Consolidated EBITDA for such period, but the amount of dividends or distributions, or other payments not constituting a return of capital, which are paid in cash (or to the extent converted into cash during the applicable period) to the Company or a Subsidiary thereof in respect of such period shall be included in the calculation of Consolidated EBITDA for such period, and (B) Consolidated EBITDA for any period shall be calculated on a pro forma basis to give effect to any material business acquisitions or material business dispositions during such period as if such acquisition or disposition, and any related assumption or repayment of indebtedness, occurred on the first day of the applicable period.

     “Consolidated Interest Charges” means, for any period, for the Company and its Subsidiaries on a consolidated basis, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses of the Company and its Subsidiaries in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, and (b) the portion of rent expense of the Company and its Subsidiaries with respect to such period under capital leases that is treated as interest in accordance with GAAP. Consolidated Interest Charges for any period shall be calculated on a pro forma basis to give effect to any material business acquisitions or material business dispositions during such period as if such acquisition or disposition, and any related assumption or repayment of indebtedness, occurred on the first day of the applicable period.

     “Consolidated Interest Coverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated EBITDA for the period of the four prior fiscal quarters ending on such date to (b) Consolidated Interest Charges for such period.

     “Consolidated Net Income” means, for any period, for the Company and its Subsidiaries on a consolidated basis, the net income of the Company and its Subsidiaries (excluding all extraordinary items and excluding the cumulative effect of changes in accounting practices) for that period.

     “Consolidated Net Worth” means, as of any date of determination, for the Company and its Subsidiaries on a consolidated basis, Shareholders’ Equity of the Company and its Subsidiaries on that date, calculated without giving effect to goodwill impairment charges during any period on or after December 31, 2004.

     “Consolidated Total Indebtedness” means, as of any date of determination, for the Company and its Subsidiaries on a consolidated basis but without duplication, the sum of (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including Obligations hereunder) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) all purchase money Indebtedness, (c) all direct (but not contingent) obligations arising under draws on letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments, (d) all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business) where the purchase price is deferred in excess of 270 days, (e) Attributable Indebtedness in respect of capital leases and Synthetic Lease Obligations, (f) all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) through (e) above of Persons other than the Company or any Subsidiary, and (g) all

Indebtedness of the types referred to in clauses (a) through (f) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which the Company or a Subsidiary is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to the Company or such Subsidiary; provided however, that Consolidated Total Indebtedness shall not include obligations arising in connection with any letters of credit, except to the extent that any reimbursement obligation owed by the account party with respect thereto remains unpaid after the date on which reimbursement therefore is due under the applicable documentation, or if no due date is so specified, for more than two Business Days following demand for payment therefor.

     “Consolidated Total Indebtedness to Total Capitalization Ratio: means, as of any date of determination, the ratio of (a) Consolidated Total Indebtedness as of such date to (b) Total Capitalization as of such date.

     “Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

     “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

     “Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

     “Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

     “Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

     “Default Rate” means (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate, if any, applicable to Base Rate Loans plus (iii) 2% per annum; provided, however, that with respect to a Eurocurrency Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate and any Mandatory Cost) otherwise applicable to such Loan plus 2% per annum, and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Rate plus 2% per annum.

     “Defaulting Lender” means any Lender that (a) has failed to fund any portion of the Committed Loans, participations in L/C Obligations, or participations in Swing Line Loans required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.

     “Designated Borrower” has the meaning specified in the introductory paragraph hereto.

     “Designated Borrower Notice” has the meaning specified in Section 2.14.

     “Designated Borrower Request and Assumption Agreement” has the meaning specified in Section 2.14.

     “Designated UK Borrower” means each of ReedHycalog Eurasia Limited, a company organized under the laws of England and Wales, and ReedHycalog UK Limited, a company organized under the laws of Northern Ireland.

     “Designated UK Borrower Obligations” means, collectively, the Loans and L/C Obligations, including Committed Loans and UK Swing Line Loans, of the Designated UK Borrowers.

     “Disposition” or “Dispose” means the sale, transfer, exclusive license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith; provided however, that a “Disposition” does not include the non-exclusive licensing of intellectual property rights, nor does it include any license by the Company to a Subsidiary thereof.

     “Documentation Agent” means Deutsche Bank Securities Inc., in its capacity as documentation agent under any of the Loan Documents, or any successor documentation agent.

     “Dollar” and “$” mean lawful money of the United States.

     “Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any Alternative Currency, the equivalent amount thereof in Dollars as determined by the Administrative Agent or the applicable L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with such Alternative Currency.

     “Domestic Subsidiary” means any Subsidiary that is organized under the laws of any political subdivision of the United States.

     “Eligible Assignee” means (a) a Lender; (b) an Affiliate of a Lender; (c) an Approved Fund; and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent, the L/C Issuers, and the Swing Line Lenders and (ii) unless an Event of Default has occurred and is continuing, the Company (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include the Company or any of the Company’s Affiliates or Subsidiaries; and provided further, however, that an Eligible Assignee shall include only a Lender, an Affiliate of a Lender or another Person, which, through its Lending Offices, is capable of lending the applicable Alternative Currencies to the relevant Borrowers without the imposition of any additional Indemnified Taxes.

     “EMU” means the economic and monetary union in accordance with the Treaty of Rome 1957, as amended by the Single European Act 1986, the Maastricht Treaty of 1992 and the Amsterdam Treaty of 1998.

     “EMU Legislation” means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.

     “Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

     “Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Company, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

     “Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.

     “Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

     “ERISA” means the Employee Retirement Income Security Act of 1974.

     “ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Company within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

     “ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Company or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate a Pension Plan in a distress termination under Section 4041(c) of ERISA; (e) the termination of a Multiemployer Plan under Section 4041A of ERISA; (f) the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (g) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company or any ERISA Affiliate.

     “Euro” and “EUR” mean the lawful currency of the Participating Member States introduced in accordance with the EMU Legislation.

     “Eurocurrency Rate” means, for any Interest Period with respect to a Eurocurrency Rate Loan, the rate per annum (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) equal to the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent or the UK Swing Line Lender, as applicable, from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for deposits in the relevant currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period. If such rate is not available at such time for any reason, then the “Eurocurrency Rate” for such Interest Period shall be the rate per annum equal to the rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) at which the Administrative Agent or the UK Swing Line Lender, as applicable, is offered Dollar deposits at or about 11:00 a.m., London time, two Business Days prior to the beginning of such Interest Period in the London or other offshore interbank market where the eurodollar and foreign currency and exchange operations in respect of its Eurocurrency Rate Loans are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein, in Same Day Funds, and in the approximate amount of the Eurocurrency Rate Loan being made, continued or converted.

     “Eurocurrency Rate Loan” means a Committed Loan that bears interest at a rate based on the Eurocurrency Rate or a UK Swing Line Loan. Eurocurrency Rate Loans may be denominated in Dollars or in an Alternative Currency. All Committed Loans denominated in an Alternative Currency must be Eurocurrency Rate Loans.

     “Event of Default” has the meaning specified in Section 8.01.

     “Excluded Property” has the meaning specified in the Security Agreement.

     “Excluded Taxes” means, with respect to the Administrative Agent, any Swing Line Lender, any Lender, any L/C Issuer, or any other recipient of any payment to be made by or on account of any obligation of any Borrower hereunder, (a) Taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located, (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which such Borrower is located and (c) except as provided in the following sentence, in the case of a Foreign Lender (other than an assignee pursuant to a request by the Company under Section 10.13), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office) or is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with Section 3.01(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from the applicable Borrower with respect to such withholding tax pursuant to Section 3.01(a). Notwithstanding anything to the contrary contained in this definition, “Excluded Taxes” shall not include any withholding tax imposed at any time on payments made by or on behalf of a Foreign Obligor to any Lender hereunder or under any other Loan Document, provided that such Lender shall have complied with Section 3.01(e).

     “Existing Credit Agreement” means that certain Credit Agreement dated as of December 19, 2002, by and among Grant Prideco, LP, XL Systems, L.P., Texas Arai, Inc., Tube-Alloy Corporation, and ReedHycalog Operating, L.P., and Grant Prideco Canada Ltd., Grant Prideco, Inc., the financial institutions listed therein as Lenders, Deutsche Bank Trust Company Americas as US Agent, and Deutsche Bank AG, Canada Branch as Canadian Agent, as amended, supplemented or otherwise modified from time to time.

     “Existing Letters of Credit” means the standby and commercial letters of credit listed on Schedule 1.01(a).

     “Extraordinary Receipts” means all amounts received by, or for the benefit of, the Company or any Subsidiary on account of or as a result of any income tax refund, indemnity payment (other than an indemnity payment pursuant to a business acquisition agreement), pension reversion, any claim under any title insurance policy, any exemplary, punitive or special damages (whether as a result of an order, judgment, settlement or otherwise). For avoidance of doubt, (i) cash receipts and sales discounts and allowances in the ordinary course of business, and (ii) business interruption insurance proceeds, will not be considered to be Extraordinary Receipts.

     “Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Wells Fargo on such day on such transactions as determined by the Administrative Agent.

     “Fee Letter” means each of (a) the letter agreement dated April 5, 2005, among the Company, the Administrative Agent and Wells Fargo in its capacity as Arranger, (b) the letter agreement dated April 5, 2005, among the Company, the Syndication Agent, and Banc of America Securities LLC in its capacity as Arranger, and (c) the letter agreement dated May 16, 2005, among the Company and HSBC in its capacity as UK Swing Line Lender.

     “Foreign Lender” means, with respect to any Borrower, any Lender that is organized under the laws of a jurisdiction other than that in which such Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

     “Foreign Obligor” means a Loan Party that is a Foreign Subsidiary.

     “Foreign Subsidiary” means any Subsidiary that is organized under the laws of a jurisdiction other than the United States, a State thereof or the District of Columbia.

     “FRB” means the Board of Governors of the Federal Reserve System of the United States.

     “Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

     “GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

     “Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

     “Granting Lender” has the meaning specified in Section 10.06(h).

     “Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

     “Guaranties” means the Company Guaranty and the Subsidiary Guaranty.

     “Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

     “HSBC” means HSBC Bank plc, and its successors.

     “Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

     (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

     (b) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

     (c) net obligations of such Person under any Swap Contract;

     (d) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and, in each case, not past due for more than 270 days after the date on which such trade account payable was created);

     (e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

     (f) capital leases and Off-Balance Sheet Liabilities;

     (g) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, but excluding from the foregoing obligations to purchase or acquire Equity Interests pursuant to indemnity provisions of a business acquisition agreement that provides, directly or indirectly, for the settlement of claims in the Equity Interests of the purchaser; and

     (h) all Guarantees of such Person in respect of any of the foregoing.

     For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any capital lease or Off-Balance Sheet Liability as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

     “Indemnified Taxes” means Taxes other than Excluded Taxes.

     “Indemnitees” has the meaning specified in Section 10.04(b).

     “Information” has the meaning specified in Section 10.07.

     “Interest Payment Date” means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a Eurocurrency Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan (including a Swing Line Loan), the last Business Day of each March, June, September and December and the Maturity Date.

     “Interest Period” means, as to each Eurocurrency Rate Loan, the period commencing on the date such Eurocurrency Rate Loan is disbursed or converted to or continued as a Eurocurrency Rate Loan and ending on the date one, two, three or six months thereafter, as selected by the Company in its Committed Loan Notice or UK Swing Line Loan Notice, as applicable; provided that:

     (i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

     (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

     (iii) no Interest Period shall extend beyond the Maturity Date.

     “Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor Guarantees Indebtedness of such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment. For the avoidance of doubt, “Investment” does not include sales of goods or services in the ordinary course of business by the Company or its Subsidiaries to one another in accordance with Section 7.08.

     “IP Rights” has the meaning specified in Section 5.17.

     “IRS” means the United States Internal Revenue Service.

     “ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).

     “Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the L/C Issuer and the Company (or any Subsidiary) or in favor of the applicable L/C Issuer and relating to any such Letter of Credit.

     “Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

     “L/C Advance” means, with respect to each Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Percentage. All L/C Advances shall be denominated in Dollars.

     “L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Committed Borrowing. All L/C Borrowings shall be denominated in Dollars.

     “L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

     “L/C Issuer” means (a) with respect to Letters of Credit, other than Bank Guaranties, issued hereunder and presentable in the United States, each of Wells Fargo and any other Lender that agrees to become an L/C Issuer hereunder and (b) with respect to Letters of Credit, including Bank Guaranties, issued for the account of a Designated UK Borrower and presentable in London, HSBC, in each case in its capacity as an issuer of Letters of Credit hereunder, or any successor issuer or issuers of Letters of Credit hereunder.

     “L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.08. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

     “Lender” has the meaning specified in the introductory paragraph hereto and, as the context requires, includes the Swing Line Lenders.

     “Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Company and the Administrative Agent.

     “Letter of Credit” means any standby letter of credit, commercial letter of credit or, in the case of HSBC, Bank Guaranty, issued hereunder and shall include the Existing Letters of Credit. Letters of Credit may be issued in Dollars or in an Alternative Currency.

     “Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the applicable L/C Issuer.

     “Letter of Credit Expiration Date” means the day that is seven days prior to the Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

     “Letter of Credit Fee” has the meaning specified in Section 2.03(i).

     “Letter of Credit Sublimit” means an amount equal to the sum of (a) $50,000,000 and (b) the amount of all L/C Obligations as of any date of determination with respect to UK Issued L/Cs (not to exceed the UK Sublimit). The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Combined Commitments.

     “Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

     “Loan” means an extension of credit by a Lender to a Borrower under Article II in the form of a Committed Loan or a Swing Line Loan.

     “Loan Documents” means this Agreement, each Designated Borrower Request and Assumption Agreement, each Note, each Issuer Document, each Fee Letter, the Security Documents, and the Guaranties.

     “Loan Parties” means, collectively, the Company, each Subsidiary Guarantor, and each Designated Borrower; provided that prior to the UK Advance Date, the UK Guarantors and the Designated UK Borrowers shall not be Loan Parties for purposes of the following provisions of this Agreement: (i) clause (b) of the definition of “Net Investment Amount,” (ii) Section 7.02(c), (iii) Section 7.02(e), but solely with respect to the reference to “any Foreign Subsidiary that is not a Loan Party,” (iv) Section 7.04(c), but solely with respect to the reference to “transferee must be either the Company or another Loan Party,” and (v) Section 7.08(iv)(A).

     “Mandatory Cost” means, with respect to any period, the percentage rate per annum determined in accordance with Schedule 1.01(b).

     “Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent) or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole; (b) a material impairment of the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.

     “Material Domestic Subsidiary” means any Domestic Subsidiary of the Company with assets having an aggregate book value, as of the end of its fiscal year most recently ended, of at least $5,000,000.

     “Maturity Date” means May 11, 2010.

     “Mortgages” means, collectively, each of the mortgages or deeds of trust executed by the Company or any of its Subsidiaries in favor of the Administrative Agent for its benefit and the ratable benefit of the Lenders, in form and substance reasonably acceptable to the Administrative Agent, as the same may be amended, supplemented, or otherwise modified from time to time.

     “Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Company or any ERISA Affiliate makes or is obligated to make contributions, or with respect to which the Company or any ERISA Affiliate may have any liability, contingent or otherwise.

     “Net Cash Proceeds” means, in connection with any Asset Disposition or Recovery Event, the proceeds thereof in the form of cash and cash equivalents (including any such proceeds received by way of deferred payment of principal pursuant to, or monetization of, a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such Asset Disposition or Recovery Event, net of attorneys’ fees, accountants’ fees, investment banking fees and insurance consultant fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien permitted hereunder on any asset which is the subject of such Asset Disposition or Recovery Event (other than any Lien pursuant to a Security Document) and other customary fees and expenses actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable in connection with such

Asset Disposition or Recovery Event as a result thereof within two years of the date of the relevant Asset Disposition or Recovery Event as a result of any gain recognized in connection therewith (after taking into account any applicable tax credits or deductions and any tax sharing arrangements).

     “Net Investment Amount” means the excess, determined with respect to Investments made after the date of this Agreement, of (a)(i) payments by any of the Loan Parties to any of the Foreign Subsidiaries in respect of Indebtedness owing to Foreign Subsidiaries, (ii) payments by any of the Loan Parties in satisfaction of obligations under Guaranties of obligations of any of the Foreign Subsidiaries, and (iii) loans to or equity investments in any of the Foreign Subsidiaries by any of the Loan Parties (other than loans and equity investments made prior to the date of this Credit Agreement) over (b)(i) payments by any of the Foreign Subsidiaries to any of the Loan Parties in respect of Indebtedness owing by any of the Foreign Subsidiaries to any of the Loan Parties, (ii) loans to any of the Loan Parties in compliance with Section 7.02(c) after the date of this Credit Agreement and (iii) distributions in respect of equity by any of the Foreign Subsidiaries to any of the Loan Parties. Until the UK Advance Date, “Foreign Subsidiaries” shall include the Designated UK Borrowers and the UK Guarantors. Upon the UK Advance Date, “Foreign Subsidiaries” shall cease to include the Designated UK Borrowers and the UK Guarantors, and the Net Investment Amount shall be recalculated as of such date as if the Designated UK Borrowers and the UK Guarantors (y) had not been “Foreign Subsidiaries” since the Closing Date and (z) had been Loan Parties for all purposes of this Agreement as of the Closing Date.

     “Note” means a promissory note made by a Borrower in favor of a Lender evidencing Loans made by such Lender to such Borrower, substantially in the form of Exhibit B.

     “Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. Without limiting the foregoing, the Obligations shall include amounts owed to a Lender or any Affiliate of a Lender under any Swap Contracts.

     “Off-Balance Sheet Liabilities” means, with respect to any Person as of any date of determination thereof, without duplication and to the extent not included as a liability on the consolidated balance sheet of such Person and its Subsidiaries in accordance with GAAP: (a) with respect to any asset securitization transaction (including any accounts receivable purchase facility) (i) the unrecovered investment of purchasers or transferees of assets so transferred, and (ii) any other payment, recourse, repurchase, hold harmless, indemnity or similar obligation of such Person or any of its Subsidiaries in respect of assets transferred or payments made in respect thereof, other than limited recourse provisions that are customary for transactions of such type and that neither (x) have the effect of limiting the loss or credit risk of such purchasers or transferees with respect to payment or performance by the obligors of the assets so transferred nor (y) impair the characterization of the transaction as a true sale under applicable Laws (including Debtor Relief Laws); (b) Synthetic Lease Obligations; (c) the monetary obligations under any sale and leaseback transaction which does not create a liability on the consolidated balance sheet of such Person and its Subsidiaries; or (d) any other monetary obligation arising with respect to any other transaction which (i) is characterized as indebtedness for tax purposes but not for accounting purposes in accordance with GAAP or (ii) is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the consolidated balance sheet of such Person and its Subsidiaries (for purposes of this clause (d), any transaction structured to provide tax deductibility as interest expense of any dividend, coupon or other periodic payment will be deemed to be the functional equivalent of a borrowing).

     “Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

     “Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies (other than Excluded Taxes) arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

     “Outstanding Amount” means (i) with respect to Committed Loans on any date, the Dollar Equivalent amount of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such Committed Loans occurring on such date; (ii) with respect to Swing Line Loans on any date, the Dollar Equivalent amount of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such Swing Line Loans occurring on such date; and (iii) with respect to any L/C Obligations on any date, the Dollar Equivalent amount of the aggregate outstanding amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Company of Unreimbursed Amounts; provided that if a Supporting L/C is issued with respect to a Bank Guaranty, the Outstanding Amount of such Bank Guaranty shall not be included for purposes of determining the Outstanding Amount of the L/C Obligations. In determining the Outstanding Amount of a Lender’s Loans or L/C Obligations, the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations, Committed Loans, and Swing Line Loans shall be deemed to be held by such Lender (and not by the Lender granting such participation), or deemed to be included in such Lender’s Applicable Percentage (and not in the Applicable Percentage of the Lender granting such participation), as applicable, for purposes of this definition.

     “Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the greater of (i) the Federal Funds Rate and (ii) an overnight rate determined by the Administrative Agent, the applicable L/C Issuer, or the applicable Swing Line Lender, as the case may be, in accordance with banking industry rules on interbank compensation, and (b) with respect to any amount denominated in an Alternative Currency, the rate of interest per annum at which overnight deposits in the applicable Alternative Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by a branch or Affiliate of Wells Fargo in the applicable offshore interbank market for such currency to major banks in such interbank market.

     “Participant” has the meaning specified in Section 10.06(d).

     “Participating Member State” means each state so described in any EMU Legislation.

     “PBGC” means the Pension Benefit Guaranty Corporation.

     “Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Company or any ERISA Affiliate or to which the Company or any ERISA Affiliate contributes or has an obligation to contribute, or with respect to which the Company or any ERISA Affiliate may have any liability, contingent or otherwise.

     “Permitted Acquisition” means any Acquisition made in compliance with Section 7.04.

     “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

     “Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established by the Company or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

     “Platform” has the meaning specified in Section 6.02.

     “Qualified Stock” means any Equity Interests of the Company other than any Equity Interests that, by their respective terms (or by the terms of any security into which such Equity Interests are convertible or for which they are exercisable, redeemable, or exchangeable), or upon the happening of any event or with the passage of time, matures, or are mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or are redeemable at the option of the holder thereof, in whole or in part, in each case, on or prior to the date that is 91 days after the Maturity Date, or are convertible into or are exchangeable for debt securities of the Company or any of its Subsidiaries.

     “Recovery Event” means any settlement of or payment in respect of any property or casualty insurance claim (excluding any claim in respect of business interruption) or any condemnation proceeding relating to any asset of the Company or any of its Subsidiaries.

     “Register” has the meaning specified in Section 10.06(c).

     “Registered Public Accounting Firm” has the meaning specified in the Securities Laws and shall be independent of the Company as prescribed by the Securities Laws.

     “Reinvestment Deferred Amount” with respect to any Reinvestment Event, the aggregate Net Cash Proceeds or Extraordinary Receipts, as applicable, received by the Company or any of its Subsidiaries in connection therewith that are not applied to prepay the Loans pursuant to Section 2.05.

     “Reinvestment Event” means any Asset Disposition, Recovery Event, or event or circumstance giving rise to Extraordinary Receipts, as applicable, in respect of which the Company has notified the Administrative Agent that the Company or applicable Subsidiary intends to use the applicable Net Cash Proceeds or Extraordinary Receipts to acquire assets useful in its business and/or to repair the affected asset, as applicable.

     “Reinvestment Prepayment Amount” means with respect to any Reinvestment Event, the amount by which the Reinvestment Deferred Amount relating thereto less any amount expended prior to the relevant Reinvestment Prepayment Date, and in any event expended prior to the date on which the Company or any Subsidiary would otherwise be required to apply such Reinvestment Deferred Amount to repay any other Indebtedness of the Company or any of its Subsidiaries, to acquire assets useful in the business of any such Person and/or to repair the affected asset, as applicable, exceeds $5,000,000.

     “Reinvestment Prepayment Date” means with respect to any Reinvestment Event, the date occurring 360 days after the later of (i) such Reinvestment Event, and (ii) actual receipt of immediately available funds from the insurer, indemnitor or other applicable payor with respect to any Asset Disposition, Recovery Event, or event or circumstance giving rise to Extraordinary Receipts, as applicable.

     “Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

     “Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

     “Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Committed Loans, a Committed Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, (c) with respect to a US Swing Line Loan, a US Swing Line Loan Notice, and (d) with respect to a UK Swing Line Loan, a UK Swing Line Loan Notice.

     “Required Lenders” means, as of any date of determination, Lenders having more than 50% of the Aggregate Combined Commitments or, if the commitment of each Lender to make Loans and the obligation of the L/C Issuers to make L/C Credit Extensions have been terminated pursuant to Section 8.02, Lenders holding in the aggregate more than 50% of the Total Outstandings (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations, Swing Line Loans, and Committed Loans being deemed “held” by such Lender, and not by the Lender granting such participation, for purposes of this definition); provided that the Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

     “Responsible Officer” means the chief executive officer, president, chief financial officer, chief accounting officer, treasurer or assistant treasurer of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party. With respect to the UK Borrower, a director shall constitute a Responsible Officer.

     “Restricted Payment” means, with respect to any Person, any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any capital stock or other Equity Interest of such Person, or on account of any return of capital to such Person’s stockholders, partners or members (or the equivalent Person thereof); provided that “Restricted Payments” shall not include distributions constituting dividends paid out of current income or retained earnings.

     “Revaluation Date” means (a) with respect to any Loan, each of the following: (i) each date of a Borrowing of a Eurocurrency Rate Loan denominated in an Alternative Currency, (ii) each date of a continuation of a Eurocurrency Rate Loan denominated in an Alternative Currency pursuant to Section 2.02, and (iii) such additional dates, not more frequently than once every 7 days, as the Administrative Agent shall determine or the Required Lenders shall require; and (b) with respect to any Letter of Credit, each of the following: (i) each date of issuance of a Letter of Credit denominated in an Alternative Currency, (ii) each date of an amendment of any such Letter of Credit having the effect of increasing the amount thereof (solely with respect to the increased amount), (iii) each date of any payment by the applicable L/C Issuer under any Letter of Credit denominated in an Alternative Currency, (iv) in the case of the Existing Letters of Credit, May 12, 2005, and (v) such additional dates as the Administrative Agent or the applicable L/C Issuer shall determine or the Required Lenders shall require.

     “Same Day Funds” means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Alternative Currency, same day or other funds as may be determined by the Administrative Agent, the applicable Swing Line Lender, or the applicable L/C Issuer, as the case may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Alternative Currency.

     “Sarbanes-Oxley” means the Sarbanes-Oxley Act of 2002.

     “Saudi Riyals” means the lawful currency of Saudi Arabia.

     “SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

     “Securities Laws” means the Securities Act of 1933, the Securities Exchange Act of 1934, Sarbanes-Oxley and the applicable accounting and auditing principles, rules, standards and practices promulgated, approved or incorporated by the SEC or the Public Company Accounting Oversight Board, as each of the foregoing may be amended and in effect on any applicable date hereunder.

     “Secured Parties” has the meaning specified in the Security Documents.

     “Security Agreement” means the Security Agreement dated as of even date herewith, among the Company, the other Loan Parties signatories thereto, and the Administrative Agent, as the same may be amended, supplemented, or otherwise modified from time to time.

     “Security Documents” means the Security Agreement, each Consent and Agreement, each Mortgage, each account control agreement relating to an account of the Company or any of its Subsidiaries, each UK Security Document, and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties.

     “Shareholders’ Equity” means, as of any date of determination, consolidated shareholders’ equity of the Company and its Subsidiaries as of that date determined in accordance with GAAP.

     “Singapore Dollars” means the lawful currency of Singapore.

     “Solvent” means with respect to any Person, as of any date of determination, (a) the amount of the “present fair saleable value” of the assets of such Person will, as of such date, exceed the amount of all “liabilities of such Person, contingent or otherwise”, as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the probable liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) “debt” means liability on a “claim”, and (ii) “claim” means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

     “SPC” has the meaning specified in Section 10.06(h).

     “Spot Rate” for a currency means the rate determined by the Administrative Agent or the L/C Issuer, as applicable, to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent or the L/C Issuer may obtain such spot rate from another financial institution designated by the Administrative Agent or the L/C Issuer if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency; and provided further that the L/C Issuer may use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Letter of Credit denominated in an Alternative Currency.

     “Sterling” and “£” mean the lawful currency of the United Kingdom.

     “Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Company. Voest Alpine shall not be a Subsidiary for any purposes of this Credit Agreement, except as otherwise expressly stated herein, until and unless the Company obtains control of Voest Alpine. Solely for purposes of making calculations required hereunder in accordance with GAAP, Persons that would be required under GAAP to be consolidated with the Company, but which are not controlled by the Company, shall be deemed Subsidiaries solely for the purpose of making such calculations, but such Persons shall not otherwise be deemed Subsidiaries for purposes of any representation, warranty or covenant hereunder (other than covenants, such as financial covenants, requiring a calculation in accordance with GAAP).

     “Subsidiary Guarantors” means, collectively, (a) the Subsidiaries listed on Part I of Schedule 1.01(c) hereto, (b) all Domestic Subsidiaries required to execute a Subsidiary Guaranty under Section 6.13 hereafter, and (c) all UK Guarantors, provided that in no event shall the foregoing defined term be construed to intend or suggest that any of the UK Guarantors (other than ReedHycalog UK Holdings, LLP) have guaranteed any indebtedness or obligations of the Company or any Domestic Subsidiary.

     “Subsidiary Guaranty” means, collectively, the Subsidiary Guaranty made by the Subsidiary Guarantors in favor of the Administrative Agent and the Lenders, substantially in the form of Exhibit F, and each guaranty made by a UK Guarantor in favor of the Administrative Agent and the Lenders with respect to, in the case of the UK Guarantors other than ReedHycalog UK Holdings, LLP, the obligations of the Designated UK Borrowers, together with each guaranty delivered hereafter pursuant to Section 6.13.

     “Supporting L/C” means a Letter of Credit issued in support of a Bank Guaranty pursuant to Section 2.03(m).

     “Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement with respect to subject matter described by any of the foregoing (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

     “Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

     “Swing Line” means the UK Swing Line and the US Swing Line.

     “Swing Line Lender” means each of the UK Swing Line Lender and the US Swing Line Lender.

     “Swing Line Loan” means a UK Swing Line Loan or a US Swing Line Loan.

     “Syndication Agent” means Bank of America, N.A., in its capacity as syndication agent under any of the Loan Documents, or any successor syndication agent.

     “Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

     “TARGET Day” means any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) payment system (or, if such payment system ceases to be operative, such other payment system (if any) determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.

     “Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, whether calculated on a separate or consolidated, unitary or combined basis, and including any interest, additions to tax or penalties applicable thereto.

     “Tender Activities” means the offers to purchase, call or redeem, and any related consent solicitations, and the activities and expenses incurred in connection therewith, with respect to the 9 5/8% Senior Notes due 2007 (CUSIP No. 38821GAB7), and the 9% Senior Notes due 2009 (CUSIP No. 38821GAD3).

     “Threshold Amount” means $25,000,000.

     “Total Capitalization” means, at any time, the sum of Consolidated Total Indebtedness and Consolidated Net Worth at such time.

     “Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

     “Type” means, with respect to a Committed Loan or UK Swing Line Loan, its character as a Base Rate Loan or a Eurocurrency Rate Loan.

     “UK Advance Date” means the first date all the conditions precedent in Section 4.03 are satisfied or waived in accordance with Section 10.01.

     “UK Commitment” means, as to the UK Swing Line Lender, its obligation to (a) make UK Swing Line Loans pursuant to Section 2.04(b), (b) make Committed Loans and purchase participations in Committed Loans pursuant to Section 2.01, and (c) issue Letters of Credit for the account of the Designated UK Borrowers and purchase risk participations in Letters of Credit pursuant to Section 2.03(b), in an aggregate principal amount at any one time outstanding, in the case of Loans and participations in Loans, and aggregate amount of L/C Obligations then outstanding in the case of Letters of Credit and risk participations in Letters of Credit, not to exceed, in the aggregate, the UK Sublimit.

     “UK Guarantor” means, collectively, the Subsidiaries listed on Part II of Schedule 1.01(c) hereto, and all Subsidiaries (other than Domestic Subsidiaries) required to execute a guaranty under Section 6.13 hereafter.

     “UK Issued L/C” means a Letter of Credit issued by HSBC, including a Bank Guaranty.

     “UK Loan Party” means each of ReedHycalog UK Holdings, LLP, ReedHycalog Eurasia Limited, ReedHycalog UK Limited, ReedHycalog International Limited, and Camco Drilling Group Limited.

     “UK Security Documents” means the debentures, charges over shares, controlled account agreements, assignments by way of security and other agreements listed on Schedule 1.01(d), and each other each of the other agreements, instruments or documents made by the UK Loan Parties that creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the applicable Secured Parties.

     “UK Sublimit” means $25,000,000.

     “UK Subsidiary” means a Subsidiary organized under the laws of a country comprising the United Kingdom.

     “UK Swing Line” means the revolving credit facility made available by the UK Swing Line Lender pursuant to Section 2.04(b).

     “UK Swing Line Borrowing” means a borrowing of a UK Swing Line Loan pursuant to Section 2.04(b).

     “UK Swing Line Lender” means HSBC, in its capacity as provider of UK Swing Line Loans, or any successor swing line lender hereunder.

     “UK Swing Line Lender’s Office” means, with respect to any currency, the UK Swing Line Lender’s address and, as appropriate, account as set forth on Schedule 10.02 with respect to such currency, or such other address or account with respect to such currency as the UK Swing Line Lender may from time to time notify to the Company and the Lenders.

     “UK Swing Line Loan” has the meaning specified in Section 2.04(b)(i).

     “UK Swing Line Loan Notice” means a notice of a UK Swing Line Borrowing pursuant to Section 2.04(b)(ii), which, if in writing, shall be substantially in the form of Exhibit A-3.

     “Unfunded Pension Liability” means the excess of a the aggregate of the actuarial present value of accumulated plan benefits (within the meaning of Statement of Financial Accounting Standards No. 35) of all Pension Plans over the fair market value of the assets of the Pension Plans, both determined as of the most recently completed fiscal years of the Pension Plans.

     “United States” and “U.S.” mean the United States of America.

     “Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i), and shall include any such amounts with respect to Bank Guaranties.

     “US Swing Line” means the revolving credit facility made available by the US Swing Line Lender pursuant to Section 2.04(a).

     “US Swing Line Borrowing” means a borrowing of a US Swing Line Loan pursuant to Section 2.04(a).

     “US Swing Line Lender” means Wells Fargo, in its capacity as provider of US Swing Line Loans, or any successor swing line lender hereunder.

     “US Swing Line Loan” has the meaning specified in Section 2.04(a)(i).

     “US Swing Line Loan Notice” means a notice of a US Swing Line Borrowing pursuant to Section 2.04(a)(ii), which, if in writing, shall be substantially in the form of Exhibit A-2.

     “US Swing Line Sublimit” means an amount equal to the lesser of (a) $20,000,000 and (b) the Aggregate Commitments (US). The US Swing Line Sublimit is part of, and not in addition to, the Aggregate Commitments (US).

     “Voest Alpine” means each of Voest Alpine Tubulars GmbH & Co. KG, and Voest Alpine Tubulars GmbH, each an Austrian business entity.

     “Wells Fargo” means Wells Fargo Bank, National Association, and its successors.

     “Wholly Owned Foreign Subsidiary” means a Wholly Owned Subsidiary that is a Foreign Subsidiary.

     “Wholly Owned Subsidiary” means, with respect to the Company, any Person all of the capital stock or equivalent ownership interests of which, other than directors’ qualifying shares required by law, is owned by the Company directly and/or through other Wholly Owned Subsidiaries.

     1.02 Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

     (a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

     (b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

     (c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

     1.03 Accounting Terms. (a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

     (b) Changes in GAAP. If at any time any change in GAAP that the Company is required to adopt, would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Company or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Company shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Company shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

     1.04 Exchange Rates; Currency Equivalents. (a) The Administrative Agent or the applicable L/C Issuer, as applicable, shall determine the Spot Rates as of each Revaluation Date to be used for calculating Dollar Equivalent amounts of Credit Extensions and Outstanding Amounts denominated in Alternative Currencies. Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur. Except for purposes of financial statements delivered by Loan Parties hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent or the applicable L/C Issuer, as applicable.

     (b) Wherever in this Agreement in connection with a Committed Borrowing, a UK Swing Line Borrowing, conversion, continuation or prepayment of a Eurocurrency Rate Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Committed Borrowing, UK Swing Line Borrowing, Eurocurrency Rate Loan or Letter of Credit is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent, the UK Swing Line Lender, or the applicable L/C Issuer, as the case may be.

     1.05 Additional Alternative Currencies. (a) The Company may from time to time request that Eurocurrency Rate Loans be made and/or Letters of Credit be issued in a currency other than those specifically listed in the definition of “Alternative Currency;” provided that such requested currency is a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars. In the case of any such request with respect to the making of Eurocurrency Rate Loans, such request shall be subject to the approval of the Administrative Agent, the UK Swing Line Lender, and the Lenders; and in the case of any such request with respect to the issuance of Letters of Credit, such request shall be subject to the approval of the Administrative Agent, and the applicable L/C Issuers.

     (b) Any such request shall be made to the Administrative Agent not later than 11:00 a.m., 20 Business Days prior to the date of the desired Credit Extension (or such other time or date as may be agreed by the Administrative Agent and, in the case of any such request pertaining to Letters of Credit, the applicable L/C Issuers, in its or their sole discretion). In the case of any such request pertaining to Eurocurrency Rate Loans, the Administrative Agent shall promptly notify each Lender and the UK Swing Line Lender thereof; and in the case of any such request pertaining to Letters of Credit, the Administrative Agent shall promptly notify the applicable L/C Issuers thereof. Each Lender, the UK Swing Line Lender, and/or each L/C Issuer, as applicable, shall notify the Administrative Agent, not later than 11:00 a.m., ten Business Days after receipt of such request whether it consents, in its sole discretion, to the making of Eurocurrency Rate Loans or the issuance of Letters of Credit, as the case may be, in such requested currency.

     (c) Any failure by a Lender or the UK Swing Line Lender or an L/C Issuer, as the case may be, to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such Lender or the UK Swing Line Lender or such L/C Issuer, as the case may be, to permit Eurocurrency Rate Loans to be made or Letters of Credit to be issued in such requested currency. If the Administrative Agent, the UK Swing Line Lender, and all the Lenders consent to making Eurocurrency Rate Loans in such requested currency, the Administrative Agent shall so notify the Company and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Borrowings of Eurocurrency Rate Loans; and if the Administrative Agent, the UK Swing Line Lender, and all the L/C Issuers consent to the issuance of Letters of Credit in such requested currency, the Administrative Agent shall so notify the Company and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Letter of Credit issuances. If the Administrative Agent shall fail to obtain consent to any request for an additional currency under this Section 1.05, the Administrative Agent shall promptly so notify the Company.

     1.06 Change of Currency. (a) Each obligation of the Borrowers to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof shall be redenominated into Euro at the time of such adoption (in accordance with the EMU Legislation). If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Committed Borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Committed Borrowing, at the end of the then current Interest Period.

     (b) Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.

     (c) Each provision of this Agreement also shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency.

     1.07 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Central time (daylight or standard, as applicable).

     1.08 Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

ARTICLE II
THE COMMITMENTS AND CREDIT EXTENSIONS

     2.01 Committed Loans. Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a “Committed Loan”) to the Borrowers in Dollars or in one or more Alternative Currencies from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Commitment; provided, however, that after giving effect to any Committed Borrowing, (i) the Total Outstandings shall not exceed the Aggregate Combined Commitments, (ii) the Total Outstandings minus the aggregate Outstanding Amount of all Designated UK Borrower Obligations shall not exceed the Aggregate Commitments (US), (iii) the aggregate Outstanding Amount of the Committed Loans of any Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Commitment, (iv) the aggregate Outstanding Amount of all Designated UK Borrower Obligations shall not exceed the UK Sublimit, and (v) the aggregate Outstanding Amount of all Loans and L/C Obligations denominated in Alternative Currencies shall not exceed the Alternative Currency Sublimit; and provided further that the availability of the Aggregate Commitments (US) and the UK Commitment at any time for the making of Loans and the issuance of Letters of Credit shall be reduced by the amount of the Alternative Currency Reserve (if any). Notwithstanding the foregoing, the UK Swing Line Lender’s agreement to make Committed Loans hereunder is limited to (a) the making of Committed Loans pursuant to Section 2.04(b)(iv) to refinance UK Swing Line Loans and pursuant to Section 2.03(c) to refinance Unreimbursed Amounts of UK Issued L/Cs, (b) the purchase of participations in existing Committed Loans in connection therewith in accordance with Section 2.02(f), and continuations and conversions of the foregoing. Within the limits of each Lender’s Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.01, prepay under Section 2.05, and reborrow under this Section 2.01. Committed Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein.

     2.02 Borrowings, Conversions and Continuations of Committed Loans.

     (a) Each Committed Borrowing, each conversion of Committed Loans from one Type to the other, and each continuation of Committed Loans that are Eurocurrency Rate Loans shall be made upon Grant Prideco, L.P.’s irrevocable notice to the Administrative Agent, which notices may be given by telephone. Each such notice must be received by the Administrative Agent not later than 10:00 a.m. (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurocurrency Rate Loans denominated in Dollars or of any conversion of Eurocurrency Rate Loans denominated in Dollars to Base Rate Committed Loans, (ii) three Business Days prior to the requested date of any Borrowing or continuation of Eurocurrency Rate Loans denominated in Alternative Currencies, and (iii) on the requested date of any Borrowing of Base Rate Committed Loans. Each telephonic notice by Grant Prideco, L.P. pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of Grant Prideco, L.P. Each Committed Borrowing of, conversion to or continuation of Eurocurrency Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Except as provided in Sections 2.03(c), 2.04(a)(iii) and 2.04(b)(iv), each Committed Borrowing of or conversion to Base Rate Committed Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Committed Loan Notice (whether telephonic or written) shall specify (i) whether Grant Prideco, L.P. is requesting a Committed Borrowing, a conversion of Committed Loans from one Type to the other, or a continuation of Eurocurrency Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Committed Loans to be borrowed, converted or continued, (iv) the Type of Committed Loans to be borrowed or to which existing Committed Loans are to be converted, (v) if applicable, the duration of the Interest Period with respect thereto, (vi) the currency of the Committed Loans to be borrowed, and (vii) the applicable Borrower. If Grant Prideco, L.P. fails to specify a currency in a Committed Loan Notice requesting a Borrowing, then the Committed Loans so requested shall be made in Dollars. If Grant Prideco, L.P. fails to specify a Type of Committed Loan in a Committed Loan Notice or if Grant Prideco, L.P. fails to give a timely notice requesting a conversion or continuation, then the applicable Committed Loans shall be made as, or converted to, Base Rate Loans; provided, however, that in the case of a failure to timely request a continuation of Committed Loans denominated in an Alternative Currency, such Loans shall be continued as Eurocurrency Rate Loans in their original currency with an Interest Period of one month. Any automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurocurrency Rate Loans. If Grant Prideco, L.P. requests a Borrowing of, conversion to, or continuation of Eurocurrency Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. No Committed Loan may be converted into or continued as a Committed Loan denominated in a different currency, but instead must be prepaid in the original currency of such Committed Loan and reborrowed in the applicable different currency.

     (b) Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount (and currency) of its Applicable Percentage of the applicable Committed Loans, and if no timely notice of a conversion or continuation is provided by Grant Prideco, L.P., the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans or continuation of Committed Loans denominated in a currency other than Dollars, in each case as described in the preceding subsection. In the case of a Committed Borrowing, each Lender shall make the amount of its Committed Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office for the applicable currency, not later than 12:00 noon in the case of any Committed Loan denominated in Dollars, and not later than the Applicable Time specified by the Administrative Agent in the case of any Committed Loan in an Alternative Currency, in each case on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to Grant Prideco, L.P. or the other applicable Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of such Borrower on the books of Wells Fargo with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by Grant Prideco, L.P.; provided, however, that if, on the date the Committed Loan Notice with respect to such Borrowing denominated in Dollars is given by Grant Prideco, L.P., there are L/C Borrowings outstanding, then the proceeds of such Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and, second, shall be made available to the applicable Borrower as provided above.

     (c) Except as otherwise provided herein, a Committed Loan that is a Eurocurrency Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurocurrency Rate Loan. During the existence of a Default, no Loans may be requested as, converted to or continued as Eurocurrency Rate Loans (whether in Dollars or any Alternative Currency) without the consent of the Required Lenders, and the Required Lenders may demand that any or all of the then outstanding Eurocurrency Rate Loans denominated in an Alternative Currency be prepaid, or redenominated into Dollars in the amount of the Dollar Equivalent thereof, on the last day of the then current Interest Period with respect thereto.

     (d) The Administrative Agent shall promptly notify Grant Prideco, L.P. and the Lenders of the interest rate applicable to any Interest Period for Committed Loans that are Eurocurrency Rate Loans upon determination of such interest rate. At any time that Committed Loans that are Base Rate Loans are outstanding, the Administrative Agent shall notify Grant Prideco, L.P. and the Lenders of any change in Wells Fargo’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

     (e) After giving effect to all Committed Borrowings, all conversions of Committed Loans from one Type to the other, and all continuations of Committed Loans as the same Type, there shall not be more than ten Interest Periods in effect with respect to Committed Loans.

     (f) In the event that a Committed Loan is made pursuant to Section 2.04(b)(iv) or Section 2.03(c) (in the case of a refinancing of any Unreimbursed Amounts of any UK Issued L/Cs), the UK Swing Line Lender shall purchase (for cash at face value) participations in the other Committed Loans of the other Lenders and, if applicable, in US Swing Line Loans, in an aggregate principal amount equal to the amount of the UK Swing Line Loans so refinanced (less the UK Swing Line Lender’s ratable share of such Committed Loan) or, if less, the aggregate Outstanding Amount of Committed Loans and, if applicable, US Swing Line Loans, so that after giving effect to such Committed Loan each Lender (including the UK Swing Line Lender) holds its Applicable Percentage of the Outstanding Amount of the Committed Loans and, if applicable, US Swing Line Loans. The respective amounts of such participations shall be adjusted upon any new borrowings or payments as necessary to cause each Lender (including the UK Swing Line Lender) to hold its Applicable Percentage of the Outstanding Amount of the Committed Loans and, if applicable, US Swing Line Loans.

     2.03 Letters of Credit.

     (a) The Letter of Credit Commitment.

     (i) Subject to the terms and conditions set forth herein, (A) each L/C Issuer agrees, in reliance upon the agreements of the Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit denominated in Dollars or in one or more Alternative Currencies for the account of the Company or its Subsidiaries (provided that HSBC shall issue Letters of Credit solely for the account of the Designated UK Borrowers), and to amend or extend Letters of Credit previously issued by it, in accordance with subsection (b) below, including Supporting L/Cs in accordance with Section 2.03(m) and (2) to honor drawings under the Letters of Credit; and (B) the Lenders severally agree to participate in Letters of Credit (other than Bank Guaranties) issued for the account of the Company or its Subsidiaries and any drawings thereunder (provided that HSBC shall participate in Letters of Credit solely as hereafter provided); provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (u) the aggregate Outstanding Amount of all Loans and L/C Obligations denominated in Alternative Currencies shall not exceed the Alternative Currency Sublimit, (v), the Total Outstandings shall not exceed the Aggregate Combined Commitments, (w) the Total Outstandings minus the aggregate Outstanding Amount of all Designated UK Borrower Obligations shall not exceed the Aggregate Commitments (US), (x) the aggregate Outstanding Amount of the Committed Loans of any Lender plus such Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations plus such Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Commitment, (y) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit, and (z) the aggregate Outstanding Amount of all Designated UK Borrower Obligations shall not exceed the UK Sublimit; and provided further that the availability of the Aggregate Commitments (US) and the UK Commitment at any time for the making of Loans and the issuance of Letters of Credit shall be reduced by the amount of the Alternative Currency Reserve (if any). Letters of Credit shall be requested by Grant Prideco, L.P., on behalf of the Company and its Subsidiaries, except that the applicable Designated UK Borrower shall request the issuance or amendment of UK Issued L/Cs. Each request by Grant Prideco, L.P. or the applicable Designated UK Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by such Person that the L/C Credit Extension so requested complies with the conditions set forth in the provisos to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, Grant Prideco, L.P.’s and the Designated UK Borrowers’ ability to obtain Letters of Credit shall be fully revolving, and accordingly Grant Prideco, L.P. and the Designated

UK Borrowers may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof. Any Bank Guaranty issued under this Agreement shall be subject to the additional requirements of Section 2.03(m).

     (ii) No L/C Issuer shall issue any Letter of Credit, if, subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit would occur more than two years after the Maturity Date, unless the Required Lenders have approved such expiry date;

     (iii) No L/C Issuer shall be under any obligation to issue any Letter of Credit if:

     (A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing such Letter of Credit, or any Law applicable to such L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or request that such L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such L/C Issuer in good faith deems material to it;

     (B) the issuance of such Letter of Credit would violate one or more policies of such L/C Issuer;

     (C) except as otherwise agreed by the Administrative Agent and such L/C Issuer, such Letter of Credit is to be denominated in a currency other than Dollars or an Alternative Currency;

     (D) such L/C Issuer does not as of the issuance date of such requested Letter of Credit issue Letters of Credit in the requested currency;

     (E) such Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder; or

     (F) a default of any Lender’s obligations to fund under Section 2.03(c) exists or any Lender is at such time a Defaulting Lender hereunder, unless such L/C Issuer has entered into satisfactory arrangements with Grant Prideco, L.P. or such Lender to eliminate such L/C Issuer’s risk with respect to such Lender.

     (iv) No L/C Issuer shall amend any Letter of Credit if such L/C Issuer would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof.

     (v) No L/C Issuer shall be under any obligation to amend any Letter of Credit if such L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof. Each L/C Issuer shall notify the Administrative Agent promptly upon rejection by the applicable beneficiary of an amendment to a Letter of Credit issued by such L/C Issuer.

     (vi) Each L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included such L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to such L/C Issuer.

     (b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.

     (i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of Grant Prideco, L.P. or the applicable Designated UK Borrower, as applicable, delivered to the applicable L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of Grant Prideco, L.P. or the applicable Designated UK Borrower. Such Letter of Credit Application must be received by the applicable L/C Issuer and the Administrative Agent not later than 10:00 a.m. (or 10:00 a.m. London time with respect to UK Issued L/Cs) at least two Business Days (or such later date and time as the Administrative Agent and the applicable L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the applicable L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount and currency thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as such L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the applicable L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as such L/C Issuer may reasonably require. Additionally, Grant Prideco, L.P. or the applicable Designated UK Borrower shall furnish to the applicable L/C Issuer and the

Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the applicable L/C Issuer or the Administrative Agent may require.

     (ii) Promptly after receipt of any Letter of Credit Application, the applicable L/C Issuer will confirm with the Administrative Agent (by telephone, by e-mail, or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from Grant Prideco, L.P. or the applicable Designated UK Borrower and, if not, such L/C Issuer will provide the Administrative Agent with a copy thereof. With respect to any requested Letter of Credit other than a Supporting L/C, unless the applicable L/C Issuer has received written notice from any Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, such L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of Grant Prideco, L.P. or the applicable Designated UK Borrower (or the Company or applicable Subsidiary of the Company) or enter into the applicable amendment, as the case may be, in each case in accordance with such L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit (other than a Bank Guaranty or other UK Issued L/C), each Lender (other than the UK Swing Line Lender) shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the applicable L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Applicable Percentage times the amount of such Letter of Credit. Upon the occurrence of a Default or Event of Default, the UK Swing Line Lender may request that each other Lender, and upon such request each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from HSBC a risk participation in each UK Issued L/C (other than a Bank Guaranty) then outstanding in an amount equal to the product of such Lender’s Applicable Percentage times the amount of such Letter of Credit, and HSBC shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from each other Lender a risk participation in each other Letter of Credit in an aggregate principal amount equal to the amount of the UK Issued L/Cs in which the other Lenders purchased risk participations (less the UK Swing Line Lender’s ratable share thereof) or, if less, the aggregate Outstanding Amount of such other Letters of Credit, so that after giving effect to such participation each Lender (including the UK Swing Line Lender) holds its Applicable Percentage of the Outstanding Amount of the L/C Obligations. The respective amounts of such participations shall be adjusted upon any Letter of Credit issuances, amendments, expirations, payments, or otherwise as necessary to cause each Lender (including the HSBC) to hold its Applicable Percentage of the Outstanding Amount of the L/C Obligations.

     (iii) If Grant Prideco, L.P. or the applicable Designated UK Borrower so requests in any applicable Letter of Credit Application, the applicable L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit such L/C Issuer to prevent any such extension at least once in each auto-extension period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such auto-extension period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the applicable L/C Issuer, Grant Prideco, L.P. or the applicable Designated UK Borrower shall not be required to make a specific request to such L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the applicable L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that such L/C Issuer shall not permit any such extension if (A) such L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.03(a) or otherwise), or (B) it has received notice (which may be by telephone, by e-mail, or in writing) on or before the day that is five Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such extension or (2) other than with respect to Supporting L/Cs, from the Administrative Agent, any Lender, Grant Prideco, L.P., or the applicable Designated UK Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing the L/C Issuer not to permit such extension.

     (iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the applicable L/C Issuer will also deliver to Grant Prideco, L.P. or the applicable Designated UK Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

     (c) Drawings and Reimbursements; Funding of Participations. With respect to Letters of Credit other than Bank Guaranties and other UK Issued L/Cs in which the Lenders have not purchased risk participations pursuant to Section 2.03(b)(ii) (but including Supporting L/Cs and UK Issued L/Cs in which the Lenders have purchased risk participations pursuant to Section 2.03(b)(ii)):

     (i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the applicable L/C Issuer shall notify Grant Prideco, L.P. or the applicable Designated UK Borrower, as applicable, and the Administrative Agent thereof. In the case of a Letter of Credit denominated in an Alternative Currency, Grant Prideco, L.P. or the applicable Designated UK Borrower, as applicable, shall reimburse the applicable L/C Issuer in such Alternative Currency, unless (A) such L/C Issuer (at its option) shall have specified in such notice that it will require reimbursement in Dollars, or (B) in the absence of any such requirement for reimbursement in Dollars, Grant Prideco, L.P. or the applicable Designated UK Borrower, as applicable, shall have notified such L/C Issuer promptly following receipt of the notice of drawing that Grant Prideco, L.P. or the applicable Designated UK Borrower, as applicable, will reimburse such L/C Issuer in Dollars. In the case of any such reimbursement in Dollars of a drawing under a Letter of Credit denominated in an Alternative Currency, the applicable L/C Issuer shall notify Grant Prideco, L.P. or the applicable Designated UK Borrower, as applicable, of the Dollar Equivalent of the amount of the drawing promptly following the determination thereof. Not later than 10:00 a.m. on the date of any payment by the applicable L/C Issuer under a Letter of Credit to be reimbursed in Dollars, or the Applicable Time on the date of any payment by such L/C Issuer under a Letter of Credit to be reimbursed in an Alternative Currency (each such date, an “Honor Date”), Grant Prideco, L.P. or the applicable Designated UK Borrower, as applicable, shall reimburse such L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing and in the applicable currency. If Grant Prideco, L.P. or the applicable Designated UK Borrower, as applicable, fails to so reimburse the applicable L/C Issuer by such time, the Administrative Agent shall promptly notify each Lender of the honor date, the amount of the unreimbursed drawing (expressed in Dollars in the amount of the Dollar Equivalent thereof in the case of a Letter of Credit denominated in an Alternative Currency) (the “Unreimbursed Amount”), and the amount of such Lender’s Applicable Percentage thereof. In such event, Grant Prideco, L.P. or the applicable Designated UK Borrower, as applicable, shall be deemed to have requested a Committed Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Commitments (US) or Aggregate Combined Commitments, as applicable, and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice). Any notice given by an L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

     (ii) Each Lender shall upon any notice pursuant to Section 2.03(c)(i) make funds available to the Administrative Agent for the account of the applicable L/C Issuer, in Dollars, at the Administrative Agent’s Office for Dollar-denominated payments in an amount equal to its Applicable Percentage of the Unreimbursed Amount not later than 12:00 noon on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Lender that so makes funds available shall be deemed to have made a Base Rate Committed Loan to Grant Prideco, L.P. or the applicable Designated UK Borrower, as applicable, in such amount. The Administrative Agent shall remit the funds so received to the applicable L/C Issuer in Dollars.

     (iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Committed Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, Grant Prideco, L.P. or the applicable Designated UK Borrower, as applicable, shall be deemed to have incurred from the applicable L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Lender’s payment to the Administrative Agent for the account of the applicable L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

     (iv) Until each Lender funds its Committed Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the applicable L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Applicable Percentage of such amount shall be solely for the account of such L/C Issuer.

     (v) Each Lender’s obligation to make Committed Loans or L/C Advances to reimburse the applicable L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against such L/C Issuer, Grant Prideco, L.P., any Designated UK Borrower, any Subsidiary or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default or Event of Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Committed Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by Grant Prideco, L.P. or the applicable Designated UK Borrower, as applicable, of a Committed Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of Grant Prideco, L.P. or the applicable Designated UK Borrower, as applicable, to reimburse the applicable L/C Issuer for the amount of any payment made by such L/C Issuer under any Letter of Credit, together with interest as provided herein.

     (vi) If any Lender fails to make available to the Administrative Agent for the account of the applicable L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), such L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Issuer at a rate per annum equal to the applicable Overnight Rate from time to time in effect. A certificate of the applicable L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be presumed correct absent manifest error.

     (vii) The foregoing provisions are not applicable to Bank Guaranties or other UK Issued L/Cs in which the Lenders have not purchased risk participations pursuant to Section 2.03(b)(ii), which are subject instead to Section 2.03(m).

     (d) Repayment of Participations.

     (i) At any time after the applicable L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of such L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from Grant Prideco, L.P. or the applicable

Designated UK Borrower, as applicable, or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Applicable Percentage thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s L/C Advance was outstanding) in Dollars and in the same funds as those received by the Administrative Agent.

     (ii) If any payment received by the Administrative Agent for the account of the applicable L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by such L/C Issuer in its discretion), each Lender shall pay to the Administrative Agent for the account of such L/C Issuer its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the applicable Overnight Rate from time to time in effect. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

     (e) Obligations Absolute. The obligation of Grant Prideco, L.P. or the applicable Designated UK Borrower, as applicable, to reimburse the applicable L/C Issuer for each drawing under each Letter of Credit issued by such L/C Issuer and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

     (i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;

     (ii) the existence of any claim, counterclaim, setoff, defense or other right that the Company or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), any L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

     (iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

     (iv) any payment by such L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by such L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;

          (v) any adverse change in the relevant exchange rates or in the availability of the relevant Alternative Currency to the Company or any Subsidiary or in the relevant currency markets generally; or

          (vi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Company or any Subsidiary.

     Grant Prideco, L.P. or the applicable Designated UK Borrower, as applicable, shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with Grant Prideco, L.P.’s or the applicable Designated UK Borrower’s, as applicable, instructions or other irregularity, Grant Prideco, L.P. or the applicable Designated UK Borrower, as applicable, will promptly notify the applicable L/C Issuer. Grant Prideco, L.P. or the applicable Designated UK Borrower, as applicable, shall be conclusively deemed to have waived any such claim against the applicable L/C Issuer and its correspondents unless such notice is given as aforesaid.

     (f) Role of L/C Issuer. Each Lender, Grant Prideco, L.P., each Designated UK Borrower and the Company agree that, in paying any drawing under a Letter of Credit, the applicable L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of any L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of any L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Company, each Designated UK Borrower and Grant Prideco, L.P., hereby assume all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Company’s, any Designated UK Borrower’s or Grant Prideco L.P’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of any L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of any L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, Grant Prideco, L.P. or the applicable Designated UK Borrower, as applicable, may have a claim against the applicable L/C Issuer, and such L/C Issuer may be liable to Grant Prideco, L.P. or the applicable Designated UK Borrower, as applicable, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by Grant Prideco, L.P. or the applicable Designated UK Borrower, as applicable, which Grant Prideco, L.P. or the applicable Designated UK Borrower, as applicable, proves were caused by such L/C Issuer’s willful misconduct or gross negligence or such L/C Issuer’s willful failure to pay under any Letter of Credit issued by it after the presentation to it by the beneficiary of any certificates and/or other documents required by the Letter of Credit which comply strictly with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, an L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and an L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

     (g) Cash Collateral. (i) Upon the request of the Administrative Agent, (A) if an L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing or the advance of a UK Swing Line Loan to refinance the Unreimbursed Amount of such drawing, as applicable, or (B) if, as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, the Company and, in the case of any such L/C Obligations with respect to UK Issued L/Cs, the applicable Designated UK Borrowers shall, in each case, immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations.

          (ii) In addition, if the Administrative Agent notifies the Company and, in the case of any such L/C Obligations with respect to UK Issued L/Cs, the applicable Designated UK Borrowers at any time that the Outstanding Amount of all L/C Obligations at such time exceeds 105% of the Letter of Credit Sublimit then in effect or the Outstanding Amount of all L/C Obligations with respect to UK Issued L/Cs at such time exceeds 105% of the UK Sublimit then in effect, then, within two Business Days after receipt of such notice, the Company and/or the Designated UK Borrowers, as applicable, shall Cash Collateralize the applicable L/C Obligations in an amount equal to the amount by which the Outstanding Amount of all L/C Obligations exceeds the Letter of Credit Sublimit or the amount by which the Outstanding Amount of all L/C Obligations with respect to UK Issued L/Cs at such time exceeds 105% of the UK Sublimit then in effect.

          (iii) The Administrative Agent may, at any time and from time to time after the initial deposit of Cash Collateral, request that additional Cash Collateral be provided in order to protect against the results of exchange rate fluctuations.

          (iv) Sections 2.05 and 8.02(c) set forth certain additional requirements to deliver Cash Collateral hereunder. For purposes of this Section 2.03, Section 2.05 and Section 8.02(c), “Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the applicable L/C Issuer(s) and the Lenders, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Administrative Agent and the applicable L/C Issuer(s) (which documents are hereby consented to by the Lenders). Derivatives of such term have corresponding meanings. Each of the Company and each Designated UK Borrower hereby grants to the Administrative Agent, for the benefit of the applicable L/C Issuers and the Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash Collateral shall be maintained in blocked, non-interest bearing deposit accounts at Wells Fargo.

     (h) Applicability of ISP and UCP. Unless otherwise expressly agreed by the applicable L/C Issuer and Grant Prideco, L.P. or the applicable Designated UK Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance shall apply to each commercial Letter of Credit.

     (i) Letter of Credit Fees. Grant Prideco, L.P. or the applicable Designated UK Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Applicable Percentage, in Dollars, a Letter of Credit fee (the “Letter of Credit Fee”) (i) for each commercial Letter of Credit equal to the Applicable Rate for Eurocurrency Rate Loans times the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit and (ii) for each standby Letter of Credit equal to the Applicable Rate for Eurocurrency Rate Loans times the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit; provided that, except to the extent the Lenders have purchased risk participations in UK Issued L/Cs, all Letter of Credit Fees with respect to the UK Issued L/Cs shall be paid directly to, and shall be solely for the account of, the UK Swing Line Lender. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.08. Letter of Credit Fees shall be (i) computed on a quarterly basis in arrears and (ii) due and payable on the tenth Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Required Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.

     (j) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. Grant Prideco, L.P. or, in the case of any UK Issued L/C, the applicable Designated UK Borrower, shall pay directly to the applicable L/C Issuer for its own account, in Dollars, a fronting fee (i) with respect to each commercial Letter of Credit issued by such L/C Issuer, at a rate per annum equal to 0.125%, computed at issuance on the Dollar Equivalent of the face amount of such Letter of Credit, with a minimum fee of $150, (ii) with respect to any amendment of a commercial Letter of Credit increasing the amount of such Letter of Credit, at a rate separately agreed between Grant Prideco, L.P. or, in the case of any UK Issued L/C, the applicable Designated UK Borrower, and the L/C Issuer, computed on the Dollar Equivalent of the amount of such increase, (iii) with respect to each standby Letter of Credit issued by such L/C Issuer, at a rate per annum equal to 0.125%, computed on the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears, with a minimum fee of $500, and (iv) with respect to each Bank Guaranty issued by such L/C Issuer, at a rate per annum equal to 0.250%, computed on the Dollar Equivalent of the daily amount available to be drawn under such Bank Guaranty on a quarterly basis in arrears, with a minimum fee of $500. Such fronting fee with respect to standby Letters of Credit and Bank Guaranties shall be due and payable on the tenth Business Day after the end of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. Such fronting fee with respect to commercial Letters of Credit shall be due and payable on the tenth Business Day after the end of the applicable March, June, September or December following the date on which such Letter of Credit was issued or amended, as applicable. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.08. In addition, Grant Prideco, L.P. or, in the case of any UK Issued L/C, the applicable Designated UK Borrower, shall pay directly to the applicable L/C Issuer for its own account, in Dollars, the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

     (k) Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

     (l) Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, the Company or a Subsidiary of the Company, Grant Prideco, L.P. shall be obligated to reimburse the applicable L/C Issuer hereunder for any and all drawings under such Letter of Credit (other than UK Issued L/Cs). Each of Grant Prideco, L.P. and the Company hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of Grant Prideco, L.P. and/or the Company, as applicable, and that each such Person’s business derives substantial benefits from the businesses of such Subsidiaries.

     (m) Bank Guaranties; UK Issued L/Cs.

          (i) HSBC’s agreement to issue Bank Guaranties hereunder is conditioned upon and made in reliance upon the agreements of the other L/C Issuers set forth in this Section 2.03 to issue Supporting L/Cs as provided herein. Upon the occurrence of a Default or Event of Default, HSBC may request that an L/C Issuer issue Letters of Credit (other than Bank Guaranties) supporting each Designated UK Borrower’s obligations in respect of each Bank Guaranty then outstanding for the entire remaining term thereof (each such Letter of Credit, a “Supporting L/C”) and, in the case of a Bank Guaranty without an expiry date such Supporting L/C shall be an Auto-Extension Letter of Credit. Any such Supporting L/C shall remain in place for the duration of the term of the corresponding Bank Guaranty, regardless of whether the Default or Event of Default relating to its issuance is subsequently cured or waived. Any such request shall be delivered to the applicable L/C Issuer (with a copy to the Administrative Agent), and shall specify the information required by Section 2.03(b)(i) with respect to an initial request for a Letter of Credit. Each L/C Issuer’s obligation to issue Supporting L/Cs hereunder shall be absolute and unconditional and shall not be affected by any circumstance, including (1) any setoff, counterclaim, recoupment, defense or other right which such L/C Issuer may have against HSBC, the Company or any other Person for any reason whatsoever, (2) the occurrence or continuance of a Default or Event of

Default, or (3) any other occurrence, event or condition, whether or not similar to any of the foregoing.

          (ii) Any amendment of a Bank Guaranty for which a Supporting L/C has been issued shall be subject to the simultaneous amendment of such Supporting L/C as deemed necessary by HSBC to reflect any increase in amount, extension of term, or other modifications of such Bank Guaranty.

          (iii) Upon receipt from the beneficiary of any Bank Guaranty or other UK Issued L/C of any notice of a drawing under such Bank Guaranty or other UK Issued L/C, HSBC shall notify the applicable Designated UK Borrower and the Administrative Agent thereof. In the case of a Bank Guaranty or other UK Issued L/C denominated in an Alternative Currency, the applicable Designated UK Borrower shall reimburse HSBC in such Alternative Currency, unless (A) HSBC (at its option) shall have specified in such notice that it will require reimbursement in Dollars, or (B) in the absence of any such requirement for reimbursement in Dollars, the applicable Designated UK Borrower shall have notified HSBC promptly following receipt of the notice of drawing that the applicable Designated UK Borrower will reimburse HSBC in Dollars. In the case of any such reimbursement in Dollars of a drawing under a Bank Guaranty or other UK Issued L/C denominated in an Alternative Currency, HSBC shall notify the applicable Designated UK Borrower of the Dollar Equivalent of the amount of the drawing promptly following the determination thereof. Not later than 10:00 a.m. (London time) on the date of any payment by HSBC under a Bank Guaranty or other UK Issued L/C to be reimbursed in Dollars, or the Applicable Time on the date of any payment by HSBC under a Bank Guaranty or other UK Issued L/C to be reimbursed in an Alternative Currency (each such date, an “Honor Date”), the applicable Designated UK Borrower shall reimburse HSBC in an amount equal to the amount of such drawing and in the applicable currency, which reimbursement may be made by means of a UK Swing Line Loan. In the case of a Bank Guaranty not supported by a Supporting L/C or other UK Issued L/C in which the Lenders have not purchased a risk participation, if the applicable Designated UK Borrower fails to so reimburse HSBC by the time required above, the applicable Designated UK Borrower shall be deemed to have requested, and the UK Swing Line Lender shall make, a UK Swing Line Loan to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.04(b) for the principal amount of UK Swing Line Loans and without regard to the conditions set forth in Section 4.02, but subject to the amount of the unutilized portion of the Aggregate Combined Commitments and the UK Sublimit. In the case of a Bank Guaranty or other UK Issued L/C denominated in Dollars, such Loan shall be made in Dollars, and in the case of a Bank Guaranty or other UK Issued L/C denominated in an Alternative Currency, such Loan shall be made in Dollars or such Alternative Currency, as elected by the UK Swing Line Lender. Any notice given by HSBC or the Administrative Agent pursuant to this Section 2.03(m)(iii) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

     2.04 Swing Line Loans.

     (a) US Swing Line Loans.

          (i) The US Swing Line. Subject to the terms and conditions set forth herein, the US Swing Line Lender agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.04, to make loans in Dollars (each such loan, a “US Swing Line Loan”) to Grant Prideco, L.P. from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the US Swing Line Sublimit, notwithstanding the fact that such US Swing Line Loans, when aggregated with the Applicable Percentage (US) of the Outstanding Amount of Committed Loans and L/C Obligations of the Lender acting as US Swing Line Lender, may exceed the amount of such Lender’s Commitment; provided, however, that after giving effect to any US Swing Line Loan, (A) the Total Outstandings shall not exceed the Aggregate Combined Commitments, (B) the Total Outstandings minus the aggregate Outstanding Amount of all Designated UK Borrower Obligations shall not exceed the Aggregate Commitments (US), and (C) the aggregate Outstanding Amount of the Committed Loans of any Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Commitment, and provided, further, that (A) Grant Prideco, L.P. shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan, and (B) the availability of the Aggregate Commitments (US) at any time for the making of Loans and the issuance of Letters of Credit shall be reduced by the amount of the Alternative Currency Reserve (if any). Within the foregoing limits, and subject to the other terms and conditions hereof, Grant Prideco, L.P. may borrow under this Section 2.04(a), prepay under Section 2.05, and reborrow under this Section 2.04(a). Each US Swing Line Loan shall be a Base Rate Loan. Immediately upon the making of a US Swing Line Loan, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the US Swing Line Lender a risk participation in such US Swing Line Loan in an amount equal to the product of such Lender’s Applicable Percentage times the amount of such US Swing Line Loan.

          (ii) Borrowing Procedures. Each US Swing Line Borrowing shall be made upon Grant Prideco, L.P.’s irrevocable notice to the US Swing Line Lender and the Administrative Agent, which may be given by telephone. Each such notice must be received by the US Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (A) the amount to be borrowed, which shall be a minimum of $500,000, and (B) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the US Swing Line Lender and the Administrative Agent of a written US Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of Grant Prideco, L.P. Promptly after receipt by the US Swing Line Lender of any telephonic US Swing Line Loan Notice, the US Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such US Swing Line Loan Notice and, if not, the US Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof.

Unless the US Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to 2:00 p.m. on the date of the proposed US Swing Line Borrowing (1) directing the US Swing Line Lender not to make such US Swing Line Loan as a result of the limitations set forth in the provisos to the first sentence of Section 2.04(a)(i), or (2) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the US Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such US Swing Line Loan Notice, make the amount of its US Swing Line Loan available to Grant Prideco, L.P. at its office by crediting the account of Grant Prideco, L.P. on the books of the US Swing Line Lender in Same Day Funds.

          (iii) Refinancing of US Swing Line Loans.

               (A) The US Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of Grant Prideco, L.P. (which hereby irrevocably authorizes the US Swing Line Lender to so request on its behalf), that each Lender make a Base Rate Committed Loan in an amount equal to such Lender’s Applicable Percentage of the amount of US Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Commitments (US) or Aggregate Combined Commitments, as applicable, and the conditions set forth in Section 4.02. The US Swing Line Lender shall furnish Grant Prideco, L.P. with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent. Each Lender shall make an amount equal to its Applicable Percentage of the amount specified in such Committed Loan Notice available to the Administrative Agent in Same Day Funds for the account of the US Swing Line Lender at the Administrative Agent’s Office for Dollar-denominated payments not later than 1:00 p.m. on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.04(a)(iii)(B), each Lender that so makes funds available shall be deemed to have made a Base Rate Committed Loan to Grant Prideco, L.P. in such amount. The Administrative Agent shall remit the funds so received to the US Swing Line Lender.

               (B) If for any reason any US Swing Line Loan cannot be refinanced by such a Committed Borrowing in accordance with Section 2.04(a)(iii)(A), the request for Base Rate Committed Loans submitted by the US Swing Line Lender as set forth herein shall be deemed to be a request by the US Swing Line Lender that each of the Lenders fund its risk participation in the relevant US Swing Line Loan and each Lender’s payment to the Administrative Agent for the account of the US Swing Line Lender pursuant to Section 2.04(a)(iii)(A) shall be deemed payment in respect of such participation.

               (C) If any Lender fails to make available to the Administrative Agent for the account of the US Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(a)(iii) by the time specified in Section 2.04(a)(iii)(A), the US Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the US Swing Line Lender at a rate per annum equal to the applicable Overnight Rate from time to time in effect. A certificate of the US Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (C) shall be presumed correct absent manifest error.

               (D) Each Lender’s obligation to make Committed Loans or to purchase and fund risk participations in US Swing Line Loans pursuant to this Section 2.04(a)(iii) shall be absolute and unconditional and shall not be affected by any circumstance, including (1) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the US Swing Line Lender, Grant Prideco, L.P., the Company or any other Person for any reason whatsoever, (2) the occurrence or continuance of a Default or Event of Default, or (3) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Committed Loans pursuant to this Section 2.04(a)(iii) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of Grant Prideco, L.P. to repay US Swing Line Loans, together with interest as provided herein.

          (iv) Repayment of Participations.

               (A) At any time after any Lender has purchased and funded a risk participation in a US Swing Line Loan, if the US Swing Line Lender receives any payment on account of such US Swing Line Loan, the US Swing Line Lender will distribute to such Lender its Applicable Percentage of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s risk participation was funded) in the same funds as those received by the US Swing Line Lender.

               (B) If any payment received by the US Swing Line Lender in respect of principal or interest on any US Swing Line Loan is required to be returned by the US Swing Line Lender under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the US Swing Line Lender in its discretion), each Lender shall pay to the US Swing Line Lender its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the applicable Overnight Rate. The Administrative Agent will make such demand upon the request of the US Swing Line Lender.

The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

          (v) Interest for Account of US Swing Line Lender. The US Swing Line Lender shall be responsible for invoicing Grant Prideco, L.P. for interest on the US Swing Line Loans. Until each Lender funds its Base Rate Committed Loan or risk participation pursuant to this Section 2.04(a) to refinance such Lender’s Applicable Percentage of any US Swing Line Loan, interest in respect of such Applicable Percentage shall be solely for the account of the US Swing Line Lender.

          (vi) Payments Directly to US Swing Line Lender. Grant Prideco, L.P. shall make all payments of principal and interest in respect of the US Swing Line Loans directly to the US Swing Line Lender.

     (b) UK Swing Line Loans.

          (i) The UK Swing Line. Subject to the terms and conditions set forth herein, the UK Swing Line Lender agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.04, to make loans in Dollars or any Alternative Currency, as indicated in the applicable UK Swing Line Loan Notice (each such loan, a “UK Swing Line Loan”) to the Designated UK Borrowers from time to time on any Business Day during the Availability Period; provided, however, that after giving effect to any UK Swing Line Loan, (A) the Total Outstandings shall not exceed the Aggregate Combined Commitments, (B) the Total Outstandings minus the aggregate Outstanding Amount of all Designated UK Borrower Obligations shall not exceed the Aggregate Commitments (US), (C) the aggregate Outstanding Amount of the Committed Loans of any Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Commitment, (D) the aggregate Outstanding Amount of all Designated UK Borrower Obligations shall not exceed the UK Sublimit, and (E) the aggregate Outstanding Amount of all Loans and L/C Obligations denominated in Alternative Currencies shall not exceed the Alternative Currency Sublimit; and provided, further, that (A) the Designated UK Borrowers shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan; and (B) the availability of the UK Sublimit at any time for the making of Loans and the issuance of Letters of Credit shall be reduced by the amount of the Alternative Currency Reserve (if any). Within the foregoing limits, and subject to the other terms and conditions hereof, the Designated UK Borrowers may borrow under this Section 2.04(b), prepay under Section 2.05, and reborrow under this Section 2.04(b). UK Swing Line Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein.

          (ii) Borrowing Procedures. Each UK Swing Line Borrowing and each continuation of UK Swing Line Loans that are Eurocurrency Rate Loans shall be made upon the applicable Designated UK Borrower’s irrevocable notice to the UK Swing Line Lender and the Administrative Agent. Each such notice must be received by the UK Swing Line Lender and the Administrative Agent not later than 10:00 a.m. (London time)

(A) three Business Days prior to the requested date of any borrowing of or continuation of Eurocurrency Rate Loans and (B) on the requested date of any borrowing of Base Rate Loans. Each notice shall be delivered (including by telecopier) to the UK Swing Line Lender and the Administrative Agent and shall consist of a written UK Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the applicable Designated UK Borrower. Each borrowing of or continuation of Swing Line Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each UK Swing Line Loan Notice shall specify (i) whether the applicable Designated UK Borrower is requesting a borrowing or a continuation of UK Swing Line Loans, (ii) the requested date of the borrowing or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of UK Swing Line Loans to be borrowed or continued, (iv) the Type of UK Swing Line Loans to be borrowed or continued, (v) if applicable, the duration of the Interest Period with respect thereto, and (vi) the currency of the UK Swing Line Loans to be borrowed or continued; provided that all Base Rate Loans shall be denominated in Dollars. If such Designated UK Borrower fails to specify a currency in a UK Swing Line Loan Notice requesting a borrowing, then the UK Swing Line Loans so requested shall be made in Dollars. If such Designated UK Borrower fails to specify a Type of Loan in a UK Swing Line Loan Notice, such Loans shall be made as Base Rate Loans, in the case of Loans requested to be made in Dollars, and Eurocurrency Loans, in the case of Loans requested to be made an Alternative Currency. If such Designated UK Borrower fails to give a timely notice requesting a continuation, then the applicable UK Swing Line Loans shall be continued as Eurocurrency Rate Loans in their original currency with an Interest Period of one month. If such Designated UK Borrower fails to specify an Interest Period in a UK Swing Line Loan Notice requesting (or deemed to request) a Eurocurrency Rate Loan, it will be deemed to have specified an Interest Period of one month. No UK Swing Line Loan may be continued as a UK Swing Line Loan denominated in a different currency, but instead must be prepaid in the original currency of such UK Swing Line Loan and reborrowed in the applicable different currency. Promptly after receipt by the UK Swing Line Lender of any UK Swing Line Loan Notice, the UK Swing Line Lender will confirm with the Administrative Agent (in writing, including by telecopier) that the Administrative Agent has also received such UK Swing Line Loan Notice and, if not, the UK Swing Line Lender will notify the Administrative Agent (in writing, including by telecopier) of the contents thereof. Unless the UK Swing Line Lender has received notice (in writing, including by telecopier) from the Administrative Agent (including at the request of any Lender) prior to (A) 10:00 a.m. London time on the date of the proposed UK Swing Line Borrowing in the case of a Eurocurrency Rate Loan and (B) 2:00 p.m. London time on the date of the proposed UK Swing Line Borrowing in the case of a Base Rate Loan (1) directing the UK Swing Line Lender not to make such UK Swing Line Loan as a result of the limitations set forth in the provisos to the first sentence of Section 2.04(b)(i), or (2) in the case of any proposed UK Swing Line Borrowing other than a UK Swing Line Borrowing to be disbursed pursuant to Section 2.03(m)(iii) in an amount equal to the Unreimbursed Amount of a Bank Guaranty, that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the UK Swing Line Lender will, not later than 4:00 p.m. London time on the borrowing date specified in such UK Swing Line Loan Notice, make the amount of such UK Swing Line Loan available to the applicable Designated UK Borrower at its office by crediting the account of such Designated UK Borrower on the books of the UK Swing Line Lender in Same Day Funds.

          (iii) Except as otherwise provided herein, a UK Swing Line Loan that is a Eurocurrency Rate Loan may be continued only on the last day of an Interest Period for such UK Swing Line Loan. During the existence of a Default, no UK Swing Line Loans may be requested or continued as Eurocurrency Rate Loans (whether in Dollars or any Alternative Currency) without the consent of the UK Swing Line Lender, and the UK Swing Line Lender may demand that any or all of the then outstanding UK Swing Line Loans denominated in an Alternative Currency (other than Sterling) be prepaid, or redenominated into Dollars in the amount of the Dollar Equivalent thereof, on the last day of the then current Interest Period with respect thereto. The UK Swing Line Lender shall promptly notify the Company and the Administrative Agent of the interest rate applicable to any Interest Period for UK Swing Line Loans that are Eurocurrency Rate Loans upon determination of such interest rate. At any time that any UK Swing Line Loans that are Base Rate Loans are outstanding, the UK Swing Line Lender shall notify the Company and the Administrative Agent of any change in the rate utilized in determining the Base Rate promptly following any such change. After giving effect to all UK Swing Line Loans and all continuations of UK Swing Line Loans, there shall not be more than seven Interest Periods in effect with respect to UK Swing Line Loans.

          (iv) Refinancing of UK Swing Line Loans.

               (A) Upon the occurrence of a Default or Event of Default, the UK Swing Line Lender may request, on behalf of each Designated UK Borrower (each of which hereby irrevocably authorizes the UK Swing Line Lender to so request on its behalf), that each Lender make a Committed Loan in an amount equal to such Lender’s Applicable Percentage of the amount of each UK Swing Line Loan then outstanding to such Designated UK Borrower. Committed Loans made pursuant to such request shall be made in the applicable currencies in which the UK Swing Line Loans to be refinanced are denominated, and shall be Base Rate Loans, in the case of UK Swing Line Loans denominated in Dollars, and Eurocurrency Rate Loans with Interest Periods of one month, in the case of UK Swing Line Loans denominated in an Alternative Currency. Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Combined Commitments and the UK Sublimit. The UK Swing Line Lender shall furnish each Designated UK Borrower with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent. Each Lender shall make an amount equal to its Applicable Percentage of the amount specified in such Committed Loan Notice available to the Administrative Agent in the same applicable currencies as the Swing Line Loan being refinanced in Same Day Funds for the account of the UK Swing Line Lender at the Administrative Agent’s

Office for the applicable currencies not later than the Applicable Time specified by the Administrative Agent on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.04(b)(iv)(B), each Lender that so makes funds available shall be deemed to have made a Base Rate Committed Loan, in the case of a refinancing of a UK Swingline Loan denominated in Dollars, or a Eurocurrency Rate Committed Loan, in the case of a refinancing of a UK Swingline Loan denominated in an Alternative Currency, to each applicable Designated UK Borrower in such amount and such currency. The Administrative Agent shall remit the funds so received to the UK Swing Line Lender at the UK Swing Line Lender’s Office. In the event that a Committed Loan is made pursuant to Section 2.04(b)(iv), the UK Swing Line Lender shall purchase participations in the other Committed Loans of the other Lenders in an aggregate principal amount equal to the amount of the UK Swing Line Loans so refinanced (less the UK Swing Line Lender’s ratable share of such Committed Loan) as provided in Section 2.02(f). In the event that the making of any such Committed Loan would cause the Total Outstandings minus the aggregate Outstanding Amount of all Loans and L/C Obligations (including UK Swing Line Loans and UK Issued L/Cs) of the Designated UK Borrowers to exceed the Aggregate Commitments (US), then each applicable UK Swing Line Loan shall be deemed readvanced as a Committed Loan of corresponding amount, and simultaneously with such deemed advance (i) the UK Swing Line Lender shall purchase (for cash at face value) participations in the Committed Loans of the other Lenders in an aggregate principal amount equal to the amount of the UK Swing Line Loans so refinanced (less the UK Swing Line Lender’s ratable share of such Committed Loan), and (ii) each other Lender shall purchase (for cash at face value) participations in each such readvanced Committed Loan, so that after giving effect to such participation each Lender (including the UK Swing Line Lender) holds its Applicable Percentage of the Outstanding Amount of the Committed Loans.

               (B) If for any reason any UK Swing Line Loan cannot be refinanced by such a Committed Borrowing in accordance with Section 2.04(b)(iv)(A), the request for Committed Loans submitted by the UK Swing Line Lender as set forth herein shall be deemed to be a request by the UK Swing Line Lender that each of the Lenders, and each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase (for cash at face value) from the UK Swing Line Lender a risk participation in such UK Swing Line Loan in an amount equal to the product of such Lender’s Applicable Percentage times the amount of such UK Swing Line Loan, and each Lender’s payment to the Administrative Agent for the account of the UK Swing Line Lender pursuant to Section 2.04(b)(iv)(A) shall be deemed payment in respect of such participation. In the event that such participations are purchased, the UK Swing Line Lender shall purchase participations in Committed Loans of the other Lenders as provided in Section 2.04(b)(iv)(A) as if such UK Swing Line Loan had been refinanced by a Committed Borrowing. The respective amounts of such participations shall be adjusted upon any new borrowings or payments as necessary to cause each

Lender (including the UK Swing Line Lender) to hold its Applicable Percentage of the Outstanding Amount of such UK Swing Line Loan.

               (C) If any Lender fails to make available to the Administrative Agent for the account of the UK Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(b)(iv) by the time specified in Section 2.04(b)(iv)(A), the UK Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the UK Swing Line Lender at a rate per annum equal to the applicable Overnight Rate from time to time in effect. A certificate of the UK Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (C) shall be presumed correct absent manifest error.

               (D) Each Lender’s obligation to make Committed Loans or to purchase and fund risk participations in UK Swing Line Loans pursuant to this Section 2.04(b)(iv) shall be absolute and unconditional and shall not be affected by any circumstance, including (1) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the UK Swing Line Lender, the Company or any other Person for any reason whatsoever, (2) the occurrence or continuance of a Default or Event of Default, or (3) any other occurrence, event or condition, whether or not similar to any of the foregoing. No such funding of risk participations shall relieve or otherwise impair the obligation of the Designated UK Borrowers to repay UK Swing Line Loans, together with interest as provided herein.

          (v) Repayment of Participations.

               (A) At any time after any Lender has purchased and funded a risk participation in a UK Swing Line Loan, if the UK Swing Line Lender receives any payment on account of such UK Swing Line Loan, the UK Swing Line Lender will distribute to such Lender its Applicable Percentage of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s risk participation was funded) in the same funds as those received by the UK Swing Line Lender.

               (B) If any payment received by the UK Swing Line Lender in respect of principal or interest on any UK Swing Line Loan is required to be returned by the UK Swing Line Lender under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the UK Swing Line Lender in its discretion), each Lender shall pay to the UK Swing Line Lender its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the applicable Overnight Rate. The Administrative Agent will make such demand upon the request of the UK Swing

Line Lender. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

          (vi) Interest for Account of UK Swing Line Lender. The UK Swing Line Lender shall be responsible for invoicing the Designated UK Borrowers for interest on the UK Swing Line Loans. Until each Lender funds its Committed Loan or risk participation pursuant to this Section 2.04(b) to refinance such Lender’s Applicable Percentage of any UK Swing Line Loan, interest in respect of such Applicable Percentage shall be solely for the account of the UK Swing Line Lender.

          (vii) Payments Directly to UK Swing Line Lender. Each Designated UK Borrower shall make all payments of principal and interest in respect of the UK Swing Line Loans directly to the UK Swing Line Lender at the UK Swing Line Lender’s Office.

          (viii) UK Swing Line Loans and UK Issued L/Cs. The UK Swing Line Lender and the other parties hereto agree and acknowledge that (a) if the UK Swing Line Lender elects to request that the Lenders refinance UK Swing Line Loan or purchase risk participations in any UK Swing Line Loan or UK Issued Letter of Credit, the UK Swing Line Lender must request that the Lenders refinance and/or purchase risk participations in all UK Swing Line Loans then outstanding and purchase risk participations in all UK Issued Letter of Credit then outstanding (and any such request by the UK Swing Line Lender shall be deemed a request that the Lenders refinance and/or participate in all such outstanding obligations) and (b) the UK Swing Line Lender may not request the making of any such refinancing Loans or purchase of Letter of Credit participations after the date that is 10 Business Days after the earlier of (a) commencement of any foreclosure proceedings with respect to any Collateral, (b) exercise of other remedial rights under the Loan Documents (other than the charging of default interest), and (c) the institution of proceedings under any Debtor Relief Law by any Loan Party.

     2.05 Prepayments.

     (a) Voluntary Prepayments.

          (i) Each Borrower may, upon notice from the Company to the Administrative Agent, at any time or from time to time voluntarily prepay Committed Loans in whole or in part without premium or penalty; provided that (A) such notice must be received by the Administrative Agent not later than 10:00 a.m. (1) three Business Days prior to any date of prepayment of Eurocurrency Rate Loans denominated in Dollars, (2) four Business Days prior to any date of prepayment of Eurocurrency Rate Loans denominated in Alternative Currencies, and (3) on the date of prepayment of Base Rate Committed Loans; (B) any prepayment of Eurocurrency Rate Loans denominated in Dollars shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof; (C) any prepayment of Eurocurrency Rate Loans denominated in Alternative Currencies shall be in a minimum principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof; and (D) any prepayment of Base Rate Committed Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Committed Loans to be prepaid and, if Eurocurrency Loans are to be prepaid, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment. If such notice is given by the Company, the applicable Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurocurrency Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Each such prepayment shall be applied to the Committed Loans of the Lenders in accordance with their respective Applicable Percentages.

          (ii) Grant Prideco, L.P. may, upon notice to the US Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay US Swing Line Loans in whole or in part without premium or penalty; provided that (A) such notice must be received by the US Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (B) any such prepayment shall be in a minimum principal amount of $100,000. Each such notice shall specify the date and amount of such prepayment. If such notice is given by Grant Prideco, L.P., Grant Prideco, L.P. shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

          (iii) Each Designated UK Borrower may, upon notice to the UK Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay UK Swing Line Loans in whole or in part without premium or penalty; provided that (A) such notice must be received by the UK Swing Line Lender and the Administrative Agent not later than 10:00 a.m. (1) three Business Days prior to any date of prepayment of UK Swing Line Loans denominated in Dollars or Sterling and (2) four Business Days prior to any date of prepayment of UK Swing Line Loans denominated in Alternative Currencies (other than Sterling); (B) any prepayment of UK Swing Line Loans shall be in a minimum principal amount of $500,000 (or Dollar Equivalent thereof, as applicable) or a whole multiple of $100,000 in excess thereof or, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Interest Period(s) of the UK Swing Line Loans to be prepaid. If such notice is given by a Designated UK Borrower, such Designated UK Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a UK Swing Line Loan, including any prepayment by refinancing thereof with a Committed Borrowing pursuant to Section 2.04(b)(iv), shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05.

     (b) Mandatory Prepayments; Net Cash Proceeds. Within 15 days of the end of each calendar month, the Company shall notify the Administrative Agent of any Recovery Events or Asset Dispositions occurring during such month and giving rise to Net Cash Proceeds that would, if not reinvested by the Company as permitted below, be required to be applied to prepayment of the Loans as provided below. If the Company, or any of its Subsidiaries shall receive Net Cash Proceeds from (i) any Asset Dispositions in excess of $5,000,000 in the aggregate during any fiscal year with respect to real property assets (including any related fixtures) or in excess of $5,000,000 in the aggregate during any fiscal year with respect to any other assets, or (ii) any Recovery Events in excess of $5,000,000 (and in excess of $50,000 for each such event) in the aggregate during any fiscal year, then (A) the Company shall, in the Compliance Certificate next due and delivered following such Asset Disposition or Recovery Event, notify the Administrative Agent that such Asset Disposition or Recovery Event has occurred, along with the date thereof and the amount of the Net Cash Proceeds from such Asset Disposition or Recovery Event, (B) the Company shall state in such Compliance Certificate whether it intends to reinvest such proceeds to acquire assets useful in its business and/or to repair the affected asset, as applicable (which the Company may do provided that such Compliance Certificate states that no Event of Default has occurred and is continuing) or to pay the Net Cash Proceeds thereof to the Administrative Agent for prepayment of the Loans, (C) if the Company states in such Compliance Certificate that it does not intend to reinvest such proceeds, or if an Event of Default has occurred and is continuing, then on the date of receipt by the Company or the applicable Subsidiary of such Net Cash Proceeds, the Loans shall immediately be prepaid by an amount equal to the amount by which such Net Cash Proceeds exceeds $5,000,000, as set forth in Section 2.05(f). Notwithstanding the foregoing, on each Reinvestment Prepayment Date the Loans shall be prepaid by an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event, as set forth in Section 2.05(f). The provisions of this Section do not constitute a consent to the consummation of any Disposition not permitted by Section 7.05.

     (c) Mandatory Prepayments; Extraordinary Gains. Within 15 days of the end of each calendar month, the Company shall notify the Administrative Agent of any event or circumstance occurring during such month and giving rise to Extraordinary Receipts that would, if not reinvested by the Company as permitted below, be required to be applied to prepayment of the Loans as provided below. If the Company, or any of its Subsidiaries shall receive Extraordinary Receipts in excess of $5,000,000 in the aggregate during any fiscal year, then (A) the Company shall, in the Compliance Certificate next due and delivered following receipt of such Extraordinary Receipts, notify the Administrative Agent that such Extraordinary Receipts have been received, and describe the date of the event giving rise thereto and the amount of the Extraordinary Receipts, (B) the Company shall state in such Compliance Certificate whether it intends to reinvest such proceeds to acquire assets useful in its business and/or to repair the affected asset, as applicable (which the Company may do provided that such Compliance Certificate states that no Event of Default has occurred and is continuing) or to pay the Extraordinary Receipts to the Administrative Agent for prepayment of the Loans, (C) if the Company states in such Compliance Certificate that it does not intend to reinvest such Extraordinary Receipts or if an Event of Default has occurred and is continuing, then on the date of receipt by the Company or the applicable Subsidiary of such receipts, the Loans shall immediately be prepaid by an amount equal to the amount by which such Extraordinary Receipts exceed $5,000,000, provided, that, notwithstanding the foregoing, on each Reinvestment Prepayment Date the Loans shall be prepaid by an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event, as set forth in Section 2.05(f). For purposes of calculating whether any Extraordinary Receipts received with respect to any event or circumstance exceed $5,000,000, such proceeds shall be determined as of the date of the applicable event or circumstance, whether or not received on such date, but no such amount shall be required to be applied to prepayment of the Loans pursuant to this Section until received by the applicable Person.

     (d) Mandatory Prepayments; Total Outstandings. If the Administrative Agent notifies the Company and, if applicable, the Designated UK Borrowers at any time that the Total Outstandings at such time exceed an amount equal to 105% of the Aggregate Combined Commitments then in effect, the Total Outstandings minus the aggregate Outstanding Amount of all Designated UK Borrower Obligations exceed an amount equal to 105% of the Aggregate Commitments (US) then in effect, or the Outstanding Amount of all Designated UK Borrower Obligations at such time exceed an amount equal to 105% of the UK Sublimit then, within two Business Days after receipt of such notice, the Borrowers shall prepay Loans and/or the Company shall Cash Collateralize the L/C Obligations in an aggregate amount sufficient to reduce such Outstanding Amount as of such date of payment to an amount not to exceed 100% of the Aggregate Combined Commitments, Aggregate Commitments (US), or UK Sublimit, as applicable, then in effect; provided, however, that, subject to the provisions of Section 2.03(g)(ii), the Company shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(d) unless after the prepayment in full of the Loans the Total Outstandings exceed the Aggregate Combined Commitments, Aggregate Commitments (US), or UK Sublimit, as applicable, then in effect. The Administrative Agent may, at any time and from time to time after the initial deposit of such Cash Collateral, request that additional Cash Collateral be provided, in an aggregate amount sufficient to reduce such Outstanding Amount as of the date of provision of such Cash Collateral to an amount not to exceed 95% of the Aggregate Combined Commitments, Aggregate Commitments (US), or UK Sublimit, as applicable, then in effect, in order to protect against the results of further exchange rate fluctuations. All Cash Collateral provided by the Company pursuant to this subparagraph (d) shall be returned to the Company within 15 days after the end of any period of 30 consecutive days following its provision during which average Total Outstandings have not exceeded 95% of the Aggregate Combined Commitments, Aggregate Commitments (US), or UK Sublimit, as applicable.

     (e) Mandatory Prepayments; Alternative Currencies. If the Administrative Agent notifies the Company at any time that the Outstanding Amount of all Loans denominated in Alternative Currencies at such time exceeds an amount equal to 105% of the Alternative Currency Sublimit then in effect, then, within two Business Days after receipt of such notice, the Borrowers shall prepay Loans in an aggregate amount sufficient to reduce such Outstanding Amount as of such date of payment to an amount not to exceed 100% of the Alternative Currency Sublimit then in effect.

     (f) Application of Prepayments. Amounts to be applied in connection with prepayments made pursuant to this Section 2.05 shall be applied first to the prepayment of the Committed Loans, and second to the prepayment of the Swing Line Loans, in each case as provided in Section 2.12. Upon application of any amounts to the prepayment of the Loans pursuant to clause (b) of this Section 2.05 or, to the extent relating to any damage, loss, or other impairment with respect to an asset, clause (c) of this Section 2.05, the Aggregate Commitments (US) shall be reduced by an amount equal to 50% of the amount of the Net Cash Proceeds or Extraordinary Receipts, as applicable, so applied.

     2.06 Termination or Reduction of Commitments. The Company may, upon notice to the Administrative Agent, terminate the Aggregate Commitments (US), or from time to time permanently reduce the Aggregate Commitments (US); provided that (i) any such notice shall be received by the Administrative Agent not later than 10:00 a.m. five Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof, (iii) the Company shall not terminate or reduce the Aggregate Commitments (US) if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Outstandings plus the Alternative Currency Reserve (if any) would exceed the Aggregate Combined Commitments or if the Total Outstandings (excluding the Designated UK Borrower Obligations) plus the Alternative Currency Reserve (if any) would exceed the Aggregate Commitments (US), and (iv) if, after giving effect to any reduction of the Aggregate Commitments (US), the Alternative Currency Sublimit, the Letter of Credit Sublimit or the US Swing Line Sublimit exceeds the amount of the Aggregate Commitments (US), such Sublimit shall be automatically reduced by the amount of such excess. The Administrative Agent shall promptly notify the Lenders of any such notice of termination or reduction of the Aggregate Commitments (US). The amount of any such Aggregate Commitment (US) reduction shall not be applied to the Alternative Currency Sublimit or the Letter of Credit Sublimit unless otherwise specified by the Company. Any reduction of the Aggregate Commitments (US) shall be applied to the Commitment of each Lender according to its Applicable Percentage (US). All fees accrued until the effective date of any termination of the Aggregate Commitments (US) shall be paid on the effective date of such termination.

     2.07 Repayment of Loans. (a) Each Borrower shall repay to the Lenders on the Maturity Date the aggregate principal amount of Committed Loans made to such Borrower outstanding on such date.

     (b) Grant Prideco, L.P. shall repay each US Swing Line Loan on the earlier to occur of (i) the date ten Business Days after such Loan is made and (ii) the Maturity Date.

     (c) Each Designated UK Borrower shall repay to the UK Swing Line Lender on the Maturity Date the aggregate principal amount of the UK Swing Line Loans made to such Designated UK Borrower outstanding on such date.

     2.08 Interest. (a) Subject to the provisions of subsection (b) below, (i) each Eurocurrency Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurocurrency Rate for such Interest Period plus the Applicable Rate for Eurocurrency Rate Loans plus (in the case of a Eurocurrency Rate Loan of any Lender which is lent from a Lending Office in the United Kingdom or a Participating Member State) the Mandatory Cost; (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate for Base Rate Loans; and (iii) each US Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate for Base Rate Loans.

     (b) (i) If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise,

such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

          (ii) If any amount (other than principal of any Loan) payable by any Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

          (iii) Upon the request of the Required Lenders, while any Event of Default exists, the Borrowers shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

          (iv) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

     (c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

     2.09 Fees. In addition to certain fees described in subsections (i) and (j) of Section 2.03:

     (a) Commitment Fee. The Company shall pay to the Administrative Agent for the account of each Lender (other than the UK Swing Line Lender) in accordance with its Applicable Percentage, a commitment fee in Dollars equal to the Applicable Rate for the Commitment Fee times the actual daily amount by which the Aggregate Commitments (US) exceed the sum of (i) the Outstanding Amount of Committed Loans and (ii) the Outstanding Amount of L/C Obligations (excluding the UK Issued L/Cs). The Company shall pay to the UK Swing Line Lender for its own account a commitment fee in Dollars equal to the Applicable Rate for the Commitment Fee times the actual daily amount by which the UK Sublimit exceeds the sum of (i) the Outstanding Amount of UK Swing Line Loans and (ii) the Outstanding Amount of L/C Obligations with respect to UK Issued L/Cs. Notwithstanding the preceding two sentences, for any period during which the Applicable Percentage (UK Included) is applicable, the Company shall pay to the Administrative Agent for the account of each Lender (including the UK Swing Line Lender) a commitment fee in Dollars equal to the Applicable Rate for the Commitment Fee times the actual daily amount by which the Aggregate Combined Commitments exceed the sum of (i) the Outstanding Amount of Committed Loans and UK Swing Line Loans and (ii) the Outstanding Amount of L/C Obligations (including the UK Issued L/Cs), which fee shall be in lieu of, and not in addition to, the fees provided above in this Section 2.09. The commitment fees shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and

December, commencing with the first such date to occur after the Closing Date, and on the Maturity Date. The commitment fees shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

     (b) Other Fees. (i) The Company shall pay to the Arrangers, the Administrative Agent, and the UK Swing Line Lender for their own respective accounts, in Dollars, fees in the amounts and at the times specified in the applicable Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

          (ii) The Company shall pay to the Lenders, in Dollars, such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

     2.10 Computation of Interest and Fees. All computations of interest for Base Rate Loans when the Base Rate is determined by Wells Fargo’s “prime rate” shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year), or, in the case of interest in respect of Loans denominated in Alternative Currencies as to which market practice differs from the foregoing, in accordance with such market practice. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent or the UK Swing Line Lender, as applicable, of an interest rate or fee hereunder shall be presumed correct for all purposes, absent manifest error.

     2.11 Evidence of Debt. (a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be presumed correct absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender to a Borrower made through the Administrative Agent, such Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans to such Borrower in addition to such accounts or records. Each Lender may attach schedules to a Note and endorse thereon the date, Type (if applicable), amount, currency and maturity of its Loans and payments with respect thereto.

     (b) In addition to the accounts and records referred to in subsection (a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

     2.12 Payments Generally; Administrative Agent’s Clawback. (a) General. All payments to be made by the Borrowers shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein and except with respect to principal of and interest on Loans denominated in an Alternative Currency, all payments by the Borrowers hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in Dollars and in Same Day Funds not later than 1:00 p.m. on the date specified herein. Except as otherwise expressly provided herein, all payments by the Borrowers hereunder with respect to principal and interest on Loans denominated in an Alternative Currency shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in such Alternative Currency and in Same Day Funds not later than the Applicable Time specified by the Administrative Agent on the dates specified herein. All payments by the Designated UK Borrowers hereunder with respect to UK Swing Line Loans shall be made to the UK Swing Line Lender, at the applicable UK Swing Line Lender’s Office in Dollars or the applicable Alternative Currency, in Same Day Funds, not later than 1:00 p.m. London time with respect to payments of principal and interest on UK Swing Line Loans denominated in Dollars or Sterling or, with respect to payments of principal and interest on UK Swing Line Loans denominated in an Alternative Currency (other than Sterling), not later than the Applicable Time specified by the UK Swing Line Lender for such Alternative Currency, on the dates specified herein. Without limiting the generality of the foregoing, the Administrative Agent may require that any payments due under this Agreement to the Administrative Agent be made in the United States and the UK Swing Line Lender may require that any payments due under this Agreement to the UK Swing Line Lender be made in London. If, for any reason, any Borrower is prohibited by any Law from making any required payment hereunder in an Alternative Currency, such Borrower shall make such payment in Dollars in the Dollar Equivalent of the Alternative Currency payment amount. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent (i) after 1:00 p.m., in the case of payments in Dollars, or (ii) after the Applicable Time specified by the Administrative Agent in the case of payments in an Alternative Currency, shall in each case be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. All payments received by the UK Swing Line Lender (i) after 1:00 p.m. London time, in the case of payments in Dollars or Sterling, or (ii) after the Applicable Time specified by the UK Swing Line Lender in the case of payments in an Alternative Currency, shall in each case be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by any Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

     (b) (i) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Committed Borrowing of Eurocurrency Rate Loans (or, in the case of any Committed Borrowing of Base Rate Loans, prior to 11:00 a.m. on the date of such Committed Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Committed Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Committed Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Committed Borrowing available to the Administrative Agent, then the applicable Lender and the applicable Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in Same Day Funds with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the Overnight Rate and (B) in the case of a payment to be made by such Borrower, the interest rate applicable to Base Rate Loans. If such Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to such Borrower the amount of such interest paid by such Borrower for such period. If such Lender pays its share of the applicable Committed Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Committed Loan included in such Committed Borrowing. Any payment by such Borrower shall be without prejudice to any claim such Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

          (ii) Payments by Borrowers; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from a Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or an L/C Issuer hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the applicable L/C Issuer, as the case may be, the amount due. In such event, if such Borrower has not in fact made such payment, then each of the Lenders or the applicable L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such L/C Issuer, in Same Day Funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Overnight Rate.

     A notice of the Administrative Agent to any Lender or Borrower with respect to any amount owing under this subsection (b) shall be presumed correct, absent manifest error.

     (c) Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender to any Borrower as provided in the foregoing provisions of this Article II, and such funds are not made available to such Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

     (d) Obligations of Lenders Several. The obligations of the Lenders hereunder to make Committed Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to Section 10.04(c) are several and not joint. The failure of any Lender to make any Committed Loan, to fund any such participation or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Committed Loan, to purchase its participation or to make its payment under Section 10.04(c).

     (e) Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

     2.13 Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Committed Loans made by it (or in which it holds participations), or the participations in L/C Obligations or in Swing Line Loans held by it resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Committed Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact and (b) purchase (for cash at face value) participations in the Committed Loans and subparticipations in L/C Obligations and Swing Line Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Committed Loans and other amounts owing them, provided that:

          (i) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

          (ii) the provisions of this Section shall not be construed to apply to (x) any payment made by a Borrower pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Committed Loans or subparticipations in L/C Obligations or Swing Line Loans to any assignee or participant, other than to the Company or any Subsidiary thereof (as to which the provisions of this Section shall apply).

     Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

     2.14 Designated Borrowers. (a) Effective as of the date hereof, each of Grant Prideco, L.P. and each Designated UK Borrower shall be a “Designated Borrower” hereunder and may receive Loans for its respective account on the terms and conditions set forth in this Agreement.

     (b) The Company may at any time, upon not less than 15 Business Days’ notice from the Company to the Administrative Agent (or such shorter period as may be agreed by the Administrative Agent in its sole discretion), designate any Material Domestic Subsidiary of the Company (an “Applicant Borrower”) as a Designated Borrower to receive Loans hereunder by delivering to the Administrative Agent (which shall promptly deliver counterparts thereof to each Lender) a duly executed notice and agreement in substantially the form of Exhibit G (a “Designated Borrower Request and Assumption Agreement”). The parties hereto acknowledge and agree that, prior to any Applicant Borrower becoming entitled to utilize the credit facilities provided for herein, the Administrative Agent and the Lenders shall have received such supporting resolutions, incumbency certificates, opinions of counsel and other documents or information, in form, content and scope reasonably satisfactory to the Administrative Agent, as may be required by the Administrative Agent or the Required Lenders in their sole discretion, and Notes signed by such new Borrowers to the extent any Lenders so require. If the Administrative Agent and the Required Lenders agree that an Applicant Borrower shall be entitled to receive Loans hereunder, then promptly following receipt of all such requested resolutions, incumbency certificates, opinions of counsel and other documents or information, the Administrative Agent shall send a notice in substantially the form of Exhibit H (a “Designated Borrower Notice”) to the Company and the Lenders specifying the effective date upon which the Applicant Borrower shall constitute a Designated Borrower for purposes hereof, whereupon each of the Lenders agrees to permit such Designated Borrower to receive Loans hereunder, on the terms and conditions set forth herein, and each of the parties agrees that such Designated Borrower otherwise shall be a Borrower for all purposes of this Agreement; provided that no Committed Loan Notice or Letter of Credit Application may be submitted by or on behalf of such Designated Borrower until the date five Business Days after such effective date.

     (c) The Obligations of the Company and each Designated Borrower that is a Domestic Subsidiary, including without limitation Grant Prideco, L.P’s obligations with respect to Letters of Credit and US Swing Line Loans, shall be joint and several in nature. The Obligations of all Designated Borrowers that are Foreign Subsidiaries shall be several in nature.

     (d) Each of the Company and each Subsidiary of the Company that is or becomes a “Designated Borrower” pursuant to this Section 2.14 hereby irrevocably appoints each of Grant Prideco, L.P. and the Company as its agent for all purposes relevant to this Agreement and each of the other Loan Documents, including (i) the giving and receipt of notices, (ii) the execution and delivery of all documents, instruments and certificates contemplated herein and all modifications hereto, and (iii) the receipt of the proceeds of any Loans made by the Lenders, to any such Designated Borrower hereunder. Any acknowledgment, consent, direction, certification or other action which might otherwise be valid or effective only if given or taken by all Borrowers, or by each Borrower acting singly, shall be valid and effective if given or taken only by Grant Prideco, L.P. or the Company, whether or not any such other Borrower joins therein. Any notice, demand, consent, acknowledgement, direction, certification or other communication delivered to the Company or Grant Prideco, L.P. in accordance with the terms of this Agreement shall be deemed to have been delivered to each Designated Borrower.

     (e) The Company may from time to time, upon not less than 15 Business Days’ notice from the Company to the Administrative Agent (or such shorter period as may be agreed by the Administrative Agent), terminate a Designated Borrower’s status as such, provided that there are no outstanding Loans payable by such Designated Borrower, or other amounts payable by such Designated Borrower on account of any Loans made to it, as of the effective date of such termination. The Administrative Agent will promptly notify the Lenders of any such termination of a Designated Borrower’s status.

     2.15 Increase in Commitments.

     (a) Request for Increase. Provided there exists no Default, upon notice to the Administrative Agent (which shall promptly notify the Lenders), the Company may on a one-time basis, request an increase in the Aggregate Commitments (US) by an amount not exceeding $50,000,000; provided that any such request for an increase shall be in a minimum amount of $25,000,000. At the time of sending such notice, the Company (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten Business Days from the date of delivery of such notice to the Lenders).

     (b) Lender Elections to Increase. Each Lender shall notify the Administrative Agent within such time period whether or not it agrees to increase its Commitment and, if so, whether by an amount equal to, greater than, or less than its Applicable Percentage (US) of such requested increase. Any Lender not responding within such time period shall be deemed to have declined to increase its Commitment.

     (c) Notification by Administrative Agent; Additional Lenders. The Administrative Agent shall notify the Company and each Lender of the Lenders’ responses to each request made hereunder. To achieve the full amount of a requested increase and subject to the approval of the Administrative Agent and each L/C Issuer (which approvals shall not be unreasonably withheld), the Company may also invite additional Eligible Assignees to become Lenders pursuant to a joinder agreement in form and substance satisfactory to the Administrative Agent and its counsel.

     (d) Effective Date and Allocations. If the Aggregate Commitments (US) are increased in accordance with this Section, the Administrative Agent and the Company shall determine the effective date (the “Increase Effective Date”) and the final allocation of such increase. The Administrative Agent shall promptly notify the Company and the Lenders of the final allocation of such increase and the Increase Effective Date.

     (e) Conditions to Effectiveness of Increase. As a condition precedent to such increase, the Company shall deliver to the Administrative Agent a certificate of each Loan Party dated as of the Increase Effective Date (in sufficient copies for each Lender) signed by a Responsible Officer of such Loan Party (i) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and (ii) in the case of the Company, certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Article V and the other Loan Documents are true and correct on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Section 2.16, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01, and (B) no Default exists. The Borrowers shall prepay any Committed Loans outstanding on the Increase Effective Date (and pay any additional amounts required pursuant to Section 3.05) to the extent necessary to keep the outstanding Committed Loans ratable with any revised Applicable Percentages (US) arising from any nonratable increase in the Commitments under this Section.

     (f) Conflicting Provisions. This Section shall supersede any provisions in Sections 2.13 or 10.01 to the contrary.

ARTICLE III
TAXES, YIELD PROTECTION AND ILLEGALITY

     3.01 Taxes.

     (a) Payments Free of Taxes. Any and all payments by or on account of any obligation of the respective Borrowers hereunder or under any other Loan Document shall be made free and clear of and without reduction, deduction, or withholding for any Indemnified Taxes or Other Taxes, provided that if the applicable Borrower shall be required by applicable law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the applicable Agent, Lender or L/C Issuer, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and (iii) such Borrower shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

     (b) Payment of Other Taxes by the Borrowers. Without limiting the provisions of subsection (a) above, each Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

     (c) Indemnification by the Borrowers. Each Borrower shall indemnify each of the Administrative Agent, each Lender, each Swing Line Lender, and each L/C Issuer, within 30 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent, Lender, Swing Line Lender, or L/C Issuer, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate setting forth the amount, and detailing the calculation, of such Indemnified Taxes or Other Taxes shall be submitted by such the Administrative Agent, Lender, Swing Line Lender, or L/C Issuer, as the case may be to the applicable Borrower with any demand for payment thereof, and shall be presumptively correct, absent manifest error.

     (d) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any Borrower to a Governmental Authority, such Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

     (e) Status of Lenders. No Person may become a Lender under this Agreement unless such Person is entitled to an exemption from withholding under this Section 3.01(e). Any Foreign Lender that is entitled to an exemption from withholding tax under the law of the jurisdiction in which a Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to the Company (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Company or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding.

     Any Lender, at the time or times prescribed by applicable law or as reasonably requested by the Company or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Company or the Administrative Agent as will enable the Company or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

     Without limiting the generality of the foregoing, in the event that a Borrower is resident for tax purposes in the United States, any Foreign Lender shall deliver to Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Company or the Administrative Agent if such Foreign Lender is legally entitled to do so, or as required by applicable law), whichever of the following is applicable:

          (i) duly completed copies of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party,

          (ii) duly completed copies of Internal Revenue Service Form W-8ECI,

          (iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the applicable Borrower within the meaning of

Section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and (y) duly completed copies of Internal Revenue Service Form W-8BEN, or

          (iv) any other form prescribed by applicable law as a basis for claiming exemption from United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law.

     Without limiting the obligations of the Lenders set forth above regarding delivery of certain forms and documents to establish each Lender’s status for U.S. withholding tax purposes, each Lender agrees promptly to deliver to the Administrative Agent or the Company, as the Administrative Agent or the Company shall reasonably request, on or prior to the Closing Date, and in a timely fashion thereafter, such other documents and forms required by any relevant taxing authorities under the Laws of any other jurisdiction, duly executed and completed by such Lender, as are required under such Laws to confirm such Lender’s entitlement to any available exemption from applicable withholding taxes in respect of all payments to be made to such Lender outside of the U.S. by the Borrowers pursuant to this Agreement or otherwise to establish such Lender’s status for withholding tax purposes in such other jurisdiction. Each Lender shall promptly (i) notify the Administrative Agent of any change in circumstances which would modify or render invalid any such claimed exemption or reduction, and (ii) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws of any such jurisdiction that any Borrower make any deduction or withholding for taxes from amounts payable to such Lender. Additionally, each of the Borrowers shall promptly deliver to the Administrative Agent or any Lender, as the Administrative Agent or such Lender shall reasonably request, on or prior to the Closing Date, and in a timely fashion thereafter, such documents and forms required by any relevant taxing authorities under the Laws of any jurisdiction, duly executed and completed by such Borrower, as are required to be furnished by such Lender or the Administrative Agent under such Laws in connection with any payment by the Administrative Agent or any Lender of Taxes or Other Taxes, or otherwise in connection with the Loan Documents, with respect to such jurisdiction.

     (f) Treatment of Certain Refunds. If the Administrative Agent, Lender, Swing Line Lender, or L/C Issuer determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by any Borrower or with respect to which any Borrower has paid additional amounts pursuant to this Section, it shall pay to such Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent, Lender, Swing Line Lender, or L/C Issuer, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that each Borrower, upon the request of the Administrative Agent, Lender, Swing Line Lender, or L/C Issuer, agrees to repay the amount paid over to such Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, Lender, Swing Line Lender, or L/C Issuer in the event the Administrative Agent, Lender, Swing Line Lender, or L/C Issuer is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require the Administrative Agent, any Lender, any

Swing Line Lender, or any L/C Issuer to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Borrower or any other Person.

     3.02 Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurocurrency Rate Loans (whether denominated in Dollars or an Alternative Currency), or to determine or charge interest rates based upon the Eurocurrency Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars or any Alternative Currency in the applicable interbank market, then, on notice thereof by such Lender to Grant Prideco, L.P. through the Administrative Agent, or to or the Designated UK Borrower in the case of the UK Swing Line Lender (with a copy to the Administrative Agent) any obligation of such Lender to make or continue Eurocurrency Rate Loans in the affected currency or currencies or, in the case of Eurocurrency Rate Loans in Dollars, to convert Base Rate Committed Loans to Eurocurrency Rate Loans, shall be suspended until such Lender notifies the Administrative Agent and Grant Prideco, L.P. or the Administrative Agent and the Designated UK Borrowers, as applicable, that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the applicable Borrowers shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable and such Loans are denominated in Dollars, convert all such Eurocurrency Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurocurrency Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurocurrency Rate Loans. Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted.

     3.03 Inability to Determine Rates. If the Required Lenders or, in the case of any UK Swing Line Loan or a continuation thereof the UK Swing Line Lender, determine that for any reason in connection with any request for a Eurocurrency Rate Loan or a conversion to or continuation thereof that (a) deposits (whether in Dollars or an Alternative Currency) are not being offered to banks in the applicable offshore interbank market for such currency for the applicable amount and Interest Period of such Eurocurrency Rate Loan, (b) adequate and reasonable means do not exist for determining the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan (whether denominated in Dollars or an Alternative Currency), or (c) the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Eurocurrency Rate Loan, the Administrative Agent will promptly so notify Grant Prideco L.P. and each Lender or the UK Swing Line Lender will promptly notify the Designated UK Borrowers and the Administrative Agent, as applicable. Thereafter, the obligation of the Lenders or the UK Swing Line Lender, as applicable, to make or maintain Eurocurrency Rate Loans in the affected currency or currencies shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) or, in the case of UK Swing Line Loans, the UK Swing Line Lender, revokes such notice. Upon receipt of such notice, Grant Prideco L.P. or the applicable Designated UK Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurocurrency Rate Loans in the affected currency or currencies or, failing that, will be deemed to have converted such request into a request for a Committed Borrowing or UK Swing Line Borrowing, as applicable, of Base Rate Loans in the amount specified therein.

     3.04 Increased Costs; Reserves on Eurocurrency Rate Loans.

     (a) Increased Costs Generally. If any Change in Law shall:

          (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except (A) any reserve requirement contemplated by Section 3.04(e) and (B) the requirements of the Bank of England and the Financial Services Authority or the European Central Bank reflected in the Mandatory Cost, other than as set forth below) or any L/C Issuer;

          (ii) subject any Lender or L/C Issuer to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any Eurocurrency Rate Loan made by it, or change the basis of taxation of payments to such Lender or L/C Issuer in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 3.01 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender or L/C Issuer);

          (iii) the Mandatory Cost, as calculated hereunder, does not represent the cost to any Lender of complying with the requirements of the Bank of England and/or the Financial Services Authority or the European Central Bank in relation to its making, funding or maintaining Eurocurrency Rate Loans; or

          (iv) impose on any Lender or L/C Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or Eurocurrency Rate Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurocurrency Rate Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or L/C Issuer, the Company will pay (or cause the applicable Designated Borrower to pay) to such Lender or L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.

     (b) Capital Requirements. If any Lender or L/C Issuer determines that any Change in Law affecting such Lender or L/C Issuer or any Lending Office of such Lender or such Lender’s or L/C Issuer’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or L/C Issuer’s capital or on the capital of such Lender’s or L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments or UK Commitment, as applicable, of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such L/C Issuer, to a level below that which such Lender or L/C Issuer or such Lender’s or L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or L/C Issuer’s policies and the policies of such Lender’s or L/C Issuer’s holding company with respect to capital adequacy), then from time to time the Company will pay (or cause the applicable Designated Borrower to pay) to such Lender or L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or L/C Issuer or such Lender’s or L/C Issuer’s holding company for any such reduction suffered.

     (c) Certificates for Reimbursement. A certificate of a Lender or the applicable L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Company shall be presumed correct absent manifest error. The Company shall pay (or cause the applicable Designated Borrower to pay) such Lender or L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

     (d) Delay in Requests. Failure or delay on the part of any Lender or L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s or L/C Issuer’s right to demand such compensation, provided that no Borrower shall be required to compensate a Lender or L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or L/C Issuer, as the case may be, notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

     (e) Additional Reserve Requirements. The Company shall pay (or cause the applicable Designated Borrower to pay) to each Lender, (i) as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Eurocurrency Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be presumed correct), and (ii) as long as such Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any other central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or UK Commitment, as applicable, or the funding of the Eurocurrency Rate Loans, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be presumed correct), which in each case shall be due and payable on each date on which interest is payable on such Loan, provided the Company shall have received at least 10 days’ prior notice (with a copy to the Administrative Agent) of such additional interest or costs from such Lender. If a Lender fails to give notice 10 days prior to the relevant Interest Payment Date, such additional interest or costs shall be due and payable 10 days from receipt of such notice.

     3.05 Compensation for Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Company shall promptly compensate (or cause the applicable Designated Borrower to compensate) such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

     (a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

     (b) any failure by any Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Company or the applicable Designated Borrower;

     (c) any failure by any Borrower to make payment of any Loan or drawing under any Letter of Credit (or interest due thereon) denominated in an Alternative Currency on its scheduled due date or any payment thereof in a different currency; or

     (d) any assignment of a Eurocurrency Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Company pursuant to Section 10.13;

including any loss of anticipated profits, any foreign exchange losses and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan, from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract. The Company shall also pay (or cause the applicable Designated Borrower to pay) any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Company (or the applicable Designated Borrower) to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurocurrency Rate Loan made by it at the Eurocurrency Rate for such Loan by a matching deposit or other borrowing in the offshore interbank market for such currency for a comparable amount and for a comparable period, whether or not such Eurocurrency Rate Loan was in fact so funded.

     3.06 Mitigation Obligations; Replacement of Lenders.

     (a) Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Company hereby agrees to pay (or to cause the applicable Designated Borrower to pay) all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

     (b) Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, the Company may replace such Lender in accordance with Section 10.13.

     3.07 Survival. All of the Borrowers’ obligations under this Article III shall survive termination of the Aggregate Combined Commitments and repayment of all other Obligations hereunder.

ARTICLE IV
CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

     4.01 Conditions of Initial Credit Extension. The obligation of each L/C Issuer and each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:

     (a) The Administrative Agent’s receipt of the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent and each of the Lenders:

          (i) executed counterparts of this Agreement and the Guaranties, sufficient in number for distribution to the Administrative Agent, each Lender, each Swing Line Lender, and the Company;

          (ii) Notes executed by the Borrowers (other than the Designated UK Borrowers) in favor of each Lender or Swing Line Lender requesting Notes;

          (iii) Executed counterparts of the Security Documents (other than the UK Security Documents), together with:

               (A) certificates representing the equity interests pledged pursuant to the Security Documents (other than the UK Security Documents), accompanied by undated stock powers executed in blank and instruments evidencing any indebtedness pledged thereunder, all indorsed in blank,

               (B) proper financing statements, duly prepared for filing under the Uniform Commercial Code of all jurisdictions that the Administrative Agent may deem necessary or desirable in order to perfect the first priority liens and security interests created under the Security Documents (other than the UK Security Documents) covering the Collateral described in such Security Documents,

               (C) completed lien searches, dated on or before the date of the initial Credit Extension, listing all effective financing statements filed in the jurisdictions referred to in clause (B) above and any applicable foreign jurisdictions that name any Loan Party or any Subsidiary of any Loan Party as debtor, together with copies of such other financing statements, and

               (D) evidence that all other action that the Administrative Agent may reasonably deem necessary in order to perfect the first priority liens and security interests created under the Security Documents (other than the UK Security Documents) has been completed (other than the filings referred to in clause (B) above);

          (iv) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;

          (v) such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each Loan Party is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;

          (vi) a favorable opinion of (A) Fulbright & Jaworski, L.L.P., counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, as to such matters concerning the Loan Parties and the Loan Documents as the Required Lenders may reasonably request, and (B) appropriate local counsel, addressed to the Administrative Agent and each Lender, as to such other matters concerning the Loan Parties and the Loan Documents as the Required Lenders may reasonably request;

          (vii) a certificate signed by a Responsible Officer of the Company certifying (A) that the conditions specified in Sections 4.02(a) and (b) have been satisfied and (B) that there has been no event or circumstance since the date of the Audited Financial Statements that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect;

          (viii) evidence that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in effect;

          (ix) evidence that the Existing Credit Agreement has been or concurrently with the Closing Date is being terminated and all Liens securing obligations under the Existing Credit Agreement have been or concurrently with the Closing Date are being released; and

          (x) such other assurances, certificates, documents, consents or opinions as the Administrative Agent, any L/C Issuer, any Swing Line Lender, or the Required Lenders reasonably may require.

     (b) There shall not have occurred a material adverse change in the business, assets, properties, liabilities (actual or contingent), operations, condition (financial or otherwise), or prospects, taken as a whole, of the Company and its Subsidiaries since December 31, 2003, or in the facts and information regarding such entities as represented to date.

     (c) The Lenders shall have received and shall be satisfied with the Audited Financial Statements.

     (d) Any fees required to be paid on or before the Closing Date shall have been paid.

     (e) Unless waived by the Administrative Agent or the Syndication Agent, as applicable, the Company shall have paid all fees, charges and disbursements of counsel to the Administrative Agent to the extent invoiced prior to or on the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Company and the Administrative Agent and the Syndication Agent).

     (f) The Closing Date shall have occurred on or before May 31, 2005.

     Without limiting the generality of the provisions of Section 9.04, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

     4.02 Conditions to all Credit Extensions. The obligation of each Lender and each L/C Issuer to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type, or a continuation of Eurocurrency Rate Loans) is subject to the following conditions precedent:

     (a) The representations and warranties of (i) the Borrowers contained in Article V and (ii) each Loan Party contained in each other Loan Document or in any document furnished at any time under or in connection herewith or therewith, shall be true and correct on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in subsections (a), (b) and (c) of Section 5.05 shall be deemed to refer to the then most recently furnished statements pursuant to clauses (a) and (b), respectively, of Section 6.01.

     (b) No Default shall exist, or would result from such proposed Credit Extension or the application of the proceeds thereof.

     (c) The Administrative Agent and any applicable L/C Issuer or Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

     (d) If the applicable Borrower is a Designated Borrower, then the conditions of Section 2.14 to the designation of such Borrower as a Designated Borrower shall have been met to the satisfaction of the Administrative Agent.

     (e) In the case of a Credit Extension to be denominated in an Alternative Currency, there shall not have occurred any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which in the reasonable opinion of the Administrative Agent, the Required Lenders (in the case of any Committed Loans or Swing Line Loans to be denominated in an Alternative Currency), the UK Swing Line Lender (in the case of any UK Swing Line Loan to be denominated in an Alternative Currency), or the applicable L/C Issuer (in the case of any Letter of Credit to be denominated in an Alternative Currency), would make it impracticable for such Credit Extension to be denominated in the relevant Alternative Currency.

     Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type or a continuation of Eurocurrency Rate Loans) submitted by the Company shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

     4.03 Conditions of Initial Credit Extension to Designated UK Borrowers. The obligation of the UK Swing Line Lender and each L/C Issuer to honor any Request for Credit Extension from a Designated UK Borrower is subject to the following additional conditions precedent:

     (a) The Administrative Agent’s receipt of evidence satisfactory to the Administrative Agent, the UK Swing Line Lender and the Syndication Agent that:

          (i) each of the UK Loan Parties has properly filed all accounts that are due and required to be filed at Companies House in England, Wales, or Northern Ireland;

          (ii) no UK Loan Party is the subject of a continuing proceeding to strike such UK Loan Party from the Companies Register or any similar register or list at Companies House in England, Wales, or Northern Ireland, or has been struck from any such Companies Register, register, or list; and

          (iii) the 9 5/8% Senior Notes due 2007 (CUSIP No. 38821GAB7) have been redeemed in full, repurchased by the Company or the covenants provided therein defeased in full (other than the obligation to pay thereunder);

     (b) The Administrative Agent’s receipt of the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each in form and substance satisfactory to the Administrative Agent and the UK Swing Line Lender:

          (i) Executed counterparts of the UK Security Documents, together with:

               (A) certificates representing the equity interests pledged pursuant to the UK Security Documents, accompanied by undated stock powers executed in blank and instruments evidencing any indebtedness pledged thereunder, all indorsed in blank,

               (B) proper financing or similar statements, duly prepared for filing under the applicable requirements of all jurisdictions that the Administrative

Agent may deem necessary or desirable in order to perfect the first priority liens and security interests created under the UK Security Documents covering the Collateral described in such Security Documents,

     (C) completed lien searches, dated on or before the date of the initial Credit Extension to a Designated UK Borrower, listing all effective financing statements filed in the jurisdictions referred to in clause (B) above and any applicable foreign jurisdictions that name any Designated UK Borrower or UK Guarantor or any Subsidiary of any such Person as debtor, together with copies of such other financing statements, and

     (D) evidence that all other action that the Administrative Agent may reasonably deem necessary in order to perfect the first priority liens and security interests created under the UK Security Documents has been completed (other than the filings referred to in clause (B) above);

     (ii) Notes executed by the Designated UK Borrowers in favor of each Lender or Swing Line Lender requesting Notes;

     (iii) a favorable opinion of appropriate counsel, addressed to the Administrative Agent and each Lender, as to such other matters concerning the applicable Loan Parties, the UK Security Documents, and other applicable Loan Documents as the Administrative Agent may reasonably request;

     (iv) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each UK Subsidiary that is a Loan Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party, (including evidence that any amendments reasonably required to be made to their memorandums and articles of association by the Administrative Agent have been made to the reasonable satisfaction of the Administrative Agent); and

     (v) such other assurances, certificates, documents, consents or opinions as the Administrative Agent may require.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

     Except as otherwise provided in Section 5.18, each Borrower represents and warrants to the Administrative Agent, the L/C Issuers, the Swing Line Lenders, and the Lenders that:

     5.01 Existence, Qualification and Power; Compliance with Laws. Each Loan Party and each Subsidiary thereof (a) is duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, except, solely prior to the UK Advance Date, as specifically disclosed on Schedule 5.01 hereto in the case of the UK Subsidiaries, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, and (d) is in compliance with all Laws; except in each case referred to in clause (b)(i), (c) or (d), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

     5.02 Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) violate the terms of any of such Person’s Organization Documents; (b) violate or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries (other than the creation of Liens under the Loan Documents) or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law. As of the date hereof, each Loan Party and each Subsidiary thereof is in compliance with all Contractual Obligations referred to in clause (b)(i), except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

     5.03 Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, except for (a) such as have been received and are in full force and effect and (b) with respect to the Designated UK Borrowers and the UK Guarantors, such as shall have been received and be in full force and effect on the UK Advance Date;

     5.04 Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms.

     5.05 Financial Statements; No Material Adverse Effect.

     (a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of the Company and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Company and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.

     (b) The unaudited consolidated balance sheet of the Company and its Subsidiaries dated March 31 2005, and the related consolidated statements of income or operations,

shareholders’ equity and cash flows for the fiscal quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the financial condition of the Company and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.

     (c) Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

     5.06 Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Company after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against the Company or any of its Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) either individually or in the aggregate, if determined adversely, could reasonably be expected to have a Material Adverse Effect.

     5.07 No Default. Neither the Company nor any Subsidiary is in default under or with respect to any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

     5.08 Ownership of Property; Liens. Each of the Company and each Subsidiary has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The property of the Company and its Subsidiaries is subject to no Liens, other than Liens permitted by Section 7.01.

     5.09 Environmental Compliance. (a) The Company and its Subsidiaries conduct in the ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof the Company has reasonably concluded that such Environmental Laws and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     (b) The Company and its Subsidiaries are in compliance with all applicable Environmental Laws, and have no liability under any Environmental Laws, except for such non-compliance or liability which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     (c) The Company and its Subsidiaries hold all Environmental Permits (each of which is in full force and effect) necessary for the operation of its business and for the use of any property owned, leased, or otherwise operated by them, except for such Environmental Permits the failure to hold which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     (d) There are no pending or, to the knowledge of the Company or any Subsidiary, threatened, claims against the Company or any Subsidiary under any Environmental Laws, and, neither the Company nor any Subsidiary has received any written notice of alleged non-compliance with applicable Environmental Laws or Environmental Permits which, in each case, would individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     5.10 Insurance. The properties of the Company and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Company, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Company or the applicable Subsidiary operates.

     5.11 Taxes. The Company and its Subsidiaries have filed all Federal, state and other material tax returns and reports required to be filed, and have paid all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against the Company or any Subsidiary that would, if made, have a Material Adverse Effect. Except as set forth on Schedule 5.11 or as entered into after the date of this Agreement and notified to the Administrative Agent promptly (but in any event on the date of delivery of the Compliance Certificate next due), neither any Loan Party nor any Subsidiary thereof is party to any tax sharing agreement.

     5.12 ERISA Compliance.

     (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state Laws except for such noncompliance which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of the Company, nothing has occurred which would prevent, or cause the loss of, such qualification. The Company and each ERISA Affiliate have made all material required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

     (b) There are no pending or, to the best knowledge of the Company, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

     (c) (i) No ERISA Event has occurred that could reasonably be expected to have a Material Adverse Effect; (ii) the Unfunded Pension Liability is not in excess of $10,000,000; (iii) neither the Company nor any ERISA Affiliate has incurred any material liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Company nor any ERISA Affiliate has incurred any material liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither the Company nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.

     5.13 Subsidiaries; Equity Interests. As of the Closing Date, the Company has no Subsidiaries other than those specifically disclosed in Part (a) of Schedule 5.13, and all of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by a Loan Party in the amounts specified on Part (a) of Schedule 5.13 free and clear of all Liens. The Company has no equity investments in any other corporation or entity other than those specifically disclosed in Part (b) of Schedule 5.13, or as otherwise made as permitted under this Agreement. All of the outstanding Equity Interests in the Company have been validly issued, and are fully paid and nonassessable.

     5.14 Margin Regulations; Investment Company Act; Public Utility Holding Company Act.

     (a) No Borrower is engaged or will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.

     (b) None of the Company, any Person Controlling the Company, or any Subsidiary (i) is a “holding company,” or a “subsidiary company” of a “holding company,” or an “affiliate” of a “holding company” or of a “subsidiary company” of a “holding company,” within the meaning of the Public Utility Holding Company Act of 1935, or (ii) is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

     5.15 Disclosure. The Company has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Company represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

     5.16 Compliance with Laws. Each of the Company and each of its Subsidiaries is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     5.17 Intellectual Property; Licenses, Etc. The Company and its Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person, except for such as would not reasonably be expected to have a Material Adverse Effect. To the best knowledge of the Company, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Company or any Subsidiary infringes upon any rights held by any other Person, except for such as would not reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any of the foregoing is pending or, to the best knowledge of the Company, threatened, that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     5.18 Representations as to Foreign Obligors. Each of the Company and each Foreign Obligor represents and warrants to the Administrative Agent, the Swing Line Lenders, the L/C Issuers, and the Lenders that:

     (a) Such Foreign Obligor is subject to civil and commercial Laws with respect to its obligations under this Agreement and the other Loan Documents to which it is a party (collectively as to such Foreign Obligor, the “Applicable Foreign Obligor Documents”), and the execution, delivery and performance by such Foreign Obligor of the Applicable Foreign Obligor Documents constitute and will constitute private and commercial acts and not public or governmental acts. Neither such Foreign Obligor nor any of its property has any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of the jurisdiction in which such Foreign Obligor is organized and existing in respect of its obligations under the Applicable Foreign Obligor Documents.

     (b) The Applicable Foreign Obligor Documents are in proper legal form under the Laws of the jurisdiction in which such Foreign Obligor is organized and existing for the enforcement thereof against such Foreign Obligor under the Laws of such jurisdiction, and to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Foreign Obligor Documents. It is not necessary to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Foreign Obligor Documents that the Applicable Foreign Obligor Documents be filed, registered or recorded with, or executed or notarized before, any court or other authority in the jurisdiction in which such Foreign Obligor is organized and existing or that any registration charge or stamp or similar tax be paid on or in respect of the Applicable Foreign Obligor Documents or any other document, except for (i) any such filing, registration, recording, execution or notarization as has been made or is not required to be made until the Applicable Foreign Obligor Document or any other document is sought to be enforced and (ii) any charge or tax as has been timely paid.

     (c) There is no tax, levy, impost, duty, fee, assessment or other governmental charge, or any deduction or withholding, imposed by any Governmental Authority in or of the jurisdiction in which such Foreign Obligor is organized and existing either (i) on or by virtue of the execution or delivery of the Applicable Foreign Obligor Documents or (ii) on any payment to be made by such Foreign Obligor pursuant to the Applicable Foreign Obligor Documents, except as has been disclosed to the Administrative Agent.

     (d) The execution, delivery and performance of the Applicable Foreign Obligor Documents executed by such Foreign Obligor are, under applicable foreign exchange control regulations of the jurisdiction in which such Foreign Obligor is organized and existing, not subject to any notification or authorization except (i) such as have been made or obtained or (ii) such as cannot be made or obtained until a later date (provided that any notification or authorization described in clause (ii) shall be made or obtained as soon as is reasonably practicable).

     5.19 Solvency. Each Borrower is, together with its Subsidiaries on a consolidated basis, Solvent.

ARTICLE VI

AFFIRMATIVE COVENANTS

     So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Company shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, and 6.03) cause each Subsidiary to:

     6.01 Financial Statements. Deliver to the Administrative Agent, in form and detail satisfactory to the Administrative Agent:

     (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by (i) a report and opinion of a Registered Public Accounting Firm of nationally recognized standing reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards and applicable Securities Laws and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit and (ii) an attestation report of such Registered Public Accounting Firm as to the Borrower’s internal controls pursuant to Section 404 of Sarbanes-Oxley, and;

     (b) as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Company (commencing with the fiscal quarter ended June 30, 2005), a consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal quarter and for the portion of the Company’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, certified by a Responsible Officer of the Company as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of the Company and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.

As to any information contained in materials furnished pursuant to Section 6.02(c), the Company shall not be separately required to furnish such information under clause (a) or (b) above, but the foregoing shall not be in derogation of the obligation of the Company to furnish the information and materials described in clauses (a) and (b) above at the times specified therein.

     6.02 Certificates; Other Information. Deliver to the Administrative Agent, in form and detail satisfactory to the Administrative Agent:

     (a) concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of the Company;

     (b) promptly after any request by the Administrative Agent, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of the Company by independent accountants in connection with the accounts or books of the Company or any Subsidiary, or any audit of any of them;

     (c) promptly after the same are available, copies of each annual report, definitive proxy or financial statement or other report or communication sent to the stockholders of the Company, and copies of all annual and quarterly reports, all reports on Form 8-K and all effective registration statements which the Company may file or be required to file with the SEC pursuant to the Securities Act of 1933, and any filing under Sections 13 or 15(d) of the Securities Exchange Act of 1934 that indicates that a Change of Control has occurred, and not otherwise required to be delivered to the Administrative Agent pursuant hereto;

     (d) promptly after the furnishing thereof, copies of any statement or report furnished to any holder of debt securities of any Loan Party or any Subsidiary thereof pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lenders pursuant to Section 6.01 or any other clause of this Section 6.02;

     (e) promptly, and in any event within five Business Days after receipt thereof by any Loan Party or any Subsidiary thereof, copies of each notice or other correspondence received from the SEC concerning any investigation or threatened investigation or other inquiry by such agency regarding financial improprieties or violations of law by the Company or any Subsidiary thereof; and

     (f) promptly, such additional information regarding the business, financial or corporate affairs of the Company or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent may from time to time reasonably request.

     Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(c) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Company posts such documents, or provides a link thereto on the Company’s website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Company’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Company shall deliver paper copies of such documents to the Administrative Agent if so requested thereby, each time that paper copies are so requested, (ii) the Company shall notify the Administrative Agent (by telecopier or electronic mail) of the posting of any such documents, and (iii) the foregoing requirement to deliver “paper copies” shall be deemed satisfied if the Company delivers to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of the final executed form of any such documents. Notwithstanding anything contained herein, in every instance the Company shall be required to provide, within five Business Days of delivering an electronic version thereof, paper copies of the Compliance Certificates required by Section 6.02(a) to the Administrative Agent, which paper copies may not be in the form of electronic mail electronic versions. Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Company with any such request for delivery, and each Lender shall be solely responsible for maintaining its copies of such documents.

     The Administrative Agent shall, to the extent it receives items required to be delivered pursuant to Section 6.01 or 6.02 and such items are not posted by the Company as provided above, make the same available to the Lenders as hereinafter provided. Each Borrower hereby acknowledges that (a) the Administrative Agent, the Syndication Agent, and/or the Arrangers will make available to the Lenders, the Swing Line Lenders, and the L/C Issuers materials and/or information provided by or on behalf of such Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”). All Borrower Materials delivered to the Administrative Agent by the Company and all Borrower Materials received by the Lenders, in each case to the extent they constitute Information, other than Borrower Materials filed with a governmental authority and available to the public for review, shall be presumed to be confidential and to contain material non-public information with respect to the Company and its subsidiaries for purposes of United States Federal and state securities laws, and shall be treated by the Administrative Agent in accordance with Section 10.07.

     6.03 Notices. Promptly notify the Administrative Agent:

     (a) of the occurrence of any Default;

     (b) of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect;

     (c) of the occurrence of any ERISA Event that could reasonably be expected to result in liability in excess of $10,000,000; and

     (d) of any material change in accounting policies or financial reporting practices by the Company or any Subsidiary that would affect the calculation of the financial covenants set forth in Section 7.11.

     Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the Company setting forth details of the occurrence referred to therein and stating what action the Company has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

     6.04 Payment of Obligations. Pay and discharge as the same shall become due and payable all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Company or such Subsidiary

     6.05 Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or 7.05; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do any of the foregoing could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

     6.06 Maintenance of Properties. (a) Maintain, preserve and protect all of its properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; (b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) use the standard of care typical in the industry in the operation and maintenance of its facilities.

     6.07 Maintenance of Insurance. Maintain with financially sound and reputable insurance companies not Affiliates of the Company, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons and providing for not less than 30 days’ prior written notice to the Administrative Agent of termination, lapse or cancellation of such insurance.

     6.08 Compliance with Laws. Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

     6.09 Books and Records. (a) Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Company or such Subsidiary, as the case may be; and (b) maintain such books of record and account in conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Company or such Subsidiary, as the case may be, except where the failure to comply with clauses (a) or (b) could not reasonably be expected to have a Material Adverse Effect.

     6.10 Inspection Rights. Permit representatives and independent contractors of the Administrative Agent to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of the Company and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Company; provided, however, that when an Event of Default exists the Administrative Agent (or any of its respective representatives or independent contractors) may do any of the foregoing at the expense of the Company at any time during normal business hours and without advance notice.

     6.11 Use of Proceeds. Use the proceeds of the Credit Extensions (i) to refinance the Existing Credit Agreement, (ii) with respect to Credit Extensions other than Credit Extensions to any Designated UK Borrower, to refinance in part the 9% Senior Notes Due 2009 issued by the Company in December 2002 in the aggregate principal amount of $175,000,000, (iii) to refinance the 9 5/8% Senior Notes Due 2007 issued by the Company in December 2000 in the aggregate principal amount of $200,000,000, and/or (iv) for working capital, capital expenditures and other lawful corporate purposes not in contravention of any Law or of any Loan Document. No portion of the proceeds of Credit Extensions to any Designated UK Borrower shall be used to refinance the 9% Senior Notes Due 2009 described in clause (ii) above.

     6.12 Approvals and Authorizations. Maintain all authorizations, consents, approvals and licenses from, exemptions of, and filings and registrations with, each Governmental Authority of the jurisdiction in which each Foreign Obligor is organized and existing, and all approvals and consents of each other Person in such jurisdiction, in each case that are required in connection with the Loan Documents.

     6.13 Additional Collateral, Additional Guarantors. (a) With respect to any property (other than any Excluded Property) acquired after the Closing Date by any Loan Party (other than the Designated UK Borrowers and the UK Guarantors), including without limitation pursuant to Section 7.04(c), within 15 days of the end of the calendar month in which such property was acquired (or as frequently as the Administrative Agent may otherwise require in writing) (i) execute and deliver to the Administrative Agent such amendments or addendums to the Security Documents or such other documents as the Administrative Agent reasonably deems necessary to grant to the Administrative Agent, for the benefit of the Secured Parties, a security interest in such property and (ii) take all actions necessary to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected first priority security interest in such property, including without limitation, the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Security Documents or by law or as may be reasonably requested by the Administrative Agent, subject in each case to any applicable limitations set forth in the Security Documents.

     (b) With respect to any property (other than any Excluded Property) acquired after the Closing Date by any Designated UK Borrower or any UK Guarantor, including without limitation pursuant to Section 7.04(c), within 15 days of the later of (y) the UK Advance Date and (z) the end of the calendar month in which such property was acquired (or as frequently as the Administrative Agent may otherwise require in writing) (i) execute and deliver to the Administrative Agent such amendments or addendums to the UK Security Documents or such other documents as the Administrative Agent reasonably deems necessary to grant to the Administrative Agent, for the benefit of the Secured Parties, a security interest in such property and (ii) take all actions necessary to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected first priority security interest in such property (subject only to liens permitted hereunder), including without limitation, any applicable filings in such jurisdictions as may be required by the UK Security Documents or by law or as may be reasonably requested by the Administrative Agent, subject in each case to any applicable limitations set forth in the Security Documents.

     (c) With respect to any new Domestic Subsidiary or a UK Subsidiary created or acquired after the Closing Date including without limitation pursuant to Section 7.04(c), by any Loan Party, promptly (i) execute and deliver to the Administrative Agent such amendments or addendums to the Security Documents as the Administrative Agent deems necessary to grant to the Administrative Agent, for the benefit of the applicable Secured Parties, a perfected first priority security interest in the Equity Interests of such new Subsidiary that is owned by such Loan Party, (ii) deliver to the Administrative Agent the certificates (if any) representing such equity Interests, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the applicable Loan Party, (iii) cause such new Subsidiary (A) to become a party to the Subsidiary Guaranty and the applicable Security Documents and (B) to take such actions necessary to grant to the Administrative Agent for the benefit of the applicable Secured Parties a perfected first priority security interest in the collateral (subject only to liens otherwise permitted hereunder) described in the Security Documents with respect to such new Subsidiary, including, without limitation, the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Security Documents or by law or as may be reasonably requested by the Administrative Agent, and (iv) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent. Notwithstanding the foregoing, the Loan Parties shall not be required to take the foregoing actions with respect to any such new Domestic Subsidiary or UK Subsidiary having consolidated assets of less than $10,000 on the date of its creation or acquisition. If any such new Domestic Subsidiary or UK Subsidiary obtains or holds consolidated assets of greater than $10,000 subsequent to its creation or acquisition, the Loan Parties shall promptly take the foregoing actions with respect to such Subsidiary.

     (d) With respect to any new Foreign Subsidiary (other than a UK Subsidiary) that is a first tier Foreign Subsidiary of the Company or any Domestic Subsidiary thereof, created or acquired after the Closing Date, including without limitation pursuant to Section 7.04(c), promptly (i) execute and deliver to the Administrative Agent such amendments or addendums to the Security Documents or such other documents as the Administrative Agent deems necessary in order to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected first priority security interest in the Equity Interests of such new Subsidiary that is owned by the applicable Loan Party, (provided that in no event shall more than 65% of the total outstanding Equity Interests of any such new Foreign Subsidiary be required to be so pledged if such Subsidiary is a “controlled foreign corporation” under Section 957 of the Code), and (ii) deliver to the Administrative Agent the certificates (if any) representing such Equity Interests, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the applicable Loan Party, and take such other action as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the Lien of the Administrative Agent thereon, and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

     (e) Anything contained in this Credit Agreement, or in any Security Document executed in connection herewith to the contrary notwithstanding, nothing contained herein or therein shall require any Loan Party to (i) in the case of the Company and the Domestic Subsidiaries, create or perfect in favor of the Administrative Agent or any of the Secured Parties any lien upon or security interest in any Collateral or other property held outside of the United States of America by the Company or a Domestic Subsidiary (other than any intercompany note of a Foreign Subsidiary to a Loan Party and any Pledged Securities (as defined in the Security Agreement)), (ii) in the case of the UK Loan Parties, create or perfect in favor of the Administrative Agent or any of the Secured Parties any lien upon or security interest in any Collateral or other property held outside of the United Kingdom by a UK Loan Party, (iii) obtain landlord’s lien waivers or bailee letters with respect to any Collateral located on a leased location, so long as the aggregate fair market value of the Collateral at such location does not exceed $1,500,000 during any calendar quarter (determined for each such quarter on a mathematical average basis for the months during the applicable quarter), and the aggregate value of all such Collateral located on all such locations does not exceed $75,000,000 during any calendar quarter (determined for each such quarter on a mathematical average basis for the months during the applicable quarter); (iv) in the case of any Foreign Subsidiary that is a “controlled foreign corporation” under Section 957 of the Code, create or perfect a lien upon or security interest in any property or assets of such Foreign Subsidiary to secure, or be deemed to secure, the Obligations of any Borrower that is a Domestic Subsidiary; or (v) provide vessel mortgages with respect to any vessels or equipment affixed thereto so long as the aggregate fair market value of any such vessel and equipment affixed thereto does not exceed $500,000.

     6.14 Further Assurances. From time to time execute and deliver, or cause to be executed and delivered, such additional instruments, certificates or documents, and take such actions, as the Administrative Agent may reasonably request for the purposes of implementing or effectuating the provisions of this Agreement and the other Loan Documents, or of more fully perfecting or renewing the rights of the Administrative Agent and the Lenders with respect to the Collateral (or with respect to any additions thereto or replacements or proceeds thereof or with respect to any other property or assets hereafter acquired by any Loan Party which may be part of the Collateral) pursuant hereto or thereto. Upon the exercise by the Administrative Agent of any power, right, privilege or remedy pursuant to this Agreement or the other Loan Documents which requires any consent, approval, recording, qualification or authorization of any Governmental Authority, the Company will execute and deliver, or will cause the execution and delivery of, all applications, certifications, instruments and other documents and papers that the Administrative Agent or such Lender may be required to obtain from the Company or any of its Subsidiaries for such governmental consent, approval, recording, qualification or authorization.

ARTICLE VII

NEGATIVE COVENANTS

     So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Company shall not, nor shall it permit any Subsidiary to, directly or indirectly:

     7.01 Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

     (a) Liens pursuant to any Loan Document;

     (b) Liens existing on the date hereof and listed on Schedule 7.01 and any renewals or extensions thereof, provided that (i) the property covered thereby is not changed, (ii) the amount secured or benefited thereby is not increased, (iii) the direct or any contingent obligor with respect thereto is not changed, and (iv) any renewal or extension of the obligations secured or benefited thereby is permitted by Section 7.03(b); and provided further that any such Liens noted on Schedule 7.01 as to be released on the Closing Date shall cease to be permitted hereunder if not released on the Closing Date;

     (c) Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

     (d) carriers’, warehousemen’s, landlords’ mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person;

     (e) pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

     (f) inchoate statutory Liens arising under ERISA;

     (g) deposits or pledges to secure the performance of bids, tenders, trade contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

     (h) zoning restrictions, easements, encroachments, rights-of-way, restrictive covenants, other restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

     (i) Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h), and pre-judgment Liens created by or existing from any litigation or legal proceeding that are being contested in good faith by appropriate proceedings, promptly instituted and diligently conducted, for which adequate reserves have been made to the extent required by GAAP, and which would not, upon becoming Liens securing judgments for the payment of money, constitute an Event of Default under Section 8.01(h);

     (j) Liens securing Indebtedness permitted under Section 7.03(e); provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (ii) the Indebtedness secured thereby does not exceed the cost or fair market value on the date of acquisition, whichever is lower, of the property being acquired (including transportation and installation costs, if any); and

     (k) Liens on the property or assets of a Person which becomes a Subsidiary after the date hereof securing Indebtedness permitted by Section 7.03(f); provided that (i) such Liens existed at the time such Person became a Subsidiary and were not created in anticipation thereof, (ii) any such Lien is not spread to cover any additional property or assets after the time such Person becomes a Subsidiary, and (iii) the amount of Indebtedness secured thereby is not increased;

     (l) Liens on the property or assets of a Foreign Subsidiary, excluding Foreign Subsidiaries that are parties to this Credit Agreement, securing indebtedness of Foreign Subsidiaries permitted under Section 7.03(h) hereof;

     (m) Liens not otherwise permitted in clauses (a) through (l) above securing indebtedness not exceeding $20,000,000 in the aggregate.

     7.02 Investments. Make any Investments, except:

     (a) Investments held by the Company or such Subsidiary in the form of Cash Equivalents or short-term marketable securities;

     (b) advances to officers, directors and employees of the Company and Subsidiaries in an aggregate amount not to exceed $2,500,000 at any time outstanding, for travel, entertainment, relocation and analogous ordinary business purposes;

     (c) Investments in the Company or any Subsidiary of the Company that is a Loan Party or which shall become a Loan Party pursuant to Section 6.13 prior to or upon the making of such Investment;

     (d) Investments by the Company in Intelliserv, Inc. of up to $17,000,000 during calendar year 2005, and up to $10,000,000 during each calendar year thereafter;

     (e) Investments by the Loan Parties in any Foreign Subsidiaries that are not Loan Parties in an aggregate Net Investment Amount at any time outstanding not to exceed $50,000,000, provided that any such Investment, if made in the form of a loan by the applicable Loan Party, shall be evidenced by a promissory note, which note shall be pledged to the Administrative Agent for the benefit of the Secured Parties as part of the Collateral;

     (f) Investments by any Foreign Subsidiary (other than a Loan Party) in any Foreign Subsidiary, in the Company, or in any Domestic Subsidiary, provided that such Investments if made in the form of a loan by the Foreign Subsidiary, shall be subordinated to the payment in full of all Indebtedness owed by the Loan Parties to the Lenders;

     (g) Investments in existence on the date hereof, and listed on Schedule 7.02;

     (h) Any Investment to the extent that the consideration paid therefor consists of Qualified Stock of the Company;

     (i) Swap Contracts entered into for the purpose of hedging, and not for the purpose of speculation, to the extent permitted under Section 7.03;

     (j) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

     (k) Guarantees permitted by Section 7.03;

     (l) Permitted Acquisitions; and

     (m) other Investments in an aggregate outstanding amount which does not exceed at any time an amount equal to (i) the sum of (A) $50,000,000, plus (B) 50% of the sum of the Company’s Consolidated Net Income for its 2005 fiscal year and each fiscal year thereafter, plus (C) 50% of the sum of the Net Cash Proceeds of all sales of Equity Interests by the Company to Persons that are not Subsidiaries of the Company, less (ii) amounts disbursed by the Company pursuant to Section 7.06(e).

     7.03 Indebtedness. Create, incur, assume or, except with respect to clauses (h) and (i) of this Section 7.03, suffer to exist any Indebtedness, except:

     (a) Indebtedness under the Loan Documents;

     (b) Indebtedness outstanding on the date hereof and listed on Schedule 7.03 and any refinancings, refundings, renewals or extensions thereof; provided that (i) the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder, it being understood that the amount of such Indebtedness shall not be deemed to be increased if funds, raised in a public offering of debt securities, are restricted to repayment of such Indebtedness, even if a period of up to 30 days (or a longer period to the extent that such funds are escrowed pursuant to arrangements satisfactory to the Administrative Agent) intervenes between the date such public offering closes and the date that the applicable Indebtedness is repaid from such funds, and (ii) the terms relating to principal amount, amortization, maturity, collateral (if any) and subordination (if any), and other material terms taken as a whole, of any such refinancing, refunding, renewing or extending Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable in any material respect to the Loan Parties or the Lenders than the terms of any agreement or instrument governing the Indebtedness being refinanced, refunded, renewed or extended and the interest rate applicable to any such refinancing, refunding, renewing or extending Indebtedness does not exceed the then applicable market interest rate;

     (c) Guarantees of the Company or any Subsidiary in respect of Indebtedness otherwise permitted hereunder of the Company or any Subsidiary, and guarantees by the Company or any of its Subsidiaries of the performance of contractual obligations (other than an obligation with respect to indebtedness for borrowed money) of the Company or any Subsidiary thereof;

     (d) obligations (contingent or otherwise) of the Company or any Subsidiary existing or arising under any Swap Contract, provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a “market view;” and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;

     (e) Indebtedness in respect of capital leases, Synthetic Lease Obligations and purchase money obligations for fixed or capital assets within the limitations set forth in Section 7.01(j); provided, however, that the aggregate amount of all such Indebtedness at any one time outstanding shall not exceed $50,000,000;

     (f) Indebtedness of a Person which becomes a Subsidiary after the date hereof, provided that (i) such Indebtedness existed at the time such Person became a Subsidiary and was not created in anticipation thereof and (ii) immediately after giving effect to the acquisition of such Person by the Company or any of its Subsidiaries no Default or Event of Default shall have occurred and be continuing and the Company would be in compliance on a proforma basis with all financial covenants after giving effect to such acquisition;

     (g) Investments permitted to be made pursuant to Section 7.02 in the form of Indebtedness;

     (h) Indebtedness of Foreign Subsidiaries (other than Foreign Subsidiaries that are Loan Parties) owed to Persons other than the Company or any Subsidiary thereof, provided that the aggregate principal amount of such Indebtedness outstanding at any time does not exceed an amount equal to the greater of (i) $50,000,000 and (ii) 7% of the Company’s Consolidated Net Worth (as reflected on the consolidated balance sheet of the Company contained in the Audited

Financial Statements or most recently delivered to the Administrative Agent pursuant to Section 6.01(a) or (b), as applicable);

     (i) unsecured Indebtedness of the Company and the Domestic Subsidiaries in an aggregate principal amount outstanding at any time not to exceed 5% of the Company’s Consolidated Net Worth (as reflected on the consolidated balance sheet of the Company contained in the Audited Financial Statements or most recently delivered to the Administrative Agent pursuant to Section 6.01(a) or (b), as applicable); and

     (j) Indebtedness of the Company that is senior to other Indebtedness of the Company (other than the Obligations), unsecured, and subordinated to the Obligations on terms acceptable to the Administrative Agent, so long as (i) the Company would be in compliance, on a pro forma basis, with all covenants set forth herein immediately following the incurrence thereof, (ii) no part of the principal amount of such Indebtedness shall not be due or payable until after the date which is 91 days after the Maturity Date, (iii) the terms and conditions of such Indebtedness shall be reasonably acceptable to the Administrative Agent.

     7.04 Fundamental Changes. Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default exists or would result therefrom:

     (a) any Subsidiary may merge with (i) the Company, provided that the Company shall be the continuing or surviving Person, or (ii) any one or more other Subsidiaries, provided that (A) when any Subsidiary that is a Loan Party is merging with another Subsidiary that is not a Loan Party, a Loan Party (including, for purposes of the foregoing, a Person who becomes a Loan Party contemporaneously with the closing of such merger) shall be the continuing or surviving Person and (B) when any Wholly Owned Subsidiary is merging with another Subsidiary, a Wholly Owned Subsidiary shall be the continuing or surviving Person;

     (b) any Subsidiary may, subject to the applicable notice provisions of the Security Documents, convert from one form of business organization to another, or change its jurisdiction of incorporation in accordance with applicable law, so long as the Administrative Agent receives all documents, instruments and agreements as the Administrative Agent may reasonably require to assure the continued perfection and priority of its Liens upon the Collateral,

     (c) any Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Company or to another Subsidiary; provided that (A) if the transferor in such a transaction is a Loan Party, then the transferee must either be the Company or another Loan Party and (B) if the transferor in such a transaction is a Wholly Owned Subsidiary, then the transferee must either be the Company or a Wholly Owned Subsidiary.

     (d) the Company or any of its Subsidiaries may make any Acquisition (by purchase or merger of the acquired Person with the Company or a Subsidiary thereof) provided that (i) the Company or the applicable Subsidiary is the acquiring or surviving entity (or, with respect to any merger by a Subsidiary of the Company, the surviving entity becomes a Subsidiary in the transaction), (ii) the aggregate consideration paid or incurred by the Loan Parties and/or the

Subsidiaries (in each case including cash, indebtedness, assumed indebtedness, Equity Interests, and transaction related contractual payments such as amounts payable under noncompete, consulting, and similar agreements) in connection with all Acquisitions during any fiscal year of the Company shall not exceed an amount equal to the sum of (A) 15% of the aggregate amount of assets reflected on the consolidated balance sheet of the Company contained in the Audited Financial Statements or most recently delivered to the Administrative Agent pursuant to Section 6.01(a) or (b), as applicable and (B) 100% of the fair market value of any assets acquired that would be included in the Collateral and subject to a first priority Lien in favor of the Administrative Agent for the benefit of the Secured Parties, (iii) no Default or Event of Default exists, the Acquisition would not reasonably be expected to cause a Default or Event of Default, and the Loan Parties shall be in compliance with Section 7.11 calculated on a pro forma basis after giving effect to the Acquisition, (iv) the acquired assets are to be used in substantially the same business as the Company or any of its Subsidiaries or any business substantially related or incidental thereto, and (v) the transaction is approved (or not opposed) by the board of directors or similar management body of the Person being acquired.

With respect to any Acquisition having a purchase price in excess of $20,000,000 (other than pursuant to Sections 7.04(a), (b) or (c) above), the Company must, prior to the consummation of such Acquisition, provide the following information to the Administrative Agent for distribution to the Lenders: (A) to the extent available, historical financial statements regarding the Acquisition, including at a minimum, to the extent available: (x) historical financial statements for the immediately preceding three fiscal years of the acquired assets, reviewed by an independent certified public accounting firm reasonably acceptable to the Administrative Agent, and (y) interim historical financial statements for the most recent fiscal quarter of the acquired assets to the extent made available to the Company, including those applicable to interim financial reports which permit normal year end adjustments and do not require complete financial notes; and (B) to the extent available, consolidated historical proforma financial statements for any Subsidiary of the company for the most recently completed four fiscal quarters of any Subsidiary of the Company giving effect to the Acquisition, and the schedules and methods used to prepare such proforma financial statements; (C) consolidated proforma financial statements for any Subsidiary of the Company for the next four fiscal quarters of any Subsidiary of the Company giving effect to the Acquisition, and the schedules and methods used to prepare such proforma financial statements; and (D) to the extent available, such other information regarding the acquired assets as the Administrative Agent or the Required Lenders may reasonably request.

     7.05 Dispositions. Make any Disposition or enter into any agreement to make any Disposition, except:

     (a) Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;

     (b) Dispositions of inventory in the ordinary course of business;

     (c) Dispositions of equipment or real property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property;

     (d) Dispositions of property (i) by the Company to any Subsidiary, or (ii) by any Subsidiary to the Company or to a Subsidiary; provided that if the transferor of such property is a Loan Party, the transferee thereof must either be the Company or a Subsidiary Guarantor;

     (e) Dispositions permitted by Section 7.04;

     (f) Non-exclusive licenses of intellectual property in the ordinary course of business; and

     (g) Dispositions by the Company and its Subsidiaries not otherwise permitted under this Section 7.05; provided that (i) at the time of such Disposition, no Default shall exist or would result from such Disposition and (ii) the aggregate book value of all property Disposed of in reliance on this clause (g) shall not exceed an amount determined as follows: (A) initially, the aggregate book value of all property so Disposed of shall not exceed, on a cumulative basis since the Closing Date, an amount equal to 10% of the Company’s Consolidated Net Worth (as reflected on the consolidated balance sheet of the Company contained in the Audited Financial Statements or most recently delivered to the Administrative Agent pursuant to Section 6.01(a) or (b), as applicable), and (B) when the Company has notified the Administrative Agent that the Company and its Subsidiaries can no longer Dispose of assets in compliance with clause (A) or that it otherwise wishes to thereafter be subject to clause (B) of this Section 7.05(g), commencing with the first fiscal year of the Company commencing after the delivery of the foregoing notice by the Company, the aggregate book value of all property so Disposed of shall not exceed, in any fiscal year of the Company, $25,000,000;

provided, however, that any Disposition pursuant to clauses (c) and (g) shall be for fair market value, as reasonably determined by the Company and certified to the Administrative Agent in writing by a Responsible Officer of the Company.

     7.06 Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, or, in the case of the Subsidiaries, issue or sell any Equity Interests other than to the Company or any of its Subsidiaries, except that, so long as no Default shall have occurred and be continuing at the time of any action described below or would result therefrom:

     (a) the Company and each Subsidiary may purchase, redeem or otherwise acquire Equity Interests issued by it with the proceeds received from the substantially concurrent issue of new shares of its common stock or other Qualified Stock;

     (b) payments payable solely in Qualified Stock of the Company, or warrants, rights or options to acquire shares of Qualified Stock of the Company, including, without limitation, any stock split or stock dividend effected by the Company;

     (c) purchases or acquisitions of Equity Interests of the Company relating to the Company’s deferred compensation or employee benefit plans, including such purchases or acquisitions for tax withholding or pursuant to the cashless exercise of stock options or warrants in connection with customary and reasonable employee compensation programs to the extent the same are treated as expenses in calculating Consolidated Net Income;

     (d) the Company or any Subsidiary thereof may make offsets against and acquisitions of Qualified Stock of the Company in satisfaction of customary indemnification and purchase price adjustment obligations owed to the Company or its Subsidiaries under acquisition arrangements in which Qualified Stock of the Company was issued as consideration for the Acquisition, provided that the only consideration exchanged by any Loan Party in connection with any such Acquisition is the relief, satisfaction or waiver of claims of such Loan Party under such acquisition arrangements; and

     (e) the Company may purchase, redeem or otherwise acquire for cash Qualified Stock issued by it in an aggregate amount not to exceed, during any fiscal year of the Company, an amount equal to (i) the sum of (A) $20,000,000, plus (B) 50% of the sum of the Company’s Consolidated Net Income for its 2005 fiscal year and each fiscal year thereafter, plus (C) 50% of the sum of the Net Cash Proceeds of all sales of Equity Interests by the Company to Persons that are not Subsidiaries of the Company, less (ii) all amounts invested by the Company or its Subsidiaries pursuant to Section 7.02(m).

     7.07 Change in Nature of Business. Engage in any material line of business substantially different from those lines of business conducted by the Company and its Subsidiaries on the date hereof or any business substantially related or incidental thereto.

     7.08 Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of the Company, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the Company or such Subsidiary as would be obtainable by the Company or such Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate, provided that the foregoing restriction shall not apply to (i) non-exclusive licenses of IP Rights, (ii) loans and investments permitted by Section 7.02, (iii) reasonable and customary compensation programs for officers and directors of the Company or its Subsidiaries as approved by the Board of Directors of the Company or its Subsidiaries, as applicable, and (iv) transactions between or among (A) a Loan Party and any other Loan Party, (B) a Foreign Subsidiary (other than a Loan Party) and any other Foreign Subsidiary, (C) the Company or any Subsidiary thereof with Voest Alpine, and (D) the Company or any Subsidiary thereof with Intelliserv, Inc.

     7.09 Burdensome Agreements. Except (I) as set forth on Schedule 7.09, (II) for restrictions or conditions imposed by law, (III) for restrictions and conditions contained in any agreement of a Foreign Subsidiary relating to Indebtedness otherwise permitted under this Agreement entered into after the date hereof (which may include extensions, renewals, amendments or modifications of restrictions and conditions existing on the date hereof), so long as such restrictions and conditions apply only to such Foreign Subsidiary and its property and assets, (IV) for customary restrictions and conditions in agreements relating to the sale of a Subsidiary pending such sale, if such restrictions and conditions apply only to the Subsidiary to be sold and such sale is permitted hereunder; enter into any Contractual Obligation (other than this Agreement or any other Loan Document) that (a) limits the ability (i) of any Subsidiary to make dividends, distributions, or other payments to the Company or any Subsidiary or to otherwise transfer property to the Company or any Subsidiary, (ii) of any Subsidiary to Guarantee the Indebtedness of the Company or (iii) of the Company or any Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person; provided, however, that this clause (iii) shall not prohibit (1) any negative pledge incurred or provided in favor of any holder of Indebtedness permitted under Section 7.03(e) solely to the extent any such negative pledge relates to the property financed by or the subject of such Indebtedness, and the proceeds thereof, and (2) restrictions or conditions imposed by leases or licenses, if such restrictions or conditions apply only to the leased or licensed property, or to customary provisions in leases, licenses and other contracts restricting the assignment thereof; (b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person.

     7.10 Use of Proceeds. Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

     7.11 Financial Covenants.

     (a) Consolidated Total Indebtedness to Total Capitalization Ratio. Permit the Consolidated Total Indebtedness to Total Capitalization Ratio at any time to be greater than 50%.

     (b) Consolidated Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio as of the end of any fiscal quarter of the Company to be less than 2.50 : 1.00.

     7.12 Amendment of Organizational Documents. Amend any of its Organizational Documents other than any such amendment (a) made solely in connection with a transaction that is otherwise permitted under this Agreement or (b) that would not prohibit such Person from borrowing or repaying Credit Extensions, providing Collateral, or otherwise performing its obligations under the Loan Documents.

     7.13 Prepayments, Etc. of Indebtedness. During any period in which the Borrowers have less than $150,000,000 available for borrowing of Loans hereunder (after giving effect to the applicable prepayment), make any payment in violation of any subordination terms of any Indebtedness for borrowed money, or prepay, redeem, purchase, defease or otherwise satisfy or make any unscheduled payment, in each case, prior to the scheduled maturity thereof in any manner (whether directly or indirectly) any Indebtedness for borrowed money, other than (i) intercompany Indebtedness, (ii) Indebtedness in connection with a refinancing to the extent such refinancing is permitted by Section 7.03(b), (iii) Indebtedness under Swap Contracts permitted by Section 7.03(d), (iv) Indebtedness permitted to be incurred under Section 7.03(f), (v) secured Indebtedness that becomes due as a result of the Disposition of the property securing such Indebtedness to the extent that such Disposition is permitted by Section 7.05, and (vi) to the extent the Borrowers do not have less than $100,000,000 available for borrowing of Loans hereunder (after giving effect to such prepayment) the 9 5/8% Senior Notes due 2007 (CUSIP No. 38821GAB7) pursuant to the Tender Activities.

ARTICLE VIII

EVENTS OF DEFAULT AND REMEDIES

     8.01 Events of Default. Any of the following shall constitute an Event of Default:

     (a) Non-Payment. Any Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein, and in the currency required hereunder, any amount of principal of any Loan or any L/C Obligation, or (ii) within three days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any fee due hereunder within such three day period, or (iii) within five days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

     (b) Specific Covenants. The Company fails to perform or observe any term, covenant or agreement contained in any of Sections 6.03, 6.05, 6.10, 6.11 or 6.13 or Article VII, or any Subsidiary Guarantor fails to perform or observe any term, covenant or agreement contained in Section 1 of the Subsidiary Guaranty; or

     (c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days (or such other applicable grace period as is provided in such Loan Document); or

     (d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Company or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or

     (e) Cross-Default. (i) The Company or any Subsidiary (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness, or Guarantee, of an amount in excess of the Threshold Amount, or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in excess of the Threshold Amount in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Company or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any

Termination Event (as so defined) under such Swap Contract as to which the Company or any Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the Company or such Subsidiary as a result thereof is greater than the Threshold Amount; or

     (f) Insolvency Proceedings, Etc. Any Loan Party or any of its Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

     (g) Inability to Pay Debts; Attachment. (i) The Company or any Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy; or

     (h) Judgments. There is entered against the Company or any Subsidiary (i) a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 10 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

     (i) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or would reasonably be expected to result in liability of the Company under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) the Company or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or

     (j) Invalidity of Loan Documents. Any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; or

     (k) Security Documents. Any Security Document shall for any reason (other than as permitted pursuant to the terms thereof or hereof) cease to create a valid and perfected first priority lien (subject to Liens permitted by this Agreement) on and security interest in any material portion of the Collateral; or

     (l) Change of Control. There occurs any Change of Control; or

     (m) Post Closing Items. The Company shall fail to deliver or cause to be delivered to the applicable Persons, by the respective times required in the post-closing letter agreement executed in connection with this Agreement, the items required to be delivered pursuant to such letter agreement.

     8.02 Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

     (a) declare the commitment of each Lender to make Loans and any obligation of each L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

     (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers;

     (c) require that the Company and, in the case of L/C Obligations with respect to UK Issued L/Cs, the Designated UK Borrowers, Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

     (d) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to any Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of each L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Company and the Designated UK Borrowers to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

     8.03 Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

     First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

     Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the L/C Issuers (including fees, charges and disbursements of counsel to the respective Lenders and L/C Issuers and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Second payable to them;

     Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans, L/C Borrowings, Unreimbursed Amounts with respect to Bank Guaranties and other UK Issued L/Cs, and other Obligations, ratably among the Lenders and the L/C Issuers in proportion to the respective amounts described in this clause Third payable to them;

     Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings, and Unreimbursed Amounts with respect to Bank Guaranties and other UK Issued L/Cs ratably among the Lenders and the L/C Issuers in proportion to the respective amounts described in this clause Fourth held by them;

     Fifth, to the Administrative Agent for the account of the L/C Issuers, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit, ratably among the L/C Issuers in proportion to the respective amounts described in this clause Fifth held by them;

     Sixth, to payment of Obligations with respect to Swap Contracts, ratably among the applicable Lenders or Affiliates of Lenders in proportion to the respective amounts described in this clause Sixth held by them; and

     Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Company or as otherwise required by Law.

Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

Notwithstanding anything above to the contrary, after the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), the Collateral provided by the UK Loan Parties (other than ReedHycalog UK Holdings, LLP), and amounts received from the UK Loan Parties (other than ReedHycalog UK Holdings, LLP), shall be applied only to the Obligations of the UK Loan Parties.

ARTICLE IX

ADMINISTRATIVE AGENT AND OTHER AGENTS

     9.01 Appointment and Authority.

     Each of the Lenders and the L/C Issuers hereby irrevocably appoints Wells Fargo to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents, and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders, the Swing Line Lenders, and the L/C Issuers, and neither any Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.

     9.02 Rights as a Lender. Each Person serving as Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include each Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrowers or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

     9.03 Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth for it herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent shall not:

     (a) be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

     (b) have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law; and

     (c) except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and the Administrative Agent shall not be liable for the failure to disclose, any information relating to any of the Borrowers or any of their respective Affiliates that is communicated to or obtained by any Person serving as the Administrative Agent or any of its Affiliates in any capacity.

     The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall not be deemed to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Company, a Lender, a Swing Line Lender, or an L/C Issuer.

     The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

     9.04 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Swing Line Lender, a Lender, or an L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Swing Line Lender, Lender, or L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Swing Line Lender, Lender, or L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

     9.05 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by it. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Administrative Agent.

     9.06 Resignation of Administrative Agent. The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuers and the Company. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Company, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the L/C Issuers, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the retiring Administrative Agent shall notify the Company and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuers under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender, Swing Line Lender, and L/C Issuer directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, as applicable, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Company to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

     Any resignation by Wells Fargo as Administrative Agent pursuant to this Section shall also constitute its resignation as an L/C Issuer and as US Swing Line Lender. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of Wells Fargo, as retiring L/C Issuer and retiring US Swing Line Lender, (b) Wells Fargo, as retiring L/C Issuer and retiring US Swing Line Lender, shall be discharged from all of its respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, issued by Wells Fargo, as retiring L/C Issuer and outstanding at the time of such succession or make other arrangements satisfactory to Wells Fargo, as retiring L/C Issuer, to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.

     9.07 Non-Reliance on Administrative Agent and Other Lenders. Each Lender, each Swing Line Lender, and each L/C Issuer acknowledges that it has, independently and without reliance upon Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender, each Swing Line Lender, and each L/C Issuer also acknowledges that it will, independently and without reliance upon Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

     9.08 No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Bookrunners, Arrangers, Documentation Agents, or Syndication Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Swing Line Lender, a Lender or an L/C Issuer hereunder.

     9.09 Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

     (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuers, the Swing Line Lenders, and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuers, the Swing Line Lenders, and the Administrative Agent, and their respective agents and counsel, and all other amounts due the Lenders, the L/C Issuers, the Swing Line Lenders, and the Administrative Agent under Sections 2.03(i) and (j), 2.09 and 10.04) allowed in such judicial proceeding; and

     (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender, each Swing Line Lender, and each L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, the Swing Line Lenders, and the L/C Issuers, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 10.04.

     Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender, Swing Line Lender, or L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender, Swing Line Lender, or L/C Issuer or to authorize the

Administrative Agent to vote in respect of the claim of any Lender, Swing Line Lender, or L/C Issuer in any such proceeding.

     9.10 Collateral and Guaranty Matters. The Lenders, the Swing Line Lenders, and the L/C Issuers irrevocably authorize the Administrative Agent, at its option and in its discretion,

     (a) to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Aggregate Combined Commitments and payment in full of all Obligations (other than contingent indemnification obligations) and the expiration or termination of all Letters of Credit, (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, or (iii) subject to Section 10.01, if approved, authorized or ratified in writing by the Required Lenders;

     (b) to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01(j); and

     (c) to release any Subsidiary Guarantor from its obligations under the Subsidiary Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder.

     Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Subsidiary Guarantor from its obligations under the Guaranty pursuant to this Section 9.10.

ARTICLE X

MISCELLANEOUS

     10.01 Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Company or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Company or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

     (a) waive any condition set forth in Section 4.01(a)-(d) or Section 4.03 without the written consent of each Lender;

     (b) extend or increase the Commitment, or UK Commitment, as applicable, of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;

     (c) postpone any date fixed by this Agreement or any other Loan Document for any payment or mandatory prepayment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

     (d) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (v) of the final proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document, or change the manner of computation of any financial ratio (including any change in any applicable defined term) used in determining the Applicable Rate that would result in a reduction of any interest rate on any Loan or any fee payable hereunder without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of any Borrower to pay interest or Letter of Credit Fees at the Default Rate;

     (e) change Section 2.13 or Section 8.03 in a manner that would alter the pro rata sharing of payments or order of application of payments required thereby without the written consent of each Lender;

     (f) amend Section 1.05 or the definition of “Alternative Currency” without the written consent of each Lender;

     (g) change any provision of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder without the written consent of each Lender;

     (h) release the Company from the Company Guaranty or all or substantially all of the value of the Subsidiary Guaranty without the written consent of each Lender; or

     (i) release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender.

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by each affected L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuers under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; (iii) no amendment, waiver or consent shall, unless in writing and signed by each affected Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lenders under this Agreement or any other Loan Document; (iv) Section 10.06(h) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification; and (v) each Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment, or UK Commitment, as applicable, of such Lender may not be increased or extended without the consent of such Lender.

     10.02 Notices; Effectiveness; Electronic Communication.

     (a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

     (i) if to the Borrowers, the Administrative Agent, any L/C Issuer, or any Swing Line Lender, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and

     (ii) if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

     (b) Electronic Communications. Notices and other communications to the Lenders and the L/C Issuers hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or L/C Issuer pursuant to Article II if such Lender or L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. Each of the Administrative Agent and the Company may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

     Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

     (c) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE

ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent, the Syndication Agent, the Documentation Agent, or any of their respective Related Parties (collectively, the “Agent Parties”) have any liability to any Borrower, any Lender, any Swing Line Lender, any L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any Borrower’s or the Administrative Agent’s or Syndication Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to any Borrower, any Lender, any Swing Line Lender, any L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

     (d) Change of Address, Etc. Each of the Borrowers, the Administrative Agent, the Swing Line Lenders, and the L/C Issuers may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Company, the Administrative Agent, each L/C Issuer, and each Swing Line Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that each of the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.

     (e) Reliance by Administrative Agent, Swing Line Lenders, L/C Issuers and Lenders. The Administrative Agent, Swing Line Lenders, L/C Issuers and Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices and US Swing Line Loan Notices) purportedly given by or on behalf of any Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Company shall indemnify the Administrative Agent, each Swing Line Lender, each L/C Issuer, and each Lender, and the Related Parties of each of them, from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of any Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

     10.03 No Waiver; Cumulative Remedies. No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

     10.04 Expenses; Indemnity; Damage Waiver.

     (a) Costs and Expenses. The Company shall pay (i) all reasonable out-of-pocket expenses incurred by the Syndication Agent, the Administrative Agent, and their respective Affiliates (including the reasonable fees, charges and disbursements of counsel for each of the Administrative Agent and Syndication Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the L/C Issuers in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, the Syndication Agent, any Lender, any Swing Line Lender, or any L/C Issuer (including the fees, charges and disbursements of any counsel for the Administrative Agent, the Syndication Agent, any Lender, any Swing Line Lender, or any L/C Issuer), and shall pay all fees and time charges for attorneys who may be employees of the Administrative Agent, the Syndication Agent, any Lender, any Swing Line Lender, or any L/C Issuer, in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

     (b) Indemnification by the Company. The Company shall indemnify the Administrative Agent (and any sub-agent thereof), the Syndication Agent, the Documentation Agent, each Lender, each Swing Line Lender, and each L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related reasonable expenses (including the reasonable fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by any Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by an L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous

Materials on or from any property owned or operated by any Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to any Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Company or any other Loan Party, and regardless of whether any Indemnitee is a party thereto, in all cases, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNITEE; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Company or any other Loan Party against an Indemnitee for an intentional breach of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Company or such other Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

     (c) Reimbursement by Lenders. To the extent that the Company for any reason fails to pay indefeasibly any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), the Syndication Agent, any L/C Issuer, any Swing Line Lender, or any Related Party of any of the foregoing, each Lender (including the UK Swing Line Lender) severally agrees to pay to the Administrative Agent (or any such sub-agent), the Syndication Agent, such L/C Issuer, such Swing Line Lender, or such Related Party, as the case may be, such Lender’s Applicable Percentage (UK Included) (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), the Syndication Agent, such L/C Issuer, or such Swing Line Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), the Syndication Agent, such L/C Issuer, such Swing Line Lender in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(d).

     (d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, no Borrower shall assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

     (e) Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.

     (f) Survival. The agreements in this Section shall survive the resignation of the Administrative Agent, the Syndication Agent, the Swing Line Lenders, and the L/C Issuers, the replacement of any Lender, the termination of the Aggregate Combined Commitments and the repayment, satisfaction or discharge of all the other Obligations.

     10.05 Payments Set Aside. To the extent that any payment by or on behalf of any Borrower is made to the Administrative Agent, the Syndication Agent, any L/C Issuer, any Swing Line Lender, or any Lender, or the Administrative Agent, the Syndication Agent, any L/C Issuer, any Swing Line Lender, or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by Administrative Agent, the Syndication Agent, any L/C Issuer, any Swing Line Lender, or any Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender, L/C Issuer, and Swing Line Lender severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect, in the applicable currency of such recovery or payment. The obligations of the Lenders, the Swing Line Lenders, and the L/C Issuers under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

     10.06 Successors and Assigns.

     (a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section, or (iv) to an SPC in accordance with the provisions of subsection (h) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of the Administrative Agent, the Syndication Agent, the Swing Line Lenders, the L/C Issuers and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

     (b) Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment or UK Commitment, as applicable, and the Loans (including for purposes of this subsection (b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that

     (i) except in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $10,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Company otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met;

     (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not apply to rights in respect of Swing Line Loans;

     (iii) any assignment of a Commitment or UK Commitment, as applicable, must be approved by the Administrative Agent, the L/C Issuers, and the Swing Line Lenders unless the Person that is the proposed assignee is itself a Lender (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee); and the parties to each assignment shall execute and deliver to the Administrative Agent, an Assignment and Assumption, together with a processing and recordation fee in the amount, if any, required as set forth in Schedule 10.06, and the Eligible Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire;

     (iv) Any assignment by the UK Swing Line Lender shall be of all (and not less than all) of its rights and obligations under this Agreement (including all of its UK Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it).

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment. Upon request, each Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

     (c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments or UK Commitment, as applicable, of, and principal amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent, and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by each of the Borrowers, the Swing Line Lenders, and the L/C Issuers at any reasonable time and from time to time upon reasonable prior notice. In addition, at any time that a request for a consent for a material or substantive change to the Loan Documents is pending, any Lender may request and receive from the Administrative Agent a copy of the Register.

     (d) Participations. Any Lender may at any time, without the consent of, or prior notice to, any Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Company or any of the Company’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment or UK Commitment, as applicable, and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent, the Swing Line Lenders, the Lenders and the L/C Issuers shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. A Lender shall notify the Company of any participation sold by such Lender, including the name of the Participant, promptly following any such participation.

     Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that affects such Participant.

     (e) Limitation upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Company is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 3.01(e) as though it were a Lender.

     (f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note(s), if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

     (g) Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

     (h) Special Purpose Funding Vehicles. Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Company (an “SPC”) the option to provide all or any part of any Committed Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Committed Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Committed Loan, the Granting Lender shall be obligated to make such Committed Loan pursuant to the terms hereof or, if it fails to do so, to make such payment to the Administrative Agent as is required under Section 2.12(b)(ii). Each party hereto hereby agrees that (i) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrowers under this Agreement (including its obligations under Section 3.04), (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder. The making of a Committed Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Committed Loan were made by such Granting Lender. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior debt of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding under the laws of the United States or any State thereof. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Company and the Administrative Agent and with the payment of a processing fee in the amount of $3,500, assign all or any portion of its right to receive payment with respect to any Committed Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Committed Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.

     (i) Resignation as L/C Issuer or Swing Line Lender After Assignment. Notwithstanding anything to the contrary contained herein, if at any time Wells Fargo or HSBC, as applicable, assigns all of its Commitment or UK Commitment, as applicable, and Loans pursuant to subsection (b) above, Wells Fargo may, (i) upon 30 days’ notice to the Company and the Lenders, resign as an L/C Issuer and/or (ii) upon 30 days’ notice to the Company, resign as US Swing Line Lender, and HSBC shall, upon effectiveness of any such assignment, cease to be an L/C Issuer and the UK Swing Line Lender. In the event of any such resignation by Wells Fargo as L/C Issuer or US Swing Line Lender, the Company shall be entitled to appoint from among the Lenders a successor L/C Issuer and/or US Swing Line Lender hereunder; provided, however, that no failure by the Company to appoint any such successor shall affect the resignation of Wells Fargo as an L/C Issuer or US Swing Line Lender, as the case may be. In the event that HSBC assigns its UK Commitment, the assignee thereof shall succeed HSBC as L/C Issuer with respect to UK Issued L/Cs and as UK Swing Line Lender. If Wells Fargo or HSBC, as applicable, resigns as or ceases to be, as applicable, an L/C Issuer, it shall retain all the rights, powers, privileges and duties of L/C Issuer hereunder with respect to all Letters of Credit issued by it which are outstanding as of the effective date of its resignation as, or ceasing to be, as applicable, an L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Committed Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If Wells Fargo resigns as US Swing Line Lender, it shall retain all the rights of a US Swing Line Lender provided for hereunder with respect to US Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Committed Loans or fund risk participations in outstanding US Swing Line Loans pursuant to Section 2.04. Upon the appointment or succession of a successor L/C Issuer or Swing Line Lender, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the applicable retiring L/C Issuer or Swing Line Lender, as the case may be, and (b) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, issued by Wells Fargo or HSBC, as applicable, which are outstanding at the time of such succession or make other arrangements satisfactory to Wells Fargo or HSBC, as applicable, to effectively assume the obligations of Wells Fargo or HSBC, as applicable, with respect to such Letters of Credit.

     10.07 Treatment of Certain Information; Confidentiality. The Administrative Agent, the Lenders, the Swing Line Lenders, and the L/C Issuers agree to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to a Borrower and its obligations, (g) with the consent of the Company or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to Administrative Agent, any Lender, any Swing Line Lender, any L/C Issuer or any of their respective Affiliates on a nonconfidential basis, and, to the knowledge of such Person, without violation of any agreement or law in obtaining such information, from a source other than the Company.

     For purposes of this Section, “Information” means all information received from the Company or any Subsidiary relating to the Company or any Subsidiary or any of their respective businesses, other than any such information that is available to Administrative Agent, any Lender, any Swing Line Lender, or any L/C Issuer on a nonconfidential basis prior to disclosure by the Company or any Subsidiary. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

     The Administrative Agent, the Lenders, the Swing Line Lenders, and the L/C Issuers acknowledge that (a) the Information may include material non-public information concerning the Company or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including Federal and state securities Laws.

     10.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, each L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, such L/C Issuer or any such Affiliate to or for the credit or the account of any Borrower against any and all of the obligations of such Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender or L/C Issuer, irrespective of whether or not such Lender or L/C Issuer shall have made any demand under this Agreement or any other Loan Document and although such obligations of such Borrower may be contingent or unmatured or are owed to a branch or office of such Lender or L/C Issuer different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender, each Swing Line Lender, each L/C Issuer, and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, L/C Issuer or their respective Affiliates may have. Each Lender, each Swing Line Lender, and each L/C Issuer agrees to notify the Company and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

     10.09 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent, any Swing Line Lender, or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Company. In determining whether the interest contracted for, charged, or received by the Administrative Agent, any Swing Line Lender, or any Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

     10.10 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

     10.11 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent, each Swing Line Lender, each L/C Issuer, and each Lender, regardless of any investigation made by the Administrative Agent, any Swing Line Lender, any L/C Issuer, or any Lender or on their behalf and notwithstanding that the Administrative Agent, any Swing Line Lender, any L/C Issuer, or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

     10.12 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     10.13 Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender is a Defaulting Lender or a Non-Consenting Lender (as such term is hereinafter defined) or if any other circumstance exists hereunder that gives the Company the right to replace a Lender as a party hereto, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

     (a) the Company shall have paid (or caused a Designated Borrower to pay) to the Administrative Agent the assignment fee specified in Section 10.06(b);

     (b) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company or applicable Designated Borrower (in the case of all other amounts);

     (c) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter; and

     (d) such assignment does not conflict with applicable Laws.

     A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply. As used in this Section, the term “Non-Consenting Lender” means, with respect to any amendment or waiver to the provisions of the Loan Documents that requires the approval of 100% of the Lenders pursuant to the provisions of Section 10.01 hereof or any request by the Company for Eurocurrency Rate Loans to be made in a currency other than those specifically listed in the definition of “Alternative Currency”, any Lender that declines to approve any such amendment or waiver proposed by the Company or to make Eurocurrency Rate Loans in such currency requested by the Company, as applicable, provided that (x) Required Lenders have approved and consented to such amendment or waiver or such currency, as applicable, and (y) the assignee of such Lender as proposed by the Company under this Section would vote to approve such amendment or waiver or would make Eurocurrency Rate Loans in such currency, as applicable.

     10.14 Governing Law; Jurisdiction; Etc.

     (a) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

     (b) SUBMISSION TO JURISDICTION. EACH BORROWER IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

     (c) WAIVER OF VENUE. EACH BORROWER IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

     (d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02, TO THE EXTENT PERMITTED BY APPLICABLE LAW. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

     10.15 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND

(B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

     10.16 USA PATRIOT Act Notice. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrowers that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of each Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Borrower in accordance with the Act.

     10.17 Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of each Borrower in respect of any such sum due from it to the Administrative Agent or the Lenders hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent from any Borrower in the Agreement Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to return the amount of any excess to such Borrower (or to any other Person who may be entitled thereto under applicable law).

     10.18 ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

GRANT PRIDECO, INC.

By:	/s/ James M. Mitchell
Treasurer

GRANT PRIDECO, L.P.

By:	Grant Prideco Holding, LLC,
its General Partner

By:	/s/ James M. Mitchell
James M. Mitchell
Treasurer

REEDHYCALOG EURASIA, LIMITED

By:	/s/ Gregor Ritchie
Gregor Ritchie
Director

REEDHYCALOG UK LTD.

By:	/s/ Gregor Ritchie
Gregor Ritchie
Director

Signature Page to Credit Agreement

WELLS FARGO BANK, NATIONAL
ASSOCIATION, as Administrative Agent

By:	/w/ William S. Rogers
William S. Rogers
Vice President

WELLS FARGO BANK, NATIONAL
ASSOCIATION, as a Lender, an L/C Issuer,
and US Swing Line Lender

By:	/s/ William S. Rogers
William S. Rogers
Vice President

Signature Page to Credit Agreement

BANK OF AMERICA, N.A., as
Syndication Agent and a Lender

By:	/s/ Claire Liu
Claire Liu
Senior Vice President

Signature Page to Credit Agreement

HSBC BANK PLC, as Lender, UK Swing Line
Lender and an L/C Issuer

By: /s/ Authorized Signatory
Name:

Title:

Signature Page to Credit Agreement

DEUTSCHE BANK SECURITIES INC., as
Documentation Agent

By: /s/ Authorized Signatory
Name:

Title:

By: /s/ Authorized Signatory
Name:

Title:

DEUTSCHE BANK AG, NEW YORK
BRANCH, as Lender

By: /s/ Authorized Signatory
Name:

Title:

By: /s/ Authorized Signatory
Name:

Title:

Signature Page to Credit Agreement

CREDIT SUISSE, CAYMAN ISLANDS
BRANCH, as Lender

By: /s/ Authorized Signatory
Name:

Title:

By: /s/ Authorized Signatory
Name:

Title:

Signature Page to Credit Agreement

CITIBANK, N.A., as Lender

By: /s/ Authorized Signatory
Name:

Title:

Signature Page to Credit Agreement

JPMORGAN CHASE BANK, NA, as Lender

By: /s/ Authorized Signatory
Name:

Title:

Signature Page to Credit Agreement

NATEXIS BANQUES POPULAIRES, as
Lender

By:	/s/ Tim Polvado
Tim Polvado
Vice President and Manager

By:	/s/ Renaud d’Herbes
Renaud d’Herbes
Senior Vice President and Regional
Manager

Signature Page to Credit Agreement

COMERICA BANK, as Lender

By: /s/ Authorized Signatory
Name:

Title:

Signature Page to Credit Agreement

WHITNEY NATIONAL BANK, as Lender

By: /s/ Authorized Signatory
Name:

Title:

Signature Page to Credit Agreement

REGIONS BANK, as Lender

By: /s/ Authorized Signatory
Name:

Title:

Signature Page to Credit Agreement

AMEGY BANK NATIONAL
ASSOCIATION, as Lender

By: /s/ Authorized Signatory
Name:

Title:

Signature Page to Credit Agreement

SCHEDULE 1.01(a)

EXISTING LETTERS OF CREDIT

Schedule 1.01(a) to Credit Agreement

SCHEDULE 1.01(b)

MANDATORY COST FORMULAE

1.	The Mandatory Cost (to the extent applicable) is an addition to the interest rate to compensate Lenders for the cost of compliance with:

(a)	the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions); or

(b)	the requirements of the European Central Bank.

2.	On the first day of each Interest Period (or as soon as practicable thereafter) the Administrative Agent or the UK Swing Line Lender, as applicable, shall calculate, as a percentage rate, a rate (the “Additional Cost Rate”) for each Lender, in accordance with the paragraphs set out below. The Mandatory Cost will be calculated by the Administrative Agent or the UK Swing Line Lender, as applicable, as a weighted average of the Lenders’ Additional Cost Rates (weighted in proportion to the percentage participation of each Lender in the relevant Loan) and will be expressed as a percentage rate per annum. The Administrative Agent or the UK Swing Line Lender, as applicable, will, at the request of the Company or any Lender, deliver to the Company or such Lender as the case may be, a statement setting forth the calculation of any Mandatory Cost.

3.	The Additional Cost Rate for any Lender lending from a Lending Office in a Participating Member State will be the percentage notified by that Lender to the Administrative Agent or the UK Swing Line Lender, as applicable. This percentage will be certified by such Lender in its notice to the Administrative Agent or the UK Swing Line Lender, as applicable, as the cost (expressed as a percentage of such Lender’s participation in all Loans made from such Lending Office) of complying with the minimum reserve requirements of the European Central Bank in respect of Loans made from that Lending Office.

4.	The Additional Cost Rate for any Lender lending from a Lending Office in the United Kingdom will be calculated by the Administrative Agent or the UK Swing Line Lender, as applicable, as follows:

(a)	in relation to any Loan in Sterling:

AB+C(B-D)+E x 0.01	per cent per annum
100 - (A+C)

(b)	in relation to any Loan in any currency other than Sterling:

E x 0.01
300	per cent per annum

Schedule 1.01(b) to Credit Agreement

Where:

“A”	is the percentage of Eligible Liabilities (assuming these to be in excess of any stated minimum) which that Lender is from time to time required to maintain as an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements.

“B”	is the percentage rate of interest (excluding the Applicable Rate, the Mandatory Cost and any interest charged on overdue amounts pursuant to the first sentence of Section 2.08(b) and, in the case of interest (other than on overdue amounts) charged at the Default Rate, without counting any increase in interest rate effected by the charging of the Default Rate) payable for the relevant Interest Period of such Loan.

“C”	is the percentage (if any) of Eligible Liabilities which that Lender is required from time to time to maintain as interest bearing Special Deposits with the Bank of England.

“D”	is the percentage rate per annum payable by the Bank of England to the Administrative Agent on interest bearing Special Deposits.

“E”	is designed to compensate Lenders for amounts payable under the Fees Regulations and is calculated by the Administrative Agent or the UK Swing Line Lender, as applicable, as being the average of the most recent rates of charge supplied by the Lenders to the Administrative Agent or the UK Swing Line Lender, as applicable, pursuant to paragraph 7 below and expressed in pounds per £1,000,000.

5.	For the purposes of this Schedule:

(a)	Eligible Liabilities” and “Special Deposits” have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;

(b)	“Fees Regulations” means the FSA Supervision Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;

(c)	“Fee Tariffs” means the fee tariffs specified in the Fees Regulations under the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Regulations but taking into account any applicable discount rate); and

(d)	“Tariff Base” has the meaning given to it in, and will be calculated in accordance with, the Fees Regulations.

6.	In application of the above formulae, A, B, C and D will be included in the formulae as percentages (i.e. 5% will be included in the formula as 5 and not as 0.05). A negative

Schedule 1.01(b) to Credit Agreement

result obtained by subtracting D from B shall be taken as zero. The resulting figures shall be rounded to four decimal places.

7.	If requested by the Administrative Agent or the UK Swing Line Lender, as applicable, or the Company, each Lender with a Lending Office in the United Kingdom or a Participating Member State shall, as soon as practicable after publication by the Financial Services Authority, supply to the Administrative Agent, the UK Swing Line Lender and the Company, the rate of charge payable by such Lender to the Financial Services Authority pursuant to the Fees Regulations in respect of the relevant financial year of the Financial Services Authority (calculated for this purpose by such Lender as being the average of the Fee Tariffs applicable to such Lender for that financial year) and expressed in pounds per £1,000,000 of the Tariff Base of such Lender.

8.	Each Lender shall supply any information required by the Administrative Agent or the UK Swing Line Lender, as applicable for the purpose of calculating its Additional Cost Rate. In particular, but without limitation, each Lender shall supply the following information in writing on or prior to the date on which it becomes a Lender:

(a)	its jurisdiction of incorporation and the jurisdiction of the Lending Office out of which it is making available its participation in the relevant Loan; and

(b)	any other information that the Administrative agent or the UK Swing Line Lender, as applicable, may reasonably require for such purpose.

Each Lender shall promptly notify the Administrative Agent and the UK Swing Line Lender in writing of any change to the information provided by it pursuant to this paragraph.

9.	The percentages or rates of charge of each Lender for the purpose of A, C and E above shall be determined by the Administrative Agent or the UK Swing Line Lender, as applicable, based upon the information supplied to it pursuant to paragraphs 7 and 8 above and on the assumption that, unless a Lender notifies the Administrative Agent and the UK Swing Line Lender to the contrary, each Lender’s obligations in relation to cash ratio deposits, Special Deposits and the Fees Regulations are the same as those of a typical bank from its jurisdiction of incorporation with a Lending Office in the same jurisdiction as such Lender’s Lending Office.

10.	Neither the Administrative Agent nor the UK Swing Line Lender shall have any liability to any Person if such determination results in an Additional Cost Rate which over- or under-compensates any Lender and shall be entitled to assume that the information provided by any Lender pursuant to paragraphs 3, 7 and 8 above is true and correct in all respects.

11.	The Administrative Agent and the UK Swing Line Lender shall distribute the respective additional amounts received as a result of the Mandatory Cost to the Lenders on the basis of the Additional Cost Rate for each Lender based on the information provided by each Lender pursuant to paragraphs 3, 7 and 8 above.

Schedule 1.01(b) to Credit Agreement

12.	Any determination by the Administrative Agent or the UK Swing Line Lender pursuant to this Schedule in relation to a formula, the Mandatory Cost, an Additional Cost Rate or any amount payable to a Lender shall, in the absence of manifest error, be conclusive and binding on all parties hereto.

13.	Each of the Administrative Agent and the UK Swing Line Lender may from time to time, after consultation with each other, the Company and the Lenders, determine and notify to all parties any amendments which are required to be made to this Schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all parties hereto.

Schedule 1.01(b) to Credit Agreement

SCHEDULE 1.01(c)

SUBSIDIARY GUARANTORS

Part I – Domestic Subsidiary Guarantors

Part II – UK Guarantors

Schedule 1.01(b) to Credit Agreement

SCHEDULE 1.01(d)

UK SECURITY DOCUMENTS

	Document	Governing Law	Secured/Guaranteed Obligations
(i)	Guaranty by ReedHycalog Eurasia Ltd., ReedHycalog UK Ltd.,
	ReedHycalog International Limited and Camco Drilling Group Limited	New York	UK Facility

(ii)	Assignment by Way of Security by ReedHycalog International
Holding, LLC and Grant Prideco, Inc.
(a) Fixed charge over 100% of the shares of
	ReedHycalog UK Holdings, LLP	England/Wales	US & UK Facilities

(iii)	Debenture by ReedHycalog UK Holdings, LLP
(a) Fixed charge over 65% of the shares of
ReedHycalog Eurasia Limited
	(b) Floating charge over all assets	England/Wales	US & UK Facilities

(iv)	Debenture by ReedHycalog Eurasia Limited
	(a) Floating charge over all assets	England/Wales	UK Facility

(v)	Debenture by ReedHycalog UK Limited
(a) Fixed charge over Stonehouse property and related
plant, machinery, and insurance policies and proceeds.
(b) Fixed charge over HSBC Accounts
	(c) Floating charge over all assets	England/Wales	UK Facility

(vi)	Debenture by ReedHycalog International Limited
	(a) Floating charge over all assets	England/Wales	UK Facility

(vii)	Debenture by Camco Drilling Group Limited
	(a) Floating charge over all assets	England/Wales	UK Facility

(viii)	Notice & Acknowledgement re Fixed Charge over Deposit Accounts for the following bank accounts held by ReedHycalog UK Ltd.:
(1) HSBC Gloucester GL 1 2 AP England 58005179
(2) HSBC Gloucester GL 1 2 AP England 58005160
	(3) HSBC Gloucester GL 1 2 AP England 40220931888099	England/Wales	UK Facility

(ix)	Charge Over Shares and Securities by ReedHycalog Eurasia Limited
(a) Fixed charge over 100% of the shares of
	ReedHycalog UK Limited	Northern Ireland	UK Facility

(x)	Composite Debenture by ReedHycalog UK Limited, ReedHycalog International Limited, and Camco Drilling Group Limited
(a) Fixed charge over 100% of the shares of
ReedHycalog International Limited and
Camco Drilling Group Limited
	(b) Floating charge over all assets	Northern Ireland	UK Facility

Schedule 1.01(b) to Credit Agreement

SCHEDULE 2.01

COMMITMENTS

AND APPLICABLE PERCENTAGES

				Applicable
	Commitment/UK		Applicable	Percentage (UK
Lender	Commitment		Percentage (US)	Included)
Wells Fargo Bank, National Association	$40,000,000		12.3076923%	11.4285714%
Bank of America, N.A.	$40,000,000		12.3076923%	11.4285714%
Deutsche Bank AG, New York Branch	$35,000,000		10.7692308%	10.0000000%
Credit Suisse First Boston	$35,000,000		10.7692308%	10.0000000%
Citibank, N.A.	$35,000,000		10.7692308%	10.0000000%
JPMorgan Chase Bank, N.A.	$35,000,000		10.7692308%	10.0000000%
HSBC Bank plc	$25,000,000	*	0.0000000%	7.14285714%
Natexis Banques Populaires	$21,000,000		6.4615385%	6.0000000%
Comerica Bank	$21,000,000		6.4615385%	6.0000000%
Whitney National Bank	$21,000,000		6.4615385%	6.0000000%
Regions Bank	$21,000,000		6.4615385%	6.0000000%
Amegy Bank National Association	$21,000,000		6.4615385%	6.0000000%

Total	$350,000,000		100.000000000%	100.000000000%

*	indicates UK Commitment

Schedule 2.01 to Credit Agreement

SCHEDULE 5.01

UK SUBSIDIARY ITEMS

Schedule 5.01 to Credit Agreement

SCHEDULE 5.11

TAX AGREEMENTS

Schedule 5.11 to Credit Agreement

SCHEDULE 5.13

SUBSIDIARIES, AND

OTHER EQUITY INVESTMENTS

Part (a). Subsidiaries.

Part (b). Other Equity Investments.

Schedule 5.13 to Credit Agreement

SCHEDULE 7.01

EXISTING LIENS

Schedule 7.01 to Credit Agreement

SCHEDULE 7.02

EXISTING INVESTMENTS

Schedule 7.02 to Credit Agreement

SCHEDULE 7.03

EXISTING INDEBTEDNESS

Schedule 7.03 to Credit Agreement

SCHEDULE 7.09

EXISTING BURDENSOME AGREEMENTS

Schedule 7.09 to Credit Agreement

SCHEDULE 10.02

ADMINISTRATIVE AGENT’S OFFICE;
CERTAIN ADDRESSES FOR NOTICES

COMPANY
and DESIGNATED BORROWERS:

Grant Prideco, Inc.
400 N. Sam Houston Parkway East, Suite 900
Houston, TX 77060
Attention: Mr. James M. Mitchell
Telephone: 281-878-5610
Telecopier: 281-878-5734
Electronic Mail: jay.mitchell@grantprideco.com
Website Address:www.grantprideco.com

ADMINISTRATIVE AGENT:

Administrative Agent’s Office

(for payments and Requests for Credit Extensions):

Wells Fargo Bank, National Association
1700 Lincoln
#C3700-035
Denver, CO 80203
Attention: Brett Eubank
Telephone: 303-863-5378
Telecopier: 303-863-5533
Electronic Mail: brett.eubank@wellsfargo.com

Account No. (for Dollars): 4081657173
Ref: Grant Prideco, Attn: Brett Eubank
ABA#: 121000248, Acct. Name: Synd/WFBCORP/Grant Prideco

Account No. (for Euro): 0000000019401 BLZ 700 50000
Bayerische Landesbank Girozentrale (Munich)
Ref: Wells Fargo Bank for Grant Prideco
Swift Address: BYLADEMM

Account No. (for Canadian Dollars): 0360-01-2149351
Toronto Dominion Bank
Ref: Wells Fargo Bank for Grant Prideco
Swift Address: TDOMCATTTOR

Schedule 10.02 to Credit Agreement

Account No. (for Australian Dollars): 201087 AUD 00001 BSB #013-024
Ref: Wells Fargo Bank for Grant Prideco
Swift Address: ANZBAU3M

Account No. (for Singapore Dollars): 01-0-935230-0
Ref: Wells Fargo Bank for Grant Prideco
Swift Address: SCBLSGSG

Account No. (for Saudi Riyals): 001-553080-021
Ref: Wells Fargo Bank for Grant Prideco
Swift Address: SABBSARI

Other Notices as Administrative Agent:

Wells Fargo Bank, National Association
Agency Management
1700 Lincoln
#C7300-035
Denver, CO 80203
Attention: Brett Eubank
Telephone: 303-863-5378
Telecopier: 303-863-5533
Electronic Mail: brett.eubank@wellsfargo.com

L/C ISSUERS:

Wells Fargo Bank, National Association
Trade Operations
1 Front Street
#A0195-212
San Francisco, CA 94111
Attention: Diane Bryant
Telephone: 415-396-2161
Telecopier: 415-975-6284
Electronic Mail: diane.m.bryant@wellsfargo.com

HSBC Bank plc
Corporate Banking Centre
Marlborough Road, Swindon
SN3 1QN
United Kingdom
Attention: Chris Jones
Telephone: 011 44-1793-585363
Telecopier: 011 44-1793-585399
Electronic Mail: chris.a.jones@hsbc.com
Account No:
Ref: ReedHycalog

Schedule 10.02 to Credit Agreement

US SWING LINE LENDER:

Wells Fargo Bank, National Association
1700 Lincoln
#C7300-035
Denver, CO 80203
Attention: Brett Eubank
Telephone: 303-863-5378
Telecopier: 303-863-5533
Electronic Mail: brett.eubank@wellsfargo.com
Account No.: 4081657173, Name: SYNDIC/WFBCORP/GRANT PRIDECO
Ref: Grant Prideco
ABA#: 121000248

UK SWING LINE LENDER:

HSBC Bank plc
Loans Administration Dept.
24th Floor, 8 Canada Square
London, E14 5HQ
United Kingdom
Attention: Process Manager
Telephone: 011 44-207-991-8289, 90, 92, 96
Telecopier:
Electronic Mail:
Account No. 40-05-15, 36276499
Ref: 010-LA-REEDHYCALOG
Swift: MIDLGB22

Schedule 10.02 to Credit Agreement

SCHEDULE 10.06

PROCESSING AND RECORDATION FEES

     The Administrative Agent will charge a processing and recordation fee (an “Assignment Fee”) in the amount of $3,500 for each assignment; provided, however, that in the event of two or more concurrent assignments to members of the same Assignee Group (which may be effected by a suballocation of an assigned amount among members of such Assignee Group) or two or more concurrent assignments by members of the same Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group), the Assignment Fee will be $3,500 plus the amount set forth below:

Transaction	Assignment Fee
First four concurrent assignments or suballocations to members of an Assignee Group (or from members of an Assignee Group, as applicable)	-0-

Each additional concurrent assignment or suballocation to a member of such Assignee Group (or from a member of such Assignee Group, as applicable)	$500

Schedule 10.06 to Credit Agreement

EXHIBIT A-1

FORM OF COMMITTED LOAN NOTICE

Date:                                         ,

To: Wells Fargo Bank, National Association, as Administrative Agent

     Ladies and Gentlemen:

     Reference is made to that certain Credit Agreement, dated as of May 12, 2005 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Grant Prideco, Inc. (the “Company”), the Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto, Bank of America, N.A. as Syndication Agent, Wells Fargo Bank, National Association as Administrative Agent, US Swing Line Lender, and an L/C Issuer, HSBC Bank plc as UK Swing Line Lender and an L/C Issuer, and Deutsche Bank Securities Inc., as Documentation Agent.

     Grant Prideco, L.P. hereby requests, on behalf of itself or, if applicable, the Company or other Designated Borrower referenced in item 6 below (the “Applicable Borrower”) (select one):

☐ A Borrowing of Committed Loans	☐ A conversion or continuation of Committed Loans

1.	On (a Business Day).

2.	In the amount of .

3.	Comprised of .

☐ Eurocurrency Rate Loans	☐ Base Rate Loans

4.	In the following currency:

5.	For Eurocurrency Rate Loans: with an Interest Period of months.

6.	On behalf of [insert name of Applicable Borrower].

     The Committed Borrowing, if any, requested herein complies with the provisos to the first sentence of Section 2.01 of the Agreement.

GRANT PRIDECO, L.P.

By:

Name:

Title:

Exhibit A-1 to Credit Agreement

EXHIBIT A-2

FORM OF US SWING LINE LOAN NOTICE

Date:                                         ,

To:	Wells Fargo Bank, National Association, as US Swing Line Lender
Wells Fargo Bank, National Association, as Administrative Agent

Ladies and Gentlemen:

     Reference is made to that certain Credit Agreement, dated as of May 12, 2005 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Grant Prideco, Inc. (the “Company”), the Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto, Bank of America, N.A. as Syndication Agent, Wells Fargo Bank, National Association as Administrative Agent, US Swing Line Lender, and an L/C Issuer, HSBC Bank plc as UK Swing Line Lender and an L/C Issuer, and Deutsche Bank Securities Inc., as Documentation Agent.

     The undersigned hereby requests a US Swing Line Loan:

     1.      On (a Business Day).

     2.      In the amount of $                                          .

     The US Swing Line Borrowing requested herein complies with the requirements of the provisos to the first sentence of Section 2.04(a)(i) of the Agreement.

GRANT PRIDECO, L.P.

By:

Name:

Title:

Exhibit A — 2 to Credit Agreement

EXHIBIT A-3

FORM OF UK SWING LINE LOAN NOTICE

Date:                                         ,

To:	HSBC Bank plc, as UK Swing Line Lender
Wells Fargo Bank, National Association, as Administrative Agent

Ladies and Gentlemen:

     Reference is made to that certain Credit Agreement, dated as of May 12, 2005 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Grant Prideco, Inc. (the “Company”), the Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto, Bank of America, N.A. as Syndication Agent, Wells Fargo Bank, National Association as Administrative Agent, US Swing Line Lender, and an L/C Issuer, HSBC Bank plc as UK Swing Line Lender and an L/C Issuer, and Deutsche Bank Securities Inc., as Documentation Agent.

     The undersigned hereby requests (select one):

     ☐ A UK Swing Line Loan                ☐ A continuation of a UK Swing Line Loan

     1. On      (a Business Day).

     2.       In the following currency:                      .

     3.       In the amount of                                         .

     4.      Comprised of

               [Type of UK Swing Line Loan requested]

     5.       For Eurocurrency Rate Loans: with an Interest Period of months.

     The UK Swing Line Borrowing requested herein complies with the requirements of the provisos to the first sentence of Section 2.04(b)(i) of the Agreement.

[DESIGNATED UK BORROWER]

By:

Name:

Title:

Exhibit A — 3 to Credit Agreement

EXHIBIT B

FORM OF NOTE

[Date]

     FOR VALUE RECEIVED, the undersigned (the “Borrower”) hereby promises to pay to                                          or registered assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each Loan from time to time made by the Lender to the Borrower under that certain Credit Agreement, dated as of May 12, 2005 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Grant Prideco, Inc., the Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto, Bank of America, N.A. as Syndication Agent, Wells Fargo Bank, National Association as Administrative Agent, US Swing Line Lender, and an L/C Issuer, HSBC Bank plc as UK Swing Line Lender and an L/C Issuer, and Deutsche Bank Securities Inc., as Documentation Agent.

     The Borrower promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. Except as otherwise provided in Section 2.04(f) of the Agreement with respect to Swing Line Loans, all payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in the currency in which such Committed Loan was denominated and in Same Day Funds at the Administrative Agent’s Office for such currency. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

     This Note is one of the Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Note is also entitled to the benefits of the [Company Guaranty][Subsidiary Guaranty] and is secured by the Collateral. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount, currency and maturity of its Loans and payments with respect thereto.

     The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

Exhibit B to Credit Agreement

     THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[COMPANY]

OR

[APPLICABLE DESIGNATED BORROWER]

By:

Name:

Title:

Exhibit B to Credit Agreement

LOANS AND PAYMENTS WITH RESPECT THERETO

Amount of
		Currency		Principal or	Outstanding
		and	End of	Interest	Principal
	Type of	Amount of	Interest	Paid This	Balance	Notation
Date	Loan Made	Loan Made	Period	Date	This Date	Made By

Exhibit B to Credit Agreement

EXHIBIT C

FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date:                    ,

To: Wells Fargo Bank, National Association, as Administrative Agent

Ladies and Gentlemen:

     Reference is made to that certain Credit Agreement, dated as of May 12, 2005 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Grant Prideco, Inc. (the “Company”), the Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto, Bank of America, N.A. as Syndication Agent, Wells Fargo Bank, National Association as Administrative Agent, US Swing Line Lender, and an L/C Issuer, HSBC Bank plc as UK Swing Line Lender and an L/C Issuer, and Deutsche Bank Securities Inc., as Documentation Agent.

     The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the                                                                                 of the Company, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of the Company, and that:

[Use following paragraph 1 for fiscal year-end financial statements]

     1. Attached hereto as Schedule 1 are the year-end audited financial statements required by Section 6.01(a) of the Agreement for the fiscal year of the Company ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.

[Use following paragraph 1 for fiscal quarter-end financial statements]

     2. Attached hereto as Schedule 1 are the unaudited financial statements required by Section 6.01(b) of the Agreement for the fiscal quarter of the Company ended as of the above date. Such financial statements fairly present the financial condition, results of operations and cash flows of the Company and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

     3. The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a review of the transactions and condition (financial or otherwise) of the Company during the accounting period covered by the attached financial statements.

     4. A review of the activities of the Company during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Company performed and observed all its Obligations under the Loan Documents, and

Exhibit C to Credit Agreement

[select one:]

     [to the knowledge of the undersigned during such fiscal period, the Company performed and observed each covenant and condition of the Loan Documents applicable to it, and no Default has occurred and is continuing.]

—or—

     [the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]

     5. The representations and warranties of (i) the Borrowers contained in Article V of the Agreement and (ii) each Loan Party contained in each other Loan Document or in any document furnished at any time under or in connection with the Loan Documents, are true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Compliance Certificate, the representations and warranties contained in subsections (a), (b) and (c) of Section 5.05 of the Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Agreement, including the statements in connection with which this Compliance Certificate is delivered.

     6. The financial covenant analyses and information set forth on Schedule 2 and Schedule 3 attached hereto are true and accurate on and as of the date of this Certificate.

     7. The information set forth on Schedule 4 attached hereto is true and accurate on and as of the date of this Certificate. The Company [intends to reinvest such amounts to acquire assets useful in its business and/or to repair the affected asset, as applicable] [shall pay such amounts to the Administrative Agent for prepayment of the Loans] in accordance with Section 2.05 of the Credit Agreement.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate as of                                                             ,                                         .

GRANT PRIDECO, INC.

By:

Name:

Title:

Exhibit C to Credit Agreement

For the Quarter/Year ended                                                             (“Statement Date”)

SCHEDULE 2 (THIS SCHEDULE 2 IS PREPARED IN ACCORDANCE WITH THE
AGREEMENT AND THE DEFINITIONS SET FORTH THEREIN)

to the Compliance Certificate
($ in 000’s)

I.	Section 7.11(a) – Consolidated Total Indebtedness to Total Capitalization Ratio.

	A.	Consolidated Total Indebtedness at Statement Date:		$

	B.	Total Capitalization at Statement Date

		1.	Consolidated Net Worth at Statement Date:	$

		2.	Total Capitalization (Line I.A plus Line I.B.1):	$

	C.	Maximum permitted Consolidated Total Indebtedness to Total Capitalization Ratio:		50%

	D.	Actual Consolidated Total Indebtedness to

		Total Capitalization Ratio (Line I.A / I.B.2):		%

II.	Section 7.11(b) – Consolidated Interest Coverage Ratio.

	A.	Consolidated EBITDA for four consecutive fiscal quarters ending on above date:

		1.	Consolidated Net Income:	$

		2.	Consolidated Interest Charges:	$

		3.	Provision for income taxes:	$

		4.	Depreciation expenses:	$

		5.	Amortization expenses:	$

		6.	Non-recurring non-cash reductions/increases of Consolidated Net Income:	$

		7.	Capital stock issuances attributable to non-cash compensation expense:	$

		8.	Non-cash gains or losses:	$

Exhibit C to Credit Agreement

	9.	Write-offs on amortized/deferred costs in connection with refinancing of Existing Credit Agreement:	$

	10.	Amounts expensed in connection with Tender Activities:	$

	11.	Any amount included in Consolidated Net Income from any Subsidiary(s) accounted for under equity method of accounting:	$

	12.	Dividends and distributions received from any Subsidiary(s) accounted for under equity method of accounting:	$

	13.	Pro Forma adjustments to EBITDA for Acquisitions or (divestitures) from Schedule 3 Attachment 1:	$

	14.	Consolidated EBITDA (Lines II.A.1 + 2 +/- 3 + 4 + 5 +/- 6 + 7 +/- 8 + 9 + 10 – 11 + 12 +/- 13):	$

B.	Consolidated Interest Charges for four consecutive fiscal quarters ending on above date:

	1.	Interest expenses, including premium payments, debt discounts, fees, charges and related expenses in connection with borrowed money or deferred purchase prices of assets:	$

	2.	Portion of rent expenses of any capital lease that is treated as interest expense according to GAAP:	$

	3.	Pro Forma adjustments for interest expenses from additional debt from acquisitions or reductions in debt from divestitures:	$

	4.	Consolidated Interest Expense (Lines II.B.1 + 2 +/- 3):	$

C.	Minimum required Interest Coverage Ratio:		2.50 to 1.00

D.	Consolidated Interest Coverage Ratio (Line II.A.14 ÷ Line II.B.4):		to 1.00

Exhibit C to Credit Agreement

For the Quarter/Year ended                                         (“Statement Date”)

SCHEDULE 3

to the Compliance Certificate
($ in 000’s)

Consolidated EBITDA

(in accordance with the definition of Consolidated EBITDA
as set forth in the Agreement)

Twelve
Consolidated	Quarter	Quarter	Quarter	Quarter	Months
EBITDA	Ended	Ended	Ended	Ended	Ended
Consolidated Net Income
+ Consolidated Interest Charges
+/- income taxes
+ depreciation expense
+ amortization expense
+/- non-recurring non-cash expenses/items
+ Equity Interests (non-cash compensation expense)
+/- non-cash gains/losses
+ Credit Agreement refinancing/cost write-offs
+ Tender Activities/amounts expensed
- income from Subsidiaries accounted for using equity method of GAAP
+ Dividends and distributions from Subsidiaries accounted for using equity method of GAAP

Exhibit C to Credit Agreement

Twelve
Consolidated	Quarter	Quarter	Quarter	Quarter	Months
EBITDA	Ended	Ended	Ended	Ended	Ended
+/- adjustments to EBITDA for acquisitions and dispositions
= Consolidated EBITDA

Exhibit C to Credit Agreement

For the Quarter/Year ended                                         (“Statement Date”)

ATTACHMENT 1 TO SCHEDULE 3

to the Compliance Certificate
($ in 000’s)

Consolidated EBITDA
(in accordance with the definition of Consolidated EBITDA
as set forth in the Agreement)

     Detail regarding adjustments to EBITDA associated with acquisitions or dispositions for subject period (on a per acquisition/per disposition basis):

Exhibit C to Credit Agreement

For the Quarter/Year ended                                         (“Statement Date”)

SCHEDULE 4

to the Compliance Certificate
($ in 000’s)

Net Cash Proceeds/Extraordinary Receipts

A.	Asset Dispositions (Real Estate):

1.	Net Cash Proceeds from Asset Dispositions (real estate) during the fiscal quarter ended as of the above date: $

2.	Net Cash Proceeds from Asset Dispositions (real estate) during the fiscal year-to-date period ending on such date: $

B.	Asset Dispositions (Other Assets):

1.	Net Cash Proceeds from Asset Dispositions (other assets) during the fiscal quarter ended as of the above date: $

2.	Net Cash Proceeds from Asset Dispositions (other assets) during the fiscal year-to-date period ending on such date: $

C.	Recovery Events:

1.	Net Cash Proceeds from Recovery Events during the fiscal quarter ended as of the above date: $

2.	Net Cash Proceeds from Recovery Events during the fiscal year-to-date period ending on such date: $

D.	Extraordinary Receipts:

1.	Extraordinary Receipts during the fiscal quarter ended as of the above date: $

2.	Extraordinary Receipts during the fiscal year-to-date period ending on such date: $

EXHIBIT D

ASSIGNMENT AND ASSUMPTION

     This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

     For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including, without limitation, the Letters of Credit and the Swing Line Loans included in such facilities1) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:	[and is an Affiliate/Approved
Fund of [identify Lender]2]

3.	Borrower(s):

4.	Administrative Agent: Wells Fargo Bank, National Association, as the administrative agent under the Credit Agreement

[1]Include all applicable subfacilities.

[2]Select as applicable.

Exhibit D to Credit Agreement

5.	Credit Agreement: Reference is made to that certain Credit Agreement, dated as of May 12, 2005, among Grant Prideco, Inc., the Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto, Bank of America, N.A. as Syndication Agent, Wells Fargo Bank, National Association as Administrative Agent, US Swing Line Lender, and an L/C Issuer, HSBC Bank plc as UK Swing Line Lender and an L/C Issuer, and Deutsche Bank Securities Inc., as Documentation Agent.

6.	Assigned Interest :

Aggregate
	Amount of	Amount of	Percentage
	Commitment/Loans	Commitment/Loans	Assigned of
Facility Assigned	for all Lenders*	Assigned*	Commitment/Loans[3]		CUSIP Number
	$	$		%
	$	$		%
	$	$		%

7.	Trade Date: ][4]

[3]Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

4To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

Exhibit D to Credit Agreeement

Effective Date: __________________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

     The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR [NAME OF ASSIGNOR]

By:

Title:

ASSIGNEE [NAME OF ASSIGNEE]

By:

Title:

[Consented to and]5 Accepted:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as
Administrative Agent

By:

Name:

Title:

[Consented to:]6

[COMPANY]

By:

Name:

Title:

5To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

6To be added only if the consent of the Company and/or other parties (L/C Issuers) is required by the terms of the Credit Agreement.

Exhibit D to Credit Agreeement

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

     1.1. Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Company, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Company, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

     1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

Exhibit D to Credit Agreement

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

Exhibit D to Credit Agreement

EXHIBIT E

FORM OF COMPANY GUARANTY

Exhibit E to Credit Agreement

EXHIBIT F

FORM OF SUBSIDIARY GUARANTY

Exhibit F to Credit Agreement

EXHIBIT G

FORM OF DESIGNATED BORROWER

REQUEST AND ASSUMPTION AGREEMENT

Date:                                         ,

To: Wells Fargo Bank, National Association, as Administrative Agent

     Ladies and Gentlemen:

     This Designated Borrower Request and Assumption Agreement is made and delivered pursuant to Section 2.14 of that certain Credit Agreement, dated as of May 12, 2005 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Grant Prideco, Inc. (the “Company”), the Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto, Bank of America, N.A. as Syndication Agent, Wells Fargo Bank, National Association as Administrative Agent, US Swing Line Lender, and an L/C Issuer, HSBC Bank plc as UK Swing Line Lender and an L/C Issuer, and Deutsche Bank Securities Inc., as Documentation Agent, and reference is made thereto for full particulars of the matters described therein. All capitalized terms used in this Designated Borrower Request and Assumption Agreement and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

     Each of ___(the “Designated Borrower”) and the Company hereby confirms, represents and warrants to the Administrative Agent and the Lenders that the Designated Borrower is a Subsidiary of the Company.

     The documents required to be delivered to the Administrative Agent under Section 2.14 of the Credit Agreement will be furnished to the Administrative Agent in accordance with the requirements of the Credit Agreement.

     The parties hereto hereby confirm that with effect from the date hereof, the Designated Borrower shall have obligations, duties and liabilities toward each of the other parties to the Credit Agreement identical to those which the Designated Borrower would have had if the Designated Borrower had been an original party to the Credit Agreement as a Borrower. The Designated Borrower confirms its acceptance of, and consents to, all representations and warranties, covenants, and other terms and provisions of the Credit Agreement.

     The parties hereto hereby request that the Designated Borrower be entitled to receive Loans under the Credit Agreement, and understand, acknowledge and agree that neither the Designated Borrower nor the Company on the Designated Borrower’s behalf shall have any right to request any Loans for its account unless and until the date five Business Days after the effective date designated by the Administrative Agent in a Designated Borrower Notice delivered to the Company and the Lenders pursuant to Section 2.14 of the Credit Agreement.

     This Designated Borrower Request and Assumption Agreement shall constitute a Loan Document under the Credit Agreement.

Exhibit G to Credit Agreement

     THIS DESIGNATED BORROWER REQUEST AND ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

     IN WITNESS WHEREOF, the parties hereto have caused this Designated Borrower Request and Assumption Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

[DESIGNATED BORROWER]

By:

Name:

Title:

GRANT PRIDECO, INC.

By:

Name:

Title:

Exhibit G to Credit Agreement

EXHIBIT H

FORM OF DESIGNATED BORROWER NOTICE

Date:                                         ,

     To: Grant Prideco, Inc.

     The Lenders party to the Credit Agreement referred to below

     Ladies and Gentlemen:

     This Designated Borrower Notice is made and delivered pursuant to Section 2.14 of that certain Credit Agreement, dated as of May 12, 2005 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Grant Prideco, Inc. (the “Company”), the Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto, Bank of America, N.A. as Syndication Agent, Wells Fargo Bank, National Association as Administrative Agent, US Swing Line Lender, and an L/C Issuer, HSBC Bank plc as UK Swing Line Lender and an L/C Issuer, and Deutsche Bank Securities Inc., as Documentation Agent, and reference is made thereto for full particulars of the matters described therein.

     The Administrative Agent hereby notifies Company and the Lenders that effective as of the date hereof [___] shall be a Designated Borrower and may receive Loans for its account on the terms and conditions set forth in the Credit Agreement.

     This Designated Borrower Notice shall constitute a Loan Document under the Credit Agreement.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:

Name:

Title:

Exhibit H to Credit Agreement